UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2022 (August 19, 2022)

Akili, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40558	98-1586159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Broad Street Fifth Floor Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

(617) 456-0597

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	AKLI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Domestication and Merger Transaction

As previously announced, Social Capital Suvretta Holdings Corp. I (“SCS”), a Cayman Islands exempted company limited by shares, previously entered into an Agreement and Plan of Merger, dated as of January 26, 2022 (the “Merger Agreement”), by and among SCS, Karibu Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of SCS (“Merger Sub”), and Akili Interactive Labs, Inc., a Delaware corporation (“Akili”).

On August 19, 2022, as contemplated by the Merger Agreement and described in the section titled “Domestication Proposal” beginning on page 174 of the final prospectus and definitive proxy statement, dated July 21, 2022 (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “SEC”), SCS filed a notice of deregistration and necessary accompanying documents with the Cayman Islands Registrar of Companies, and a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which SCS was domesticated and continues as a Delaware corporation, changing its name to “Akili, Inc.” (the “Domestication”).

As a result of and upon the effective time of the Domestication, among other things, (i) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of SCS (the “SCS Class A ordinary shares”), converted automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of Akili, Inc. (the “Akili, Inc. common stock”); and (ii) each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of SCS (the “SCS Class B ordinary shares”), converted automatically, on a one-for-one basis, into a share of Akili, Inc. common stock.

On August 19, 2022, as contemplated by the Merger Agreement and described in the section titled “Business Combination Proposal” beginning on page 124 of the Proxy Statement/Prospectus, Akili, Inc. consummated the merger transaction contemplated by the Merger Agreement, whereby Merger Sub merged with and into Akili, with the separate corporate existence of Merger Sub ceasing and Akili being the surviving corporation and a wholly owned subsidiary of Akili, Inc. (the “Merger” and, together with the Domestication, the “Business Combination”).

At the effective time of the Merger: (i) each share of Akili common stock, par value $0.00001 per share (the “Akili common stock”) was canceled and converted into the right to receive 1.151190559 (the “Base Exchange Ratio”) shares of Akili, Inc. common stock; (ii) each share of Akili Series A-1 Preferred Stock, Akili Series A-2 Preferred Stock, Akili Series B Preferred Stock, Akili Series C Preferred Stock and Akili Series D Preferred Stock was canceled, converted into shares of Akili common stock and converted into the right to receive a pro rata portion of the Aggregate Merger Consideration (as defined in the Merger Agreement), after giving effect to the appropriate conversion ratios, and (iii) if not previously paid, any dividend accrued on the Akili Series D Preferred Stock for a partial period was paid, as applicable, in additional shares of Akili Series D Preferred Stock at the Akili Series D Preferred Stock purchase price upon the consummation of the Merger. Prior to the completion of the Merger, dividends accrued on the Akili Series D Preferred Stock at an annual rate of 10% and were paid annually in additional shares of Akili Series D Preferred Stock at the Series D Preferred Stock purchase price.

All Akili options outstanding as of immediately prior to the Merger were converted into Akili, Inc. options and the exercise price thereof were adjusted in accordance with the Merger Agreement. Additionally, warrants exercisable for shares of Akili common stock (other than warrants that were deemed automatically exercised in accordance with their terms) were converted into warrants to purchase shares of Akili, Inc. common stock and the exercise price thereof was adjusted in accordance with their terms.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

PIPE Investment

As previously announced, on January 26, 2022, concurrently with the execution of the Merger Agreement, SCS entered into subscription agreements with certain investors (collectively, the “PIPE Investors”) pursuant to which, on the terms and subject to the conditions therein, the PIPE Investors collectively subscribed for 16,200,000 shares of Akili, Inc. common stock at a purchase price of $10.00 per share for an aggregate purchase price equal to

$162,000,000 (the “PIPE Investment”), $135,400,000 of which was funded by certain existing directors, officers or equity holders of or investment funds managed by, SCS, SCS Sponsor I LLC, a Cayman Islands limited liability company and the sponsor of SCS (the “Sponsor”), Suvretta Capital Management, LLC and/or their respective affiliates. The PIPE Investment was consummated substantially concurrently with the closing of the Business Combination.

Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus and such definitions are incorporated herein by reference. Unless the context otherwise requires, all references to “we”, “us” or “our” refer to Akili, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

On August 19, 2022, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, Akili, Inc., the Sponsor, certain affiliates of the Sponsor, certain directors and advisors of SCS, certain stockholders of Akili and certain of their respective affiliates entered into the Amended and Restated Registration Rights Agreement.

Lock-up Agreement

On August 19, 2022, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, Akili, Inc., the Sponsor, certain directors of SCS, certain stockholders of Akili and certain of their respective affiliates entered into a Lock-up Agreement.

The material terms of the Amended and Restated Registration Rights Agreement and Lock-up Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 142 under the section entitled “Business Combination Proposal-Related Agreements.” Such descriptions are qualified in their entirety by the text of such agreements, which are included as Exhibits 10.6 and 10.7 to this Report, respectively, and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note-Domestication and Merger Transaction” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as Akili, Inc. was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Report, Akili, Inc. has ceased to be a shell company. Accordingly, Akili, Inc. is providing the information below that would be included in a Form 10 if Akili, Inc. were to file a Form 10. Please note that the information provided below relates to Akili, Inc. after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Report, or some of the information incorporated herein by reference, includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of Akili, Inc. These statements are based on the beliefs and assumptions of the management of Akili, Inc. Although Akili, Inc. believes that their plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Akili, Inc. cannot assure you that they will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “continues,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “seeks,” “plans,” “scheduled,” “possible,” “potential,” “predict,” “project,” “anticipates,” “intends,” “aims,” “works,” “focuses,” “aspires,” “strives” or “sets out” or similar expressions.

Forward-looking statements are not guarantees of performance, and the absence of these words does not mean that a statement is not forward looking. You should understand that the following important factors could affect the future results of Akili, Inc., and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this Report:

•	the ability of Akili, Inc. to achieve and maintain market acceptance and adoption of EndeavorRx and other prescription digital therapeutics by patients and physicians;

•	the ability of Akili, Inc. to obtain or maintain adequate insurance coverage and reimbursement for EndeavorRx and its other products;

•	the ability of Akili, Inc. to accurately forecast demand for EndeavorRx and its other products;

•	the ability of Akili, Inc. to maintain access for EndeavorRx and its other products via the Apple Store and the Google Play Store;

•	the ability of Akili, Inc. to achieve or maintain profitability;

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the ability of Akili, Inc. to maintain or obtain patent protection and/or the patent rights relating to EndeavorRx and its other product candidates and its ability to prevent third parties from competing against Akili, Inc.;

•	the ability of Akili, Inc. to successfully commercialize EndeavorRx and its other products;

•

the ability of Akili, Inc. to obtain and maintain regulatory approval for EndeavorRx and its other product candidates, in the U.S. and in foreign markets, and any related restrictions or limitations of an approved product candidate;

•

the ability of Akili, Inc. to obtain funding for its operations, including funding necessary to complete further development of EndeavorRx and further development, approval and, if approved, commercialization of its other product candidates;

•	the ability of Akili, Inc. to identify, in-license or acquire additional technology or product candidates;

•	the ability of Akili, Inc. to successfully protect against security breaches and other disruptions to its information technology structure;

•	the impact of applicable laws and regulations, whether in the United States or foreign jurisdictions, and any changes thereof;

•	the ability of Akili, Inc. to successfully compete against other companies developing similar products to its current and future product offerings;

•	Akili. Inc’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	Akili Inc.’s financial performance and ability to respond to general economic conditions;

•	the ability of Akili, Inc. to maintain its listing on Nasdaq;

•	the risk that the Business Combination disrupts current plans and operations of Akili, Inc.;

•	the ability to recognize the anticipated benefits of the Business Combination;

•	the outcome of any legal proceedings that may be instituted against Akili, Inc.;

•	the effect of COVID-19 on the foregoing due to the continuing uncertainty resulting from the pandemic; and

•	other factors detailed under the section entitled “Risk Factors” beginning on page 47 of the Proxy Statement/Prospectus and incorporated herein by reference.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the other documents filed by Akili, Inc. from time to time with the SEC. There can be no assurance that future developments affecting Akili, Inc. will be those that Akili, Inc. has anticipated. Akili, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

Unless the context otherwise requires, all references in this section to the “company”, “we”, “us”, or “our” refer to the business of Akili, Inc. and its subsidiaries and, prior to the consummation of the Business Combination, the business of Akili Interactive Labs, Inc. and its subsidiaries.

Overview

We are a leading digital medicine company pioneering the development of cognitive treatments through game- changing technologies. Our approach of leveraging technologies designed to directly target the brain establishes a new category of medicine—medicine that is validated through clinical trials like a drug or medical device, but experienced like entertainment.

Impairments in cognition are associated with many different chronic diseases and acute illnesses, impacting approximately 85 million people in the U.S. These impairments include, but are not limited to attention-deficit/ hyperactivity disorder (“ADHD”), autism spectrum disorder (“ASD”), multiple sclerosis (“MS”), major depressive disorder (“MDD”), post-traumatic stress disorder (“PTSD”), cognitive impairments in COVID-19 survivors (“COVID fog”), traumatic brain injury (“TBI”), cancer-related cognitive impairment (“CRCI”) and Alzheimer’s Disease, among others. Global recognition of cognitive function by physicians and patients is at an all-time high, yet many current treatment approaches are inadequate, as they are either unable to effectively target the brain to address underlying impairments or lack clinical validation.

Our vision is to change this paradigm with our development of the first digital prescription treatment to improve cognition, developed through a unique collaboration of cognitive neuroscientists and entertainment and technology designers.

Until now, digital therapeutics have consisted of tools and technology used to deliver existing medical processes, such as cognitive behavioral therapy, through accessible and easy-to-use mobile applications. Our platform represents a fundamental paradigm shift where technology is the medicine itself, designed to target neural networks critical to cognitive function. We aim to transform the user-friendly experiences that digital therapeutics can deliver into clinically-validated treatments for cognitive functions that are designed to be indistinguishable from high-end entertainment experiences.

With this approach, we introduced EndeavorRx, the first prescription video game treatment (and first digital treatment for a cognitive impairment) reviewed and granted marketing authorization by the U.S. Food and Drug Administration (the “FDA”) in June 2020, as a Class II medical device through the FDA’s de novo process. EndeavorRx is indicated for use to improve attention function for children ages 8-12 years old with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue. In June 2020, EndeavorRx also received Conformité Européenne (“CE”) Mark certification as a prescription-only digital therapeutic software intended for the treatment of attention and inhibitory control deficits in pediatric patients with ADHD, enabling EndeavorRx to be marketed in European Economic Area (“EEA”) member countries. EndeavorRx should be considered for use as part of a therapeutic program that may include clinician-directed therapy, medication and/or educational programs, which further address symptoms of the disorder. It is not intended to be used as a stand-alone therapeutic and is not a substitution for a child’s medication.

We built EndeavorRx using our most advanced therapeutic engine, our selective stimulus management engine (“SSME”) mechanism of action. SSME is currently in clinical trials in adolescent and adult ADHD populations as well as in three other disease areas: post-operative (post-op) cognitive dysfunction, chemotherapy-induced cognitive impairment and cognitive dysfunction following COVID-19 infection. Further, we have developed a pipeline of development programs focused on other indications.

Within ADHD, there is a large and growing opportunity for innovative non-drug treatments. Current ADHD treatment options represent a $10 billion market with over 70 million prescriptions written every year for drugs in the U.S. According to the U.S. Centers for Disease Control and Prevention, nearly half the pediatric ADHD population uses behavioral therapy as well. The total ADHD population in the U.S. is 10.8 million and our initial target population includes those with inattentive or combined type ADHD, or 8.1 million of the total U.S. ADHD population. EndeavorRx is currently cleared in the U.S. to treat patients in the 8-12 age group, which represent approximately 22% (1.8 million) of our target 8.1 million ADHD population.

Within this market we face competition from a range of companies. Our competitors include both enterprise companies who are focused on or may enter the healthcare industry, including initiatives and partnerships launched by these large companies, and from private companies that offer solutions for specific chronic conditions. We compete with companies that are developing treatments for cognitive impairment associated with ADHD and other diseases and disorders resulting in cognitive impairment. In the digital health space, we compete with companies that have created non-regulated products to treat cognitive impairment in ADHD and other diseases and disorders resulting in cognitive impairment.

Our Proprietary Approach

Our platform is powered by proprietary therapeutic engines, which are software and associated algorithms that form the core of our products and product candidates, designed to target cognitive impairment at its source in the brain, informed by decades of research (including research conducted prior to the founding of Akili) and validated through rigorous clinical programs. Our most advanced therapeutic engine, SSME, presents specific sensory stimuli and simultaneous motor challenges designed to target the fronto-parietal cortex which plays a key role in attention function, while our earlier stage therapeutic engines focus on cognitive functions, including spatial navigation, memory and planning and organization. Each product and product candidate embodies a specific proprietary therapeutic engine with a variation of the video game-like user interface in an effort to optimize user engagement applicable to a particular disease or medical condition indication. Product candidates are clinically tested in development programs for particular disease or medical condition indications.

These products and product candidates are delivered in a platform characterized by these key attributes:

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Targeted treatments that are personalized to patients’ needs. Delivered through closed-loop adaptive algorithms, the technology continuously learns and adapts based on a patient’s use of and progress in the treatment, which enables the delivery of tailored and personalized experiences that automatically adjust to each individual’s therapeutic needs. Our technologies provide direct access to a de-identified, aggregate level view of each patient’s activity, informing our product development. The therapeutics’ mechanics, algorithms and designs are protected by patents, trade secrets and copyrights, combining protections typically seen in both the medicine and technology industries to create a robust intellectual property portfolio.

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Clinically validated therapeutics like drugs and medical devices. We have completed 20 clinical trials of our therapeutics in more than 2,600 patients across nine disease populations, including large prospective, randomized controlled trials. In SSME, for instance, we have conducted five different clinical studies in children with ADHD, which collectively demonstrated the technology’s ability to improve objective measures and caregiver observations of attention function. These results were further validated by visible changes in the brain’s activity seen in clinical studies using electroencephalogram (“EEG”) imaging. Results of our clinical studies have been published in 16 leading peer-reviewed scientific journals, including The American Journal of Psychiatry, The Lancet Digital Health and Nature: Digital Medicine.

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Therapeutics that are experienced as entertainment. We are blending medicine with entertainment and creating patient experiences like never before. Our treatments look and feel like high-quality video games. They change over time, incorporate rewards and increase challenges in ways that feel natural to patients. Enabled by the adaptive ability of digital therapeutics and the dynamic nature of video games, and informed by extensive data infrastructure, we believe we can rapidly iterate our products to enhance patient enjoyment and engagement, encouraging compliance with the treatment plan. Our ability to rapidly create unique user experiences also allows us to adapt the experience to appeal to different patient populations by developing and testing product candidates in clinical trials. We believe we have the potential to offer the first treatments that both rival the experience of consumer entertainment products and can be utilized as part of a treatment plan.

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Patient focused and adaptive. We are relentlessly focused on our patients and caregivers and have developed a platform and infrastructure that allows us to quickly and continuously refine and optimize based on their feedback. Our products are widely accessible, are personalized and adaptable, and generate rich data caregivers can use to foster meaningful conversations with patients and their health care providers. With data from our platform and feedback from caregivers and patients, we have released multiple enhancements to our product’s gameplay, established patient connectivity via telehealth and changed our fulfillment system to better meet their needs.

This same technology platform also has potential applications beyond the treatment of cognitive impairments, with the potential to measure and monitor cognitive functioning. As we work towards improving cognitive impairments in patients at scale, the ability to measure cognitive function is critical. Today, cognition is typically only assessed in response to a specific patient complaint, and there is no consistent approach for this measurement. Clinical studies have shown our platform’s potential to act as a sensitive cognitive measure that correlates with well-known in-person or paper-based cognitive measurements.

EndeavorRx®: The first prescription video game treatment

In June 2020, EndeavorRx, the first product built on the Akili platform was granted marketing authorization and classified as a Class II medical device by the FDA through FDA’s de novo process. The EndeavorRx product is indicated for use to improve attention function for children ages 8-12 with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue. EndeavorRx represents a fundamental paradigm shift in the treatment of cognitive disorders, where technology is not just delivering a therapy but is itself the medicine.

EndeavorRx is the only therapeutic that is an FDA-authorized and physician-prescribed video game-based treatment designed to directly target cognitive functioning. For the first time, doctors have a treatment option that is purpose-built to target cognitive function and that is not taken as a pill, but delivered through a video game. EndeavorRx also obtained Conformité Européenne (CE) Mark certification in pediatric patients with ADHD, enabling EndeavorRx to be marketed in European Economic Area (EEA) member countries.

EndeavorRx Commercial Launch

In the second half of 2022, we plan to initiate the commercial launch of EndeavorRx using a commercial model we purpose-built for digital therapeutics. We believe that this customized commercialization approach for the digital therapeutics industry will support a successful launch as well as the rapid commercialization of any future products.

Our commercial model has important levers that go beyond the traditional therapeutic model. Because we are building the model from the ground up, we have the ability to use the extensive data collected through our platform, not just to rapidly iterate our products, but to tailor the entire delivery system for the nature of our products. We are leveraging a fully digital process, from prescription to fulfillment to treatment, creating unparalleled optimization of the end-to-end patient experience and potentially enabling higher conversion, better compliance and optimal treatment. Our digital process includes features like a personalized customer support program, Akili Assist, which is designed to help our Health Care Providers (“HCPs”) and caregivers learn more about Akili and our products. Akili Assist representatives can be reached via email, phone and chat. With a commitment to experimenting, testing and learning, we have piloted several initiatives to understand promotional levers for our products and to prioritize the successful commercialization of EndeavorRx. Our commercial model is supported by the learnings and experience we gained from our pre-launch of EndeavorRx, which demonstrated strong business fundamentals such as conversion rates, refill rates and breadth and depth of prescribing.

We plan to train and educate Health Care Providers (“HCPs”) how to incorporate EndeavorRx in their treatment regimens while simultaneously supporting a consumer-driven model through our engagement with parents of children with ADHD, including through social media campaigns. Our approach prioritizes expanding access to EndeavorRx for families through our efforts with payers, while ensuring a path is available for self-pay.

Our Development Pipeline

Our therapeutic engines are designed to target cognitive functions with the potential to address multiple medical conditions presenting the same functional cognitive impairments. Based on unmet need and market opportunities, our initial advanced-stage pipeline is focused on nine patient populations in pediatric and adult conditions, addressing both chronic and acute cognitive impairments.

We are currently conducting the following Akili-sponsored studies:

•	pivotal study in adolescents with ADHD

•	pivotal study in adults with ADHD

We are currently conducting the following collaborative studies with:

•	Weill Cornell Medicine/NewYork-Presbyterian Hospital in acute cognitive dysfunction in COVID-19 survivors

•	Vanderbilt University Medical Center in acute cognitive dysfunction in COVID-19 survivors

The following studies being conducted by partners are in progress:

•	pivotal study in pediatric ADHD in Japan by Shionogi & Co., Ltd (“Shionogi”)

The following studies being conducted by partners are in planning stages:

•	proof of concept study in early childhood (3-8 year olds) ADHD by TALi Digital Limited (“TALi”)

Investigator-initiated studies that are currently being conducted:

•	post-operative cognitive dysfunction by Vanderbilt University Medical Center

•	chemotherapy-related cognitive impairment by the University of California San Francisco (“UCSF”)

•	cognitive monitoring in a healthy aging population

Future studies planned by Akili:

•	proof of concept and/or pivotal study in inattention in ASD

•	pivotal study in cognitive dysfunction in MS

•	pivotal study in cognitive dysfunction in MDD

We expect our model to be scalable and repeatable.

With our platform and business model, we believe we have created a set of capabilities and infrastructure that can be applied, again and again, with increased efficiency over time, creating a competitive advantage for Akili.

From technology sourcing through regulatory authorization and commercial growth, Akili is the first to take these types of innovative technologies that target brain function and bring them through every step of the product development, regulatory approval and commercialization process. We have built the first platform uniquely designed to leverage these physiologically-targeting digital therapeutics, which will support future products and enable us to be a preferred acquiror of these types of technologies as the field of physiologically-targeting digital therapeutics grows.

We meet patients on their own terms.

We believe that we are the first to create a prescribed treatment product that is delivered in a way that feels like high-quality entertainment and designed in a way that fits seamlessly into people’s lives.

With the aims of developing relationships with caregivers and patients that rival that of successful consumer companies, we have created a patient-adaptive model. Our products meet patients on their own terms and engage them in their care. Our products are widely accessible, are personalized and automatically adaptable and generate rich data that caregivers and patients can use to foster meaningful conversations with their health care providers. Caregivers and patients are also our collaborators in product design. We collect ongoing data and feedback through gameplay data, playtesting, workshops and research and refine, adapt and optimize both our products and our communications based on our learnings. Their valuable feedback has led us to add more choices during gameplay, including new quests, new creatures and costumes, and the ability for children to build their own universes.

Our hope is that, in the moment, patients forget that they are being treated with a therapeutic. In our work to fully realize the promise of digital therapeutics, we are just beginning to scratch the surface of what is possible as we develop experiences that capture the imagination and are akin to the best entertainment products.

About Akili

We were founded in 2011 with a vision of creating safe and effective cognitive medicine that is enjoyable for patients to use, and we have since been pioneering the development of game-changing technologies with the potential to change the world’s perception of medicine.

We provide robust compensation and benefits programs to help meet the needs of our employees, and to recruit, retain, and reward our existing and new employees. The principal purposes of our equity and cash incentive plans are to attract, retain and reward personnel, whether existing employees or new hires, through the granting of stock-based and cash-based compensation, salary and bonus awards. We believe that this increases value to our stockholders and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives. Our benefits programs also include a 401(k) plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, donation matching and flexible work schedules and work locations, among others.

Because the success of our business is fundamentally connected to the well-being of our employees, we are committed to their health, safety and wellness. We provide our employees and their families with access to a variety of innovative, flexible and convenient health and wellness programs, including benefits that: provide peace of mind concerning events that may require time away from work or that impact their financial well-being; support their physical and mental health by providing tools and resources to help them improve or maintain their health status and encourage engagement in healthy behaviors; and offer choice where possible so they can customize their benefits to meet their and their families’ needs. In response to the COVID-19 pandemic, we implemented significant changes that we determined were in the best interests of our employees and our operational communities, and to comply with government regulations. These include permitting employees to work from home, implementing additional safety measures for any employees on-site and providing certain work-from-home equipment reimbursement allowances.

Our origins

Akili CEO W. Edward (“Eddie”) Martucci, Ph.D. co-founded Akili while serving as a Principal at PureTech Health (“PureTech”). After launching PureTech’s digital health initiative, Dr. Martucci discovered the research of Dr. Adam Gazzaley in a search for innovative new technologies with the potential to transform how to treat central nervous system disorders. Dr. Gazzaley’s research showed that specifically tailored sensory stimuli delivered through a game-like interface can have positive effects on cognition.

Dr. Martucci and Dr. Gazzaley founded Akili, alongside Matt Omernick, the former executive art director at LucasArts (the video game division of LucasFilms), and Adam Piper, former Creative Director and Engineer from LucasArts, who, together, brought vast experience in video game design and the technical foundation to advance this early research and bring Akili’s vision to life.

Our unique culture

We are passionate about bringing together elements of science, technology and entertainment, along with a great user experience, to change how medicine is designed and delivered. We represent a combination of backgrounds and skills that are not typically found together in a single company, bringing talent together from various industries including biotech, medical device, entertainment and engineering. Aligning such a diverse group around this lofty goal requires a unique culture—one that is inclusive, bold and creative.

Our team and facilities

As of July 31, 2022, we had approximately 127 full-time employees. We lease our corporate headquarters in Boston where we occupy approximately 7,800 square feet pursuant to a lease that expires in October 2022. We also lease approximately 14,100 square feet of office space in Larkspur that expires in November 2026. We believe that our facilities are sufficient to meet our current needs and that suitable additional space will be available as and when needed.

Our Strategy

Direct targeting of the brain’s physiology to improve neural functions is nascent but an area poised for growth in medicine as tens of millions of people worldwide live with cognitive and other brain health issues and many are actively searching for solutions. The growing global recognition of this unmet need comes at a time when patients are increasingly taking control of their own health and looking for medical products to fit into their lives and look and feel like consumer products. We believe we are uniquely positioned to capitalize on this opportunity, with our technologies designed to directly target the brain and delivered through high-end video game interfaces.

Establishing a commercial foothold in pediatric ADHD

Pediatric ADHD is our initial target market, which has a high-unmet need population, as well as families who are unsatisfied with current treatment and are looking for new options. Traditional ADHD drugs have shown side effects including growth suppression, appetite suppression, weight issues, sleep issues and abdominal pain. Many children with ADHD are not currently on or well-controlled by medication, and more than half of them have tried, are trying or plan to try non-pharmacological treatments. EndeavorRx’s safety profile provides a significant advantage over traditional therapeutics as no serious side effects have been associated with its use. However, EndeavorRx should be used as part of an overall treatment regimen and is not intended to substitute for a child’s medication. Our initial targeted market of pediatric ADHD with our flagship product will also allow us to introduce this new type of treatment to a large patient population, building awareness and relationships on which we can build for future products.

Additionally within ADHD, there is a large and growing opportunity for innovative non-drug treatments. This is a $10 billion market with over 70 million prescriptions written every year for drugs. And, according to the U.S. Centers for Disease Control and Prevention, nearly half the ADHD population uses behavioral therapy as well. The total ADHD population in the U.S. is 10.8 million and our initial target population includes those with inattentive or combined type ADHD, or 8.1 million of the total U.S. ADHD population. EndeavorRx is currently cleared in the U.S. to treat patients in the 8-12 age group, which represent approximately 22% of our target 8.1 million ADHD population.

Leveraging our initial success to expand into other ADHD populations

Our first commercial product is indicated in the U.S. for children ages 8-12 old with primary inattentive or combined-type ADHD, who have a demonstrated attention issue, and we are actively seeking to expand across both age and geography with further clinical studies. We are conducting ongoing clinical trials in adolescents and adults with ADHD, which we plan to complete by the end of 2023. There are studies that our partners are conducting or plan to conduct in pediatric ADHD, including an ongoing study in Japan (Shionogi), and a study in a younger pediatric population (ages 3-8) in the U.S. (TALi) expected to commence in 2023.

Applying our clinically-validated technology to other mental health and neurology conditions

Building on the clinical validation of the technology underlying EndeavorRx, we are studying the therapeutic engine for its potential to improve the same cognitive impairment, attention function, in patients with impairments associated with ASD, MDD and MS; post-operative cognitive dysfunction; chemotherapy-related cognitive impairment and cognitive dysfunction related to COVID-19.

Simultaneously pursuing new technologies designed to address other cognitive impairments

With a goal of helping all those living with cognitive disorders, we are evaluating technologies to address additional impairments, including memory, goal management and spatial navigation. We are simultaneously advancing additional in-house technologies in early discovery phase: BBT, which is designed to address impairments including attention, impulsivity, working memory and goal management; and SNAV, which is designed to address impairments including spatial navigation, memory and planning and organization, as well as identifying opportunities to potentially pursue exclusive licenses for other innovative new technologies. We have a deep and specialized scientific and technical expertise in developing technologies to specifically target cognitive issues, which enables us to rapidly assess technologies for development and commercialization.

Further evolving the treatment paradigm by creating new methods of cognitive assessment

There is currently no consistent clinical protocol for how to use cognitive assessment tools, and most cognitive assessments have not changed in decades, with many still performed on pen and paper. Our technology has the potential to go beyond treatments and deliver a new way to measure and monitor cognitive function at scale. Early clinical data suggest that our technology may serve a cognitive measure that correlates with well-known in-person or paper-based cognitive measurements and detect unique neurological events before symptoms even appear. There is an investigator-initiated study ongoing in cognitive monitoring in a healthy aging population, and we plan to initiate a validation study of our cognitive assessment in late 2023.

Our Platform

Our approach is designed to strengthen cognitive function while simultaneously delivering experiences that capture the imagination. We have built a proprietary platform engineered to induce clinically meaningful cognitive changes at the functional level. Informed by decades of research (including researched conducted prior to the founding of Akili) and validated through rigorous clinical testing, our platform is powered by therapeutic engines that deploy sensory stimuli and simultaneous motor challenges designed to target and activate the neural networks that are key to certain cognitive functioning.

Our therapeutic engines employ adaptive closed-loop algorithms to personalize the treatment experience for each individual patient. This enables live adaptation to patient progress within gameplay, causing the treatment to continuously adapt and challenge the patient at an optimized level to drive engagement and improve the targeted cognitive function.

We designed our products to deploy our technology to patients in a way that feels exciting, unlike educational software or brain stimulation. We learned over time how to build these engines into products that look and feel like today’s entertainment and high-quality games. And so, our products operate in patients’ hands like any other video game. Our technology changes over time, adds rewards and increases challenges in a way that feels natural to patients.

Components of our prescription digital therapeutics

Each of our product and product candidates has three basic components: (1) core mechanics (our therapeutic engines), (2) a self-adaptive closed-loop system and (3) a population specific UX/UI (the video game component interface).

Core Mechanics (Our Therapeutic Engines)

We currently have three therapeutic engines, each with proprietary mechanics designed to activate specific systems in the brain responsible for different cognitive functions: Selective Stimulus Management Engine (“SSME”), Body Brain Trainer (“BBT”) and Spatial Navigation Engine (“SNAV”).

Selective Stimulus Management Engine (“SSME”)

SSME technology is our most advanced therapeutic engine. SSME is specifically engineered to target and activate the systems in the brain that play a key role in attention function, a critical function that is often impaired in disorders including ADHD, ASD, MDD, MS, brain fog and others.

SSME is designed to activate the fronto-parietal cortex area in the brain.

Attentional Control is a set of cognitive processes that allow us to interact with our complex environment in a goal-directed manner. Specifically, it is the capacity to apply the necessary attention at an appropriate time and place, while monitoring the environment for new sources of information, in order to enable the optimal processing of task-relevant information to achieve a particular goal. SSME is designed to target attentional control and to activate the front-parietal cortex area in the brain.

Each of our development programs is oriented toward a single indication and specific patient population. We refer to variations of our treatment software as our products or product candidates, each of which incorporates the core algorithms of one of our proprietary therapeutic engines (for example, our SSME therapeutic engine, which is incorporated into the majority of our existing product candidates). Within a single development program, we may explore multiple product candidates in early research and studies to optimize user engagement applicable to a particular patient population and indication and to determine which product candidate(s) will be evaluated in later clinical studies within that development program. Based on results of our studies and regulatory feedback from our clinical studies, we may also introduce other product candidates into our ongoing development programs. Furthermore, a specific product candidate may be used for one specific development program or across different development programs. Multiple product candidates may embody a single proprietary therapeutic engine but are differentiated based on one or more characteristics, including the videogame-like user interface and gameplay difficulty and progression, and each product candidate includes unique characteristics optimized for a particular indication and population.

AKL-T01 (marketed and branded as EndeavorRx in the U.S. and FDA-cleared for children ages 8-12 old with primary inattentive or combined-type ADHD, who have a demonstrated attention issue), as well as our AKL-T02 and AKL-T03 product candidates, are each variations of Akili’s treatment software targeting attention aspects of cognition, and each incorporates Akili’s SSME therapeutic engine technology. For example, AKL-T02, while retaining the same user interface and SSME therapeutic engine as AKL-T01, has adapted gameplay difficulty intended to increase user engagement in an autism spectrum disorder population. The SDT-001 product candidate is substantially the same SSME-based software as AKL-T01, but localized for Japanese language and culture for distribution in Japan. As a commercial product, EndeavorRx maintains the same gameplay functionality and therapeutic engine as the AKL-T01 product candidate used in the clinical studies that were the basis for FDA clearance, while being updated with incremental user interface changes and commercial compatibility modifications, such as compatibility modifications to enable access within applicable app stores. To the extent AKL-T01 is utilized, and cleared for marketing, under another development program (for example, a patient population and/or indication different from that cleared by the FDA for EndeavorRx), the resulting commercial product may be marketed and branded under a different label and reflect different incremental user interface and/ or gameplay changes than AKL-T01 or EndeavorRx.

SSME prototype study

An early prototype utilizing UCSF’s patented technology was studied by UCSF for its potential to improve certain cognitive functioning in older adults. This study served as proof of concept for the patented technology exclusively licensed to us and embedded in the SSME therapeutic engine.

The prototype presented the user with two tasks: a motor function task focused on navigating along a racecourse and a set of go/no-go tasks. Presenting users with both tasks simultaneously was used to determine the individual user’s ability to perform under the challenge of a specific interference. An interference (multitasking) cost was calculated based on the reduction in single-task performance when performing multiple tasks simultaneously.

The prototype was used to quantify changes in the ability to process information as people age in a study of 174 subjects between the ages of 20 and 79 distributed with 26 to 30 subjects per age decade (experiment 1 above). With each decade of age, the ability to process interference was decreased (reducing multitasking cost in graph a, below). The impact of the prototype on cognitive function was assessed in experiment 2 which involved randomly assigning 46 naive older adults 60-85 years old to one of three groups: Multitasking Training (n=16), Single-task Training (n=15), or No-Contact Control (n=15). Training involved playing the prototype on a laptop at home for one hour a day, three times a week for four weeks (12 total hours of training), with all groups returning for a one-month post-training and a six-month follow-up assessment. The multitasking group’s performance significantly improved after four weeks, thus supporting the role of interference during game play as a key mechanistic feature of the prototype. These improvements remained stable six months after training without booster sessions. This group also showed cognitive ‘near transfer’ effects in improvements in measures of sustained attention and working memory after 4 weeks.

The neural basis of training effects were assessed by assessing midline frontal theta (MFT), a well-described EEG measure of attentional control, localized to the medial prefrontal cortex. The multitasking group demonstrated a significant increase in MFT between ore-and post-training after 4 weeks (p<0.05). Notably, these changes in neural processing reached a level comparable to neural activity patterns observed in younger adults (reference new EEG graphic with pre- post-and healthy control).

This groundbreaking research demonstrated that neural networks can be specifically and predictably activated and was published on the cover of the peer-reviewed scientific journal Nature.

Building on this initial research, we built our SSME therapeutic engine from which we developed EndeavorRx. SSME has been clinically validated across more than 20 research, proof-of-concept and pivotal clinical studies.

Body Brain Trainer (“BBT”)

BBT is designed to target neural systems involved in attention, impulsivity, working memory and goal management (fronto-parieto-cerebellar areas of the brain). BBT integrates cognitive and physical training within a single interactive environment through a motion capture video game and utilizes adaptive closed-loop algorithms that drive individuals to work at their ideal target heart rate and cognitive challenge.

Spatial Navigation Engine (“SNAV”)

SNAV is designed to leverage temporal, object and scene integration to target neural systems involved in spatial navigation, memory and planning and organization (extended hippocampal system in the brain).

Core Mechanic	Description	Targeted Physiology
SSME or Selective Stimulus Management Engine	Targets attentional control
SNAV or Spatial Navigation Engine	Targets spatial navigation and episodic memory
BBT or Body Brain Trainer	Targets attentional control, goal management and working memory

A Self-Adaptive Closed-Loop System

Each user’s experience is algorithmically customized and adapts in real-time based on a closed-loop feedback system. This allows the therapy to optimize and provide the most engaging and effective benefit to each individual. With this ability to adapt real-time based on a patient’s individual performance, the therapeutic is assessed and updated automatically, without the need for ongoing “titration” from prescribers.

A Population Specific UX/UI (Video Game Component Interface)

Our video game mechanics are the means of delivering our digital therapeutics, and we optimize these games to keep patients fully engaged for the duration of the therapy as well as appropriately challenged. Virtually every aspect of gameplay, from audio feedback to on-screen rewards, is designed to maximize the user’s engagement.

We customize gameplay for each specific patient population that it is intended to address. For example, when adapting a game originally designed for children for adult applications, we built four prototype games using the same clinically-validated technology but reimagined with new themes, art and music, solely for the purpose of testing each treatment product with our target population. Each of our game concepts are focus tested with the target population.

Game mechanics overview of EndeavorRx, our first FDA-cleared digital therapeutic

The gameplay experience of EndeavorRx is designed to look and feel like a familiar 3D mobile action video game. Players attempt to successfully navigate their character through courses while collecting targets and avoiding obstacles. Players chase mystic creatures and race through different worlds, using boosts to problem- solve while building their very own universe. Successfully navigating each level requires focus and flexibility to manage multiple tasks at the same time, while filtering out distractions.

The game adapts in real-time as well as between treatment sessions, continuously challenging and encouraging the patient to improve their performance—individualizing each patient’s experience. As is the case with all of our product candidates, EndeavorRx is engineered with adaptive algorithms and designed to automatically adjust the cognitive challenge for each person’s individual treatment needs. Second by second tracking of individual progress allows caregivers to continuously monitor and assess treatment and share progress with their child’s physician.

EndeavorRx involves three key skills: Navigation, Targeting and Multitasking:

•	Navigation: Steering over gates and/or avoiding obstacles

•	Targeting: Tap for targets and ignore non-targets

•	Multitasking: Simultaneous navigation and targeting

The multitasking complexity increases through the four worlds of the game, as illustrated below:

Through the development of EndeavorRx and our SSME technology, we developed specialized technologies and practices that allow us to create additional therapeutics with increased efficiency, highlighted in the section below. With the development of EndeavorRx, we have built a platform that enables us to continue developing innovative technologies designed to target brain function and efficiently advance them to commercialization upon marketing authorization.

Our unique development capabilities

Through our collaboration with world-renowned cognitive neuroscientists and acclaimed entertainment and technology designers, we have development capabilities that allow us to build unique video game interfaces tailored for each target audience. For instance, we have advanced a number of different gameplay experiences through clinical trials, each delivering our SSME technology through completely unique experiences designed for specific audiences. This enables us to efficiently create audience-specific products that, once cleared or approved by the applicable regulatory body, can be prescribed and used at scale.

Market Opportunity

We have the opportunity to develop a new pillar of medicine across dozens of medical conditions. In addition to our initial focus on pediatric ADHD, we are already advancing potential treatments for cognitive impairments across nine patient populations, including expanded ADHD populations, ASD, MS, MDD and acute cognitive dysfunction across multiple conditions (COVID-19 survivors, post-op and chemotherapy patients).

The U.S. market opportunity in our initial areas of focus is as follows:

Disease Area	Total U.S. Population with Disease Diagnosis	Initial Target Population Subset with applicable cognitive impairment, as noted
Attention-deficit/hyperactivity disorder (“ADHD”), all ages	10.8M (ADHD + inattention)	8.1M
Autism spectrum disorder (“ASD”)	1.3M	410k (ASD + inattention)
Multiple sclerosis (“MS”)	900K	180K
(MS + cognitive dysfunction)
Major depressive disorder (“MDD”)	19M	2.1M
(MDD + cognitive dysfunction)
Acute cognitive dysfunction	81M	3.3M
(COVID fog, ICU-related, TBI, cancer-related)

*	Figures in table above are based on our management’s good faith estimates based on various publications, public health data and national health statistics including from the NIH and CDC.

In our initial focus area, ADHD, there is a large and growing opportunity for innovative non-drug treatments. ADHD currently represents a $10 billion annual market with over 70 million prescriptions written every year for traditional drugs. According to the U.S. Centers for Disease Control and Prevention, nearly half the ADHD population uses behavioral therapy in addition to prescription medicines. Our estimated market for inattentive or combined type ADHD in the U.S. is 8.1 million patients for all age groups, including 1.8 million patients in the

8-12 year old age group, which is the population EndeavorRx is currently cleared to treat.

Inadequacies of the Current Treatment Paradigm

Widely recognized in aging, cognitive impairments are also associated with dozens of chronic diseases and acute illnesses, including MDD, ASD, ADHD, MS, dementia, anxiety, schizophrenia, PTSD, “chemo-fog” and more. This manifests in ways like the inability to concentrate, memory issues, difficulty learning new things or issues making decisions that affect everyday life.

The safety profile of ADHD drugs and lack of options to specifically address inattention creates a very high unmet need. Current treatment approaches are limited to traditional medication, which lack precision, largely only treat symptoms, and are often accompanied by side effects. Traditional ADHD drugs have shown side effects that may include growth suppression, appetite suppression, weight issues, sleep issues and abdominal pain. Many children with ADHD are not currently on or well-controlled by medication, and more than half of them have tried, are trying or plan to try non-pharmacological treatments. Patients are looking for new options to improve upon the inadequate existing treatment paradigm. Additionally, behavioral therapies teach coping mechanisms rather than addressing the underlying impairment. Furthermore, patients are turning to supplements and brain trainers, which lack clinical evidence of effectiveness.

The stress of the global pandemic and the impact of technology in our lives is aggravating these challenges, and recognition of the impact on society is increasing. The World Health Organization estimates that 139 million people will be living with dementia by 2050. Recently, a coalition of the U.S.’s leading experts in pediatric health declared a national emergency in child and adolescent mental health, and the U.S. Surgeon General has issued an advisory to highlight the urgent need to address the mental health crisis among U.S. youth.

Now is the right time to apply technology to treating human diseases, in particular, cognitive conditions for which existing approaches have fallen short of providing clinically meaningful therapeutic options and for which there remains a significant unmet need.

Our Advantages

Disease agnostic

Our therapeutic engines are designed to target specific neural networks independent of the cause of the disease, and therefore a single therapeutic engine can potentially power dozens of products that target the same cognitive impairments, serving many different disease populations and creating a highly efficient technology-centric medicine model.

Personalized and adaptable

Our technology continuously learns and adapts based on a patient’s use of and progress in the treatment, resulting in tailored and personalized experiences that automatically adjust to each individual’s therapeutic needs.

Rich data Infrastructure

Our platform gives us real-time direct access to a de-identified aggregate level view of each patient’s activity in real-world conditions, enabling continuous innovation and rapid product iteration and allowing us to be truly patient adaptive.

Repeatable and Efficient Model

Building on clinically-validated technologies, with the regulated therapeutic engine intact, we can rapidly build different front-end experiences for different patient populations, creating completely unique games tailored for each audience.

Strong intellectual property protection

We seek to protect our platform, including unique algorithm mechanics, through the use of patents, copyrights, trademarks and trade secrets, providing Akili with a rich intellectual property estate to develop, strengthen and maintain our proprietary position in the digital therapeutics field.

Ability to leverage our platform and infrastructure to achieve scale

We have developed specialized technologies and practices to support our first product, EndeavorRx, that are designed to enable us to repeat that success with increased efficiency over time. Highlighted in the figure below, from technology sourcing all the way up through regulatory clearance, commercial and growth on the market, our platform takes innovative technologies that target brain function and brings them through every step of the process. We are the first company to have built a platform to leverage these types of physiologically-targeting digital therapeutics, and we intend to grow many of our own engines as well as to be an acquirer of choice as this field of digital therapeutics (“DTx”) grows.

Our work to obtain regulatory clearance/marketing authorization, including with regulators to define the product category, clinical endpoints and labeling approach, paves the way not only for our future products but for other novel clinically validated and FDA cleared reviewed digital therapeutics to increasingly come to market.

We are preparing for the commercial launch of our first product and advancing a robust clinical pipeline.

EndeavorRx represents our first commercial offering, demonstrating to the world what is possible using game- changing technology as medicine. But this is just the beginning. Leveraging the clinical success of Endeavor Rx, we intend to advance other product candidates that form our robust clinical pipeline. Our technology platform enables us to potentially improve cognitive impairments across dozens of other diseases and disorders.

Initial Advanced-Stage Pipeline

Issues of cognitive impairment exist across dozens of diseases and disorders, impacting more than one hundred million people worldwide. Each of our therapeutic engines may be applied to multiple different medical conditions. This creates a highly repeatable model as our platform is designed to target the cause of the disease and allows us to create completely unique games tailored for many different conditions and patient populations based on a single therapeutic engine. This ability to pursue different conditions with a single platform is efficient and unlocks the potential to drive value across our pipeline.

Our initial pipeline is focused on nine patient populations in pediatric and adult conditions with both chronic and acute cognitive impairments. Included is one FDA-authorized and CE-marked product, EndeavorRx, with label expansion studies underway and planned to potentially reach all ADHD age groups in the U.S. We also have a product candidate poised for pivotal study in children with ADHD in Japan.

Additionally, we are pursuing treatments for cognitive impairments associated with MS MDD and ASD, all of which have achieved proof of concept, as well as for acute cognitive dysfunction brought on by COVID-19, surgery and chemotherapy. Lastly, we are advancing research on monitors that can screen and assess cognitive impairments across populations.

Our current development programs are summarized in the chart below:

Current Akili., Inc. pipeline: initial populations demonstrating potential breadth of technology

(1)	Timeframes are estimates and are subject to change—see Disclaimer and Risk Factors.

(2)	AKL-T01 is marketed as EndeavorRx in the U.S. for children ages 8-12 old with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue.
(3)

Shionogi is responsible for the clinical development and commercialization of SDT-001 (a version of AKL-T01 localized for Japanese language and culture), as well as any future development and commercialization of AKL-T02, another version of our SSME engine that has been used for our ASD program, each in Japan and Taiwan.

(4)	AKL-M01 is designed to use SSME algorithms to monitor and assess certain aspects of cognition, as opposed to providing cognitive therapy.
(5)	To the extent we are unable to access additional sources of funding, our current estimated timeframe for initiating a pivotal study in this development program could be delayed.
*

Estimated timeframes in figure above correspond to applicable milestone start times, and are subject to change. Please refer to the section entitled “Risk Factors” included herein, including “Risks Related to Our Business and Industry—Enrollment and retention of patients in clinical trials is an expensive and time-consuming process and could be made more difficult or rendered impossible by multiple factors outside of our control. If we experience delays or difficulties in the enrollment or retention of patients in clinical trials, our ability to obtain necessary marketing authorizations for our product candidates could be delayed or prevented” and ”Risks Related to Our Products—Our current product candidates are in various stages of development. Our product candidates may fail in development or suffer delays that adversely affect their commercial viability. If we fail to maintain clearance, de novo classification or approval to market our product candidates, including AKL-T01 for expanded indications, or if we are delayed in obtaining such marketing authorizations, our business, prospects, results of operations and financial condition could be materially and adversely affected.”

The pediatric ADHD market of our flagship product allows us to introduce this new type of treatment to a large patient population, building awareness and relationships on which we can build for future products. While we are working to extend our reach into other ADHD populations and new geographies, we are simultaneously applying that same clinically-validated technology to new conditions and advancing new technologies, through our organic efforts and in-licensing to address a broad range of conditions with cognitive impairments. We are also working to create and validate new methods of cognitive assessments, which could lead to increased diagnosis and awareness of the issue across society.

Current Programs and Clinical Validation

We have completed 20 clinical studies of our SSME technology to evaluate its potential to diagnose, treat and monitor certain cognitive functions in patients. Our studies, including large prospective randomized controlled trials, have been conducted in over 2,600 patients across nine disease areas. Our research has been published in leading peer-reviewed scientific journals, including The American Journal of Psychiatry, The Lancet Digital Health and Nature: Digital Medicine.

SSME is the therapeutic engine underlying our first commercial product in ADHD, EndeavorRx, and we have achieved pilot and/or proof of concept with SSME in MDD, MS and ASD positioning us to begin further proof of concept or pivotal trials in these indications.

Attention-deficit hyperactivity disorder (“ADHD”)

ADHD is a neurobehavioral disorder characterized by a persistent pattern of symptoms such as inattention, hyperactivity and impulsive behavior that interferes with functioning and development. ADHD can have a profound impact on an individual’s life, causing disruption at school, work, home and in relationships. It is one of the most common developmental disorders in children and often persists into adulthood.

ADHD market size

Current ADHD treatment options represent a $10 billion market with over 70 million prescriptions written every year for drugs in the U.S. According to the U.S. Centers for Disease Control and Prevention, nearly half the pediatric ADHD population uses also behavioral therapy. The total ADHD population in the U.S. is 10.8 million and our initial target population includes those with inattentive or combined type ADHD, or 8.1 million of the total U.S. ADHD population. EndeavorRx is currently cleared in the U.S. to treat patients in the 8-12 age group, which represent approximately 22% (1.8 million) of our target 8.1 million ADHD population.

Current ADHD treatment guidelines recommend a multi-faceted approach that uses medications in conjunction with behavioral interventions. For children with ADHD younger than 6 years of age, the American Academy of Pediatrics recommends parent training in behavior management as the first line of treatment, before medication is tried. For children 6 years of age and older, the recommendations include medication and behavior therapy used in combination. About 77% of children aged 2 to 17 with ADHD in the U.S. receive treatment, with about 47% receiving behavioral treatment and about 15% receiving only behavioral treatment without any medication. First- line medications used to treat ADHD are stimulants such as methylphenidate, marketed as Ritalin and Methylin, dexmethylphenidate, marketed as Focalin, dextroamphetamine, marketed as Dexedrine and Zenzedi, amphetamine-dextroamphetamine, marketed as Adderall, and lisdexamfetamine, marketed as Vyvanse. Other approved medications include atomoxetine, extended-release guanfacine, and extended-release clonidine. As of

2018, stimulants command 88% of the U.S. ADHD market at a value of $8 billion, with approximately 50% of the total market being amphetamines.

It is estimated that 44% of patients are not currently on or well controlled by ADHD medication, and 64% experience adverse effects from medication. Data show that 55% of patients have tried, are trying or plan to try non-pharmacological treatments. However, current validated non-pharmacological treatments and approaches—e.g. behavioral therapy—can lead to mixed results and can have accessibility and cost issues.

Our initial targeted population in ADHD is U.S. children ages 8-12 with a demonstrated impairment in attention function. This market represents a large and growing opportunity with caregivers actively searching for new non-drug solutions and allows us to build relationships with consumers that can be extended to support future market opportunities.

Our first commercial product—EndeavorRx for pediatric ADHD patients

Supported by data across five clinical trials, in June 2020, EndeavorRx was granted marketing authorization and was classified as a Class II medical device by the FDA through FDA’s de novo process. EndeavorRx is indicated to improve attention function as measured by computer-based testing in children ages 8-12 years old with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue. Patients who engage with EndeavorRx demonstrate improvements in a digitally assessed measure Test of Variables of Attention (“TOVA®”) of sustained and selective attention and may not display benefits in typical behavioral symptoms, such as hyperactivity. EndeavorRx should be considered for use as part of a therapeutic program that may include clinician-directed therapy, medication and/or educational programs, which further address symptoms of the disorder. EndeavorRx is available by prescription only. It is not intended to be used as a stand-alone therapeutic and is not a substitution for a child’s medication.

According to the FDA, EndeavorRx represents the first game-based digital therapeutic to improve attention function associated with ADHD and the first game-based therapeutic to be granted FDA marketing authorization for any type of condition.

The impact of EndeavorRx as a digital therapeutic treating children with ADHD is two-fold—it is transforming how the world experiences medicine and bringing a new clinically-validated non-drug solution to patients living with ADHD. It is the first and only FDA-authorized treatment of its kind and is currently being prescribed by physicians and helping patients with ADHD and their families.

Created by a team of neuroscientists and game designers, EndeavorRx is built on our SSME therapeutic engine and uses sensory stimuli and simultaneous motor challenges designed to target areas of the brain that play a key role in attention function. Patients who engaged with AKL-T01 in clinical studies demonstrated improvements in specific ADHD impairments and symptoms in daily life, as detailed in our clinical study data below.

Clinical evidence supporting EndeavorRx

The EndeavorRx research program includes three studies in ADHD (STARS-ADHD, STARS-Adjunct and ADHD-POC) and a pilot studies in ADHD with Sensory Processing Disorder and in ADHD with Autism Spectrum Disorder (see below section for a description of the Autism Spectrum Disorder study).

STARS-ADHD pivotal study

The pivotal STARS-ADHD study was a 4-week multi-center, randomized, blinded, controlled trial conducted between July 2016 and November 2017 in 348 children aged 8-12 years and diagnosed with ADHD. Children enrolled into the study were instructed to use AKL-T01 or an educational-style video game control for approximately 25 minutes a day for 28 days.
The predefined primary endpoint of the study was the change from baseline in the TOVA Attention Performance Index (TOVA API), a measure of objective attention for which the study was statistically powered. TOVA is a computerized test cleared by the FDA to assess attention deficits and evaluate the effects of interventions in ADHD; the API is a composite measure of attention functioning. This objective attention endpoint was the primary endpoint for which the study was statistically powered. The control condition used in this study was specifically designed to enable the assessment of changes in the primary endpoint of objective attention. The control was in the form of an educational style word search digital game matched to AKL-T01 for expectation of benefit and time on task. AKL-T01 showed a statistically significant improvement on the TOVA API compared to the control (p=0.006).

The mean (“SD”) change from baseline on the TOVA API was 0.93 in the AKL-T01 group and 0.03 in the control group. Forty-seven percent of children met the prespecified clinical responder analysis for TOVA API improvement, which was greater than control (47% vs 32%, p=0.0058). In addition to the improvement in the TOVA API, treatment with AKL-T01 resulted in significantly greater improvements across other objective TOVA attention-related measures (sustained attention, attentional consistency, and long attentional lapses). Overall, after treatment with AKL-T01, 36% of children moved into the normative range of objective attention as measured by TOVA and no longer showed an objective attention deficit in at least one aspect of attention functioning, which was statistically greater than control (36% vs 21%, p=0.0027).

In addition to these objective measures of attention, the study also looked at secondary outcome measures comparing AKL-T01 to control on parent- and clinician-reported ADHD impairment and symptom ratings scales, specifically the Impairment Rating Scale (“IRS”), ADHD Rating Scale (ADHD-RS-IV—Total, Inattentive, Hyperactive subscales), Clinical Global Impressions of Improvement (“CGI-I”) and the Behavior Rating Inventory of Executive Function (“BRIEF”). Children using AKL-T01 showed statistically significant change from baseline improvement across all measures. Though there was not a statistically significant separation on the mean magnitude of improvement between AKL-T01 and control on these secondary outcome measures, there was a trend towards differential improvement in IRS and ADHD-RS-Inattentive for children using AKL-T01.

Predefined responder analyses of these parent- and clinician-reported measures also showed differential improvement, with a significantly greater proportion of children benefiting from AKL-T01 versus control in the clinician-administered IRS, a parent-reported scale of ADHD-specific impairments (48% vs 37%, p=0·049). Further, 24% of children in the AKL-T01 group were considered responders on the ADHD-RS (≥30% reduction in ADHD-RS) compared to 19% in the control group (p=0.23; post-hoc analysis). Additionally, 56% of parents said the intervention helped their child’s attention in real life, and 73% of children reported feeling an improvement in their attention when asked via an exit survey. Overall, the effects of AKL-T01 were strongest for measures of attention function, and weakest for measures of hyperactivity in ADHD. We further investigated these and similar secondary endpoints in other studies described herein.

AKL-T01 was shown to be safe in this study, with no serious adverse events observed. All adverse events reported were mild in 7% of patients, and included frustration (3%), headache (2%), emotional reaction (1%), dizziness (1%), nausea (1%) and aggression (1%).

STARS-ADHD Adjunctive clinical study

The STARS-ADHD Adjunctive clinical study was a three-month open-label study conducted between December 2018 and September 2019 which enrolled 206 children, aged 8-14 years with a diagnosis of ADHD. The children were separated into two groups: one with children on stimulant medications and one with children not taking ADHD medication. Both groups received a first period of AKL-T01 treatment in the first month of the study, followed by a pause in AKL-T01 treatment in the second month, and then a second period of AKL-T01 treatment in the third month. The primary efficacy outcome of the study was change in IRS after one month of treatment.

The study demonstrated statistically significant improvement in the IRS from baseline after one month as well as to the end of the three- month trial in both the children on-stimulants and off-stimulants (both cohorts: p<0.001). The second period of AKL-T01 treatment resulted in further increases in efficacy on this primary outcome measure, beyond the effects already seen after the first period of treatment. The magnitude of improvement in IRS throughout the study was similar for children independent of their ADHD medication use. Responder rates for IRS (improvement of greater than 1 point or more on the IRS scale) were 41% and 56% at the end of the first period of treatment with AKL-T01 in the off-stimulant and on-stimulant groups respectively (50% across both groups). This increased to 69% and 68% respectively by the end of the second period of treatment. Further, across both groups, responder rates for ADHD-RS Total (% children with ≥30% improvement) after the first period of treatment was 27% and increased to 45% after the second period of treatment. Additionally, after the second period of treatment, 60% of parents said the intervention helped their child’s attention in real life, and 75% of children reported feeling an improvement in their attention when asked via an exit survey.

The treatment was well-tolerated. There were no serious adverse events and the total reported adverse events were in 18% of patients. The most common treatment-related adverse events reported were frustration (13.1%), headache (1.9%), irritability (1.5%), dizziness (1%), agitation (0.5%), anxiety (0.5%), asthenopia (0.5%), nausea (0.5%), feeling abnormal (0.5%) and pruritis (0.5%).

ADHD proof of concept study in pediatric ADHD

Our proof of concept (“POC”) study in ADHD was a 4-week study with recruitment conducted between January 2014 and August 2014 in children between the ages of 8-12 with a primary aim to assess treatment safety and acceptability and explore outcomes for AKL-T01 as a novel digital treatment targeting cognitive processes implicated in pediatric ADHD. Participants included 40 children with ADHD and 40 children without an ADHD diagnosis. Following psychiatric screening, ADHD ratings, and baseline neuropsychological measures (TOVA, CANTAB and BRIEF), participants completed the 28-days of at-home treatment and then returned to the clinic for follow-up safety, acceptability and neuropsychological measures. A neuropsychological assessment was repeated at the end of the study, and treatment satisfaction measures were assessed.

Eighty-four percent of treatment sessions were completed and AKL-T01 was feasibly deployed in the home setting over the treatment period of four weeks with positive ratings of acceptability by both parents and children. AKL-T01 was well-tolerated by children with ADHD, with no treatment-related adverse events reported. The results of the neurocognitive measures were as follows:

Significant improvements compared to baseline were observed in the ADHD group on the TOVA Attention Performance Index (TOVA API) (p = 0.033, Effect Size (d) = 0.35). There was no significant change in TOVA API scores for the non-ADHD group (p = 0.30, Effect Size (d) = 0.17).

The ADHD group showed significant improvement compared to baseline (p < 0.05) on 8 of 12 variables within the CANTAB Spatial Working Memory (SWM) test, 3 of 10 variables within the CANTAB Rapid Visual Processing (RVP) test, and 0 of 16 within the CANTAB Delayed Match to Sample (DMS) test. The non-ADHD group showed significant improvement (p < 0.05) on 5 of 12 variables within the SWM, 6 of 10 variables within the RVP, and 9 of 16 within the DMS.

The BRIEF summary scores (i.e., Metacognition, Behavioral Regulation, Global Executive Composite) did not change significantly for any of the groups. Findings from the study provided preliminary support that this digital therapy intervention may be effective for improving attention in pediatric ADHD, especially among children with greater symptom severity and impaired attention.

Studies in ADHD with sensory processing disorder

AKL-T01 was evaluated in a pilot study in children between 8-12 years old with Sensory Processing Dysfunction (“SPD”) who also met research criteria for ADHD. Recruitment for this study began in February 2014 and ended in January 2015. These children experience attention deficits that often impact their academic and social development. A sample of 38 SPD and 25 typically developing children were tested on behavioral, neural and parental measures of attention before and after a four-week iPad-based at-home cognitive remediation program. The primary endpoints were a Test of Variables of Attention (TOVA) reaction time (mean RT first half) and RT variability (RT-var first half) and ADHD-inattention symptoms (as measured with Vanderbilt inattention subscale, parent report). The secondary endpoints were Neurophysiology EEG Midline Frontal Theta (MFT) during TOVA and perceptual discrimination task. This was a feasibility study and a power analysis was not conducted. At baseline, 54% of children with SPD met or exceeded criteria on a parent report measure for inattention/hyperactivity. Notable deficits involving sustained attention, selective attention and goal management were observed only in the subset of SPD children with parent-reported inattention. This subset of children also showed reduced midline frontal theta activity, a well-established measure of attentional control derived from the electrical activity of the brain. Following the cognitive intervention, only the SPD children with inattention/ hyperactivity showed both improvements in midline frontal theta activity and on a parental report of inattention. Notably, 33% of these individuals no longer met the clinical cut-off for inattention, with the parent-reported improvements persisting for nine months. These findings support the benefit of a targeted attention intervention for a subset of children with SPD, while simultaneously highlighting the importance of having a multifaceted assessment for individuals with neurodevelopmental conditions to optimally personalize treatment.

A 9 months follow up study (no intervention with AKL-T01 and continued treatment as usual) revealed that participants showed a significant decrease in parent-observed inattentive behaviors (p = 0.66, Cohen’s D = 0.14), which remained stable in a nine-month follow-up assessment. A Generalized Estimating Equations analysis was used to assess changes in symptoms over time, specifically to determine whether the initial improvements were retained. The SPD plus inattention cohort continued to show sustained benefits on their parent-reported scores of inattention, with 54% of SPD plus inattention individuals no longer meeting criteria for ADHD three years following intervention.

Consistent and Clinically Meaningful Improvements in Objective Attention across Studies in ADHD

We observed consistent improvements in TOVA API and related key measures of objective attention (reaction time (RT Mean H1) and reaction time variability (RT Var)) across all studies of AKL-T01 in children with attention impairment.

We believe the overall efficacy profiles of the ADHD studies described herein reflect the targeted nature of the treatment and underlying technology, i.e., to target attention networks. We believe these efficacy profiles meet an important need for children in ADHD, which is reinforced by the indication of EndeavorRx. Specifically, the FDA-authorized indications for use specify that EndeavorRx is intended to improve attention function, and that

EndeavorRx is for children ages 8-12 years old with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue, and to be used alongside their current treatment program, and that EndeavorRx should be considered for use as part of a therapeutic program that may include clinician-directed therapy, medication, and/or educational programs, which further address symptoms of the disorder.

Electroencephalography (“EEG”) study of AKL-T01 in ADHD

This single-arm, unblinded 4-week study was conducted at UCSF and assessed a sample of 25 children with ADHD (8–12 years old) on neural, behavioral, and clinical metrics of attention before and after a four-week at-home intervention with AKL-T01. The primary endpoints were neural assessment of attentional control, change in midline frontal theta (MFT) power as measured by Perceptual Discrimination Task (PDT)-Locked Electroencephalogram (EEG) from day 0 to day 28. The exploratory endpoints were objective behavioral measures of attention, such as a perceptual discrimination task, reaction time and reaction time variability metrics, and sustained attention task (a continuous performance task similar to TOVA). The parent reported ADHD symptoms were measured on the Vanderbilt inattention subscale. This was a feasibility study and a power analysis was not conducted.

The study found that children showed enhancements on MFT, as well as on objective behavioral measures of attention and parent reports of clinical ADHD symptoms. There were also observed relationships between the neural and behavioral cognitive improvements, demonstrating that those children who showed the largest intervention-related neural gains were also those that improved the most on the behavioral tasks indexing attention.

Graph (a) shows the time course of MFT EEG changes during treatment with AKL-T01 and shows there was a general increase in MFT magnitude following four weeks of treatment with AKL-T01 (change from pre- to post- intervention).

Graph (b) illustrates improvements in MFT following four weeks of treatment with AKL-T01 at the corresponding early, peak and late time windows during treatment, through topographic heat maps with the MFT area of interest highlighted with a dotted bounding box.

Clinical development program in ADHD

We are conducting several clinical trials to expand our leadership in prescription digital therapeutics in ADHD, building on our flagship product EndeavorRx, which is FDA authorized in 8-12 year old children with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue.

U.S. study of TALi technology in early childhood

Planning is underway to conduct a clinical trial of technology exclusively licensed from TALi Digital in children ages 3-8 to support a path to regulatory clearance in the U.S. The technology has demonstrated improved attention in both neurotypical (those with brain functions, behaviors, and processing considered standard or typical) and neurodivergent (those having brain functioning that is not typical) children and is currently available in the following countries:

•	Australia, in which the technology does not require a medical prescription; and

•	India, in which the technology does not require a medical prescription.

U.S. study of AKL-T01 in adolescents

Akili is conducting a multi-center pivotal trial to evaluate objective attention functioning and ADHD symptoms and impairments in adolescents, ages 13 to 17, with a diagnosis of ADHD (combined or Inattentive subtypes), who are stable on or off ADHD medication, after four-weeks of SSME treatment.

U.S. study of AKL-T01 in adults

Currently underway, Akili is conducting a multi-center pivotal trial to assess the efficacy of AKL-T01 in adults 18 years and older diagnosed with ADHD. The study is evaluating objective attention functioning and ADHD symptoms/impairments in adults with a diagnosis of ADHD (combined or inattentive subtype), stably on or off ADHD medication, after six-weeks of AKL-T01 treatment.

Shionogi study of SDT-001 in Japan

Through our strategic partnership with Shionogi announced in March 2019, Akili conducted a study of SDT-001, which is substantially the same SSME-based software as the AKL-T01 product candidate, but localized for Japanese language and culture for distribution in Japan, in children with ADHD in Japan. The study was designed to evaluate the feasibility, safety and efficacy of the investigational digital therapeutic in children with ADHD and to inform the design of a future pivotal study. To enable this clinical trial, Akili localized AKL-T01 for use in the Japanese market, which included adapting for language and culture and establishing infrastructure in Japan to support the investigational device.

The randomized, controlled study of SDT-001 enrolled children ages 6-17 years diagnosed with ADHD whose ADHD RS-IV Inattention score was 15 or over. A total of 261 patients were enrolled across three study groups: (1) participants who received the Akili SDT-001 digital treatment, (2) participants who continued treatment as usual (“TAU”), consisting of psychoeducation and environmental support, and (3) participants who received a version of the treatment with reduced cognitive tasks and adaptability (“Sham”). The SDT-001 treatment group showed larger improvements across the clinical endpoints compared to both the TAU and the Sham groups. In the total population, the improvements seen over Sham did not meet statistical significance, but post hoc analysis applying the propensity score suggested that SDT-001 improvements over TAU were statistically significant (p < 0.05). SDT-001 was generally well-tolerated and there were no serious adverse events. Adverse events reported were consistent with previous clinical studies of AKL-T01. There were 4 adverse device reactions reported in patients treated with SDT-001, which were mild in severity including irritability, headache, tinnitus and nausea.

Upcoming Milestones in ADHD

•	U.S. commercial launch of EndeavorRx in 8-12 year-old patients with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue: Expected H2 2022

•	Shionogi pivotal trial data in Japan: Expected H2 2023

•	Initiation of TALi technology study in 3-8 year-old children with ADHD: Expected H1 2023

•	Pivotal trial data in adolescent ADHD patients: Expected H2 2023

•	Pivotal trial data in adult ADHD patients: Expected H2 2023

Autism spectrum disorder (“ASD”)

ASD is a neurodevelopmental disorder characterized by impairments in social communication and social interaction and restricted repetitive patterns of behavior, interests and activities. Children with ASD are at high risk for impairments in attention function and are often initially diagnosed because of delays in language development or deviant language skills, or because of lack of the intent to communicate. The presence of ADHD symptoms in children with ASD is associated with worse cognitive (attention) control.

Individuals with ASD have varying degrees of impairment that require customized management based on the child’s age and needs. Treatment for ASD is focused on behavioral and educational interventions as well as pharmacological interventions to treat targeted symptoms such as hyperactivity, inattention, impulsivity, aggression, anxiety and obsessive-compulsive behaviors. Risperidone and aripiprazole are the only approved treatments for the behavioral disturbances associated with ASD. Common adverse effects from these drugs include weight gain, sedation and Parkinson’s-like symptoms such as muscle spasms and stiffness.

ASD market size and initial target population

In the U.S., approximately one in 44 children have been identified with ASD according to the Centers for Disease Control and Prevention, representing approximately 1.3 million total patients.

We are initially targeting a population of approximately 410,000 ASD patients in the U.S.

Clinical evidence in ASD

We have conducted a pilot study of an investigational new treatment product built on our SSME technology engine in patients with ADHD with ASD, utilizing the AKL-T02 variation of our treatment software. While leveraging the same SSME core mechanics and video game interface found in our EndeavorRx product, to address the distinct needs of ASD patients, the rate of change in challenge levels of our investigational treatment product in ASD is decreased. Our pilot study demonstrated high acceptability and engagement of the treatment and an improvement in attention measures compared to a control condition. The study demonstrated an improvement in TOVA scores following use of the Akili investigational treatment compared to a control educational style video game. The primary endpoint was TOVA API. The secondary endpoints were the ADHD Rating Scale IV, parent report and the Behavior Regulation Inventory of Executive Function-2 (BRIEF-2), social skills improvement system and the spatial working memory task from the Cambridge Neuropsychological Test Automated Battery (CANTAB). This study was a feasibility study and no power analysis was performed.

The study was conducted at the Children’s Hospital of Philadelphia Center for Autism Research, which enrolled 19 children with autism, aged 9-13 years old and with an average age of 10 years old. Patients received either our investigational treatment (AKL-T02) or a control educational style video game based on a word challenge game. Patients were asked to play the game for 30 minutes a day, five days a week, for four weeks.

This pilot study found that not only did the child participants like and engage with our investigational treatment, their attention on the TOVA test of attention improved similar to what was seen in our studies of children with only an ADHD diagnosis. The control video game did not demonstrate improvement in the mean TOVA score. There was one adverse event (decreased frustration tolerance) in the AKL-T02 group; no serious adverse events were reported.

Clinical development program and upcoming milestones in ASD

With the success of our proof of concept study in ASD, plans are underway to have a meeting with FDA in the second half of 2022 to discuss our anticipated pivotal trial.

Major depressive disorder (“MDD”)

Major depressive disorder is the most prominent subtype of depression, and people suffering from MDD typically have a depressed spirit or mood, known as dysphoria, reduced energy and decreased activity level. They also have a reduced capacity for enjoyment, a lowered self-esteem and reduced self-confidence.

Cognitive impairment is a fundamental diagnostic criterion of depression. Data show that cognitive symptoms are present during up to 94% of depressive episodes and, for many patients, persist even after successful antidepressant treatment (seen in up to 44% of periods of remission). Such cognitive impairments have been shown to be a predictor of daily function.

The most common treatments for a person diagnosed with depression are medication and psychotherapy. There are approximately three dozen medications approved by FDA for managing depression. Commonly prescribed antidepressant medications include fluoxetine, sertraline, paroxetine, escitalopram, venlafaxine, desvenlafaxine and duloxetine. While these drugs are effective for many patients, approximately two-thirds of subjects do not achieve remission with a single medication, and approximately one-third of subjects did not achieve remission despite trying four medications. As such, there are large numbers of MDD patients for whom medication therapy is insufficient to alleviate their symptoms. Non-pharmacological approaches for depression include psychotherapy, physical activity and neurostimulation (interventions that deliver mild electrical or magnetic pulses to the brain) for severe, treatment-resistant depression.

MDD market size and initial target population

MDD is the most prominent subtype of depression; it is estimated to affect 19 million adults in the U.S.

We are initially targeting a population of approximately 2.1 million MDD patients in the U.S.

Clinical evidence in MDD

Our development program in MDD utilizes the same SSME core mechanics and video game interface found in our EndeavorRx product, but is customized to appeal to an adult patient population.

Our proof of concept study in MDD was a multi-center, randomized, controlled trial of our SSME technology engine, utilizing the AKL-T03 variation of our treatment software, in 74 adult patients diagnosed with mild-to-moderate MDD symptoms and with mild-to-moderate cognitive impairment. All participants were on stable antidepressant medication. Participants were randomized 1:1 to AKL-T03 or a control game. Both groups used the treatment/control at home, five days per week for 25 minutes per day, on a tablet device for six weeks. Following the treatment period, an in-clinic assessment was conducted to assess key outcomes. The primary outcome of the study assessed sustained attention as measured by TOVA, an FDA-cleared objective measure of attention.

In the study, AKL-T03 showed a statistically significant improvement in sustained attention compared to control (p=0.002) on the predefined primary endpoint, as measured by the TOVA engagement with AKL-T03 also showed a strong correlation with improved processing speed. There were no serious adverse events observed for AKL-T03. Two (5.5%) of 37 patients using AKL-T03 reported an intervention-related adverse event (headache) Results of the study have been accepted for publication in The American Journal of Psychiatry.

Clinical development program and upcoming milestones in MDD

With the success of our proof of concept study in MDD, plans are underway to have a meeting with FDA in the second half of 2023 to discuss our anticipated pivotal trial.

Multiple sclerosis (“MS”)

Multiple sclerosis is an inflammatory neurologic disease in which the destruction of myelin inhibits communications between the nerves in the brain. MS frequently causes extreme fatigue, numbness, weakness, difficulty with eyesight, spasticity, speech problems, problems with coordination and problems with memory and concentration.

Cognitive symptoms in patients with MS are predictive of loss of employment, loss of quality of life, and affects all aspects of daily life.

Treatment of MS focuses on symptom management, treatment of attack, and reduction of disease progression. A number of immunosuppressive disease-modifying therapies have been approved that reduce the rate of disease progression, but they do not stop it. Therefore, MS treatment management includes symptomatic treatments as well as rehabilitative and psychological approaches such as physical therapy, speech therapy, occupational therapy and cognitive rehabilitation. There are no current treatments for MS that are specifically designed to address cognitive impairments.

MS market size and initial target population

In the U.S., it is estimated that there are approximately 900,000 people living with MS. The incidence of cognitive dysfunction in MS ranges from 20-60%, and as MS progresses, symptoms overall tend to increase in frequency and severity.

Akili is initially targeting a population of approximately 180,000 MS patients in the U.S.

Clinical evidence in MS

Our development program in MS leverages the SSME therapeutic engine and is focused on treating adult patients. We initially conducted a pilot study in 21 patients with UCSF. Participants completed an in-clinic baseline neurological evaluation and then used our investigational digital therapeutic in-home for 25 minutes daily, five days weekly, for four weeks. This was followed by a repeat in-clinic evaluation. The study showed significant improvement in processing speed in patients who used our investigational digital therapeutic.

We then conducted a proof of concept study designed to assess our investigational digital therapeutic’s ability to improve processing speed in adults with MS as compared to control. Recruitment for this study was between March and September 2018 for adults between the ages of 18-70 years old. The double-blind randomized controlled clinical trial enrolled 40 adults with MS and baseline Symbol Digit Modalities Test (“SDMT”) z- scores between -2 and 0. After completing a baseline in-clinic evaluation (Visit 1), subjects were randomized to complete our in-home investigational digital therapeutic utilizing the AKL-T03 variation of our treatment software or a control word game for up to 25 minutes/day, five days/week, for six weeks. A repeat in-clinic evaluation occurred at six weeks (Visit 2), and again eight weeks later to determine persistence of effects (Visit 3). The primary endpoint was SDMT and the secondary endpoint was Paced auditory Serial Addition Test (“PASAT”). No power analysis was reported by the study investigators.

The pre-specified primary outcome was change in SDMT score between Visits 1 and 2. The study demonstrated clinically significant improvement in SDMT (>4) following six weeks of AKL-T03 use (vs. baseline). This clinically meaningful 4+ point increase in SDMT was maintained after a further eight weeks observation period. No adverse events were reported. The statistical analysis from the study showed:

•	SDMT: No difference between group, p=0.21. Both the AKL-T03 and control groups showed statistically significant improvements, p<0.001 and p=0.024, respectively.

•	At 8 weeks follow up, responders analysis (clinically meaningful +4 point increase in SDMT relative to baseline SDMT score) was statistically significant favoring AKL-T03, p=0.038.

•	PASAT: No difference between group, p=0.93. Both the AKL-T03 and control groups showed statistically significant improvements, p=0.002 and p=0.07 (marginally significant), respectively.

Clinical development program and upcoming milestones in MS

With the success of our proof of concept study in MS, plans are underway to conduct a randomized controlled pivotal trial in this indication.

We expect to have a meeting with the FDA in the second half of 2023 to discuss our anticipated pivotal trial.

Acute cognitive dysfunction

Cognitive impairments can occur after acute insults to the brain due to trauma, infection, hypoxia, inflammation, medication, toxins, critical illness, cancer and more. Patients with acute cognitive dysfunction may experience issues related to attention, processing speed, multi-tasking, immediate recall and short- and long-term memory among other impairments.

These impairments can have a significant impact on individuals’ daily functioning and quality of life. Cancer- related cognitive dysfunction (“CRCI”) has a negative impact on survivors’ ability to work, carry out routine activities, and engage in social and family relationships. And, in a recent study of COVID-19 survivors, for instance, “COVID fog” symptoms including cognitive impairment impacted their ability to work for six months or more.

Acute cognitive function market size and initial target population

It is estimated that 81 million people in the U.S. suffer from acute cognitive dysfunction.

We are initially targeting patients with acute cognitive dysfunction associated with COVID fog, chemotherapy and post-op patients. We estimate these target populations to be approximately 1.3 million patients with COVID fog, 1 million chemotherapy patients and 300,000 postoperative patients.

Clinical evidence in acute cognitive function

Evaluating the ability of our SSME technology to improve impairments related to acute cognitive dysfunction, we conducted a pilot study between September 2015 and April 2019 of 84 patients with TBI, including 60– 85-year-old veterans with a history of multiple mild TBIs, or at least one incident of moderate TBI, and related subjective cognitive complaints. The primary endpoint was attention as measured by TOVA API, RT, and RT variability. The secondary endpoints were working memory as measured by WAISS Letter number sequencing, and the symbol span, processing speed as measured by the WAISS symbol search, Trail Making test A and the color naming, color reading response time, executive functioning as measured by Trail making test B, the color word inhibition test, and tower test, and memory as measured by HVLT-R learning, delayed recall and recognition.

The data from the study showed significant improvement in measures of attention (reaction time) and working memory, compared to controls.

This was a feasibility study and no specific power analysis was conducted. There was a statistically significant difference for attention, p=0.045. Only AKL-T01 showed significant improvement, p=0.006. Neither the control group (p=0.43) nor the no contact group (p=0.79) changed their attention performance. This improvement was maintained for 3 months post-intervention. There were no other changes on the other cognitive domains, all p<0.05. No adverse events were reported.

Clinical development program and upcoming milestones in acute cognitive dysfunction

Pilot studies in COVID fog

There are currently no FDA-approved treatments for cognitive impairments in COVID-19 survivors (“COVID fog”) and recent research suggests that it can affect between 20-80% of COVID-19 survivors who had been hospitalized. We are working with research teams at Weill Cornell Medicine, NewYork-Presbyterian Hospital and Vanderbilt University Medical Center to conduct randomized, controlled clinical studies evaluating the ability of our investigational digital therapeutic to target and improve cognitive functioning in COVID-19 survivors who have exhibited a deficit in cognition.

The ongoing Akili, Weill Cornell Medicine and NewYork-Presbyterian Hospital randomized, controlled study is evaluating AKL-T01 in approximately 100 COVID-19 survivors ages 18-89 who have exhibited a deficit in cognition. The study will take place over 10 weeks, with six weeks of treatment and four weeks of follow-up. Half of the study participants will receive the investigational digital treatment and half will serve as a control group. The primary endpoint of the study is mean change in cognitive function, as assessed by a measure of attention and processing speed. Secondary endpoints include additional measures of cognitive functioning. The study is being conducted remotely in patients’ homes, and patients in the control arm will have the option to receive the AKL-T01 intervention after the conclusion of their participation in the control group.

The ongoing Akili and Vanderbilt randomized, controlled study is evaluating AKL-T01 in approximately 100 COVID-19 survivors ages 18 and older who have exhibited a deficit in cognition. The study is recruiting from subjects who have completed the SARS-CoV-2 Household Transmission Study. Half of the study participants will receive the investigational digital treatment for four weeks and half will serve as a control group. The primary endpoint of the study is mean change in cognitive function, as measured by CNS Vital Signs (composite score of cognitive function, especially attention and processing speed). Secondary endpoints include additional measures of cognitive functioning. The study is being conducted remotely in patients’ homes.

We expect data from our pilot studies in COVID fog in the second half of 2022.

Pilot study in postoperative patients

Working with Vanderbilt’s Critical Illness, Brain Dysfunction and Survivorship (CIBS) Center, we are conducting pilot studies of AKL-T01 in older surgical patients. The ongoing COPE-iOS study will assess the efficacy of AKL-T01 in improving cognitive outcomes in post-op patient populations by combining cognitive and physical training as part of interventions that occur before surgery and up to three months after hospital discharge.

The COPE-iOS controlled study will randomize approximately 250 patients over 60 years old undergoing elective major non-cardiac surgery to evaluate the efficacy of a comprehensive cognitive training program (digital cognitive intervention and supervised progressive multimodal physical exercise) in improving long-term cognitive outcomes as compared to an active control (control computer game, health information, stretching exercises) for two to four weeks prior to surgery and for three months after discharge. The primary endpoint of the five year study is the difference in global cognition between intervention and active control three and 12 months after discharge. Neuropsychological professionals blinded to treatment assignment and hospital course will assess global cognition at baseline and after discharge using the CNS Vital Signs neurocognitive battery. In addition, Vanderbilt will obtain blood to evaluate biomarkers of neuronal injury and will be performing brain MRI imaging at baseline and three months after discharge, providing a robust mechanistic aim of the study in addition to evaluation of cognition and physical function outcomes.

Pilot study in CRCI

We are working with UCSF to conduct a pilot study in patients with cancer-related cognitive dysfunction. The study will randomize approximately 60 patients to evaluate the feasibility, safety and initial signals of efficacy of AKL-T01 as compared to control game. Half of the study participants will receive the investigational digital treatment for four weeks and half will serve as a control group. They will use the treatment or control game for

25 minutes per day, five days a week for four weeks. Cognitive measures will include TOVA and Adaptive Cognitive Evaluation (“ACE”), a mobile cognitive control assessment battery.

Cognitive Assessment

Cognition is often only assessed when there is a specific, subjective complaint from patients, family members or caregivers. There is no consistent clinical protocol for how to use cognitive assessment tools. Most cognitive assessments have not changed in decades, and many are still performed on pen and paper.

Clinical evidence in cognitive assessment

Our development program in this space leverages our SSME therapeutic engine, but with a focus on assessment as opposed to treatment.

A pilot study was conducted in 100 patients with MS, which showed positive correlation between our SSME technology and a recognized cognitive function measure, known as SDMT, in assessing cognition in MS (graph on left below).

We also conducted a pilot study in 54 healthy older adults in collaboration with Pfizer. The study showed the potential for SSME assessment to detect cognitive differences between amyloid positive and amyloid negative status, where amyloid is a protein biomarker associated with a higher risk of progression to dementia, in otherwise healthy individuals (graph on right).

Clinical development program and upcoming milestones in acute cognitive dysfunction

There is an ongoing investigator initiated cognitive assessment study in a healthy aging population, and Akili expects to initiate a cognitive assessment validation trial in the second half of 2023.

Additional technology engines

We have two additional technologies beyond SSME – SNAV and BBT. SNAV targets spatial navigation and episodic memory, and BBT targets attention, goal management and working memory. These technologies have potential to improve certain cognitive impairments associated with a number of medical conditions, including Alzheimer’s and Mild Cognitive Impairment (“MCI”). In addition to the technology engines in our current portfolio, we are continuously looking for new innovative technologies through our internal R&D efforts and through potential licensing and acquisition.

EndeavorRx Commercialization Strategy

EndeavorRx is Akili’s first commercial offering and demonstrates our ability to create software with the potential to scale like a drug and be readily available for patients and prescribers.

Akili is commercializing EndeavorRx using a prescription therapeutic business model, where a prescription from a physician is filled by a patient and the cost of the treatment may be shared between the patient and the insurer, if reimbursed by an insurer. We have carefully developed our commercialization strategy based on our understanding of the key components to successfully target the therapeutics market and the benefits of Akili’s unique technology solution. Our strategy has the potential to address unmet needs among the pediatric ADHD population by:

1) increasing awareness and activation of caregivers, and

2) directly educating and activating physicians, using a therapeutic sales model with telemedicine integration. Since obtaining FDA authorization for EndeavorRx, we have built an infrastructure that includes patient connectivity via telehealth, digital first fulfillment and additional scalable commercial capabilities. Our strategy is based on a digital first, e-commerce experience and our approach focuses on three main stakeholders: consumers, prescribing physicians and payers.

Consumers

Our initial patient population is children with ADHD with inattention who are not well controlled on medication or who are naive to stimulants. This represents about 44% of the pediatric ADHD population in the U.S. We are planning a direct-to-consumer approach to increase awareness and activation of the caregivers of this population. These caregivers are constantly looking for non-drug and effective options to help their families and already spend on solutions beyond traditional ADHD drugs. On average, caregivers pay five times the amount to raise their child with ADHD as compared to a neurotypical child. We intend to drive consumer demand via a “digital first” approach, including closed-loop marketing using e-commerce, a broad influencer program and activations to drive word-of-mouth.

Prescribing physicians

We intend to use a therapeutic sales model with a strong salesforce and integrate telemedicine. The physician targets consist of pediatricians, psychiatrists and health care practices that are considered to be Centers of Excellence that focus on children with ADHD. We have seen that our data, published in leading peer review journals like Lancet and Nature, generates significant credibility with this key stakeholder group, which we will continue to leverage. This approach, combining a proven therapeutic sales model with telemedicine, is designed to enable seamless access to care by physicians.

Payers

Our first market has a unique characteristic where the consumer, caregivers of children with ADHD, have a high willingness to pay cash out-of-pocket to help their children. They already spend on approaches beyond drugs, including psychotherapy, dietary supplements, after-school programs, online programs, etc. We expect that our clinically-validated treatments will increasingly be covered by commercial and government payers and, in the interim, we have a cash pay model that allows for expanded access to EndeavorRx. We have a dedicated market access team that is focused on top commercial national and targeted regional plans as well as government payers. Our early conversations with payers indicate that they consider ADHD treatments to be an essential need and we believe that our price point, $450 for a 90-day prescription, is reasonable considering generics in this space. In combination, Akili’s approach with payers prioritizes expanded access to EndeavorRx across more families seeking new therapies while ensuring a path is available for the unique self-pay characteristic of the market as we build expanded coverage over time.

In the U.S., we plan to continue to evolve our commercial model through the EndeavorRx commercial launch and beyond, reaching more patients while mitigating risk associated with market conditions or promotional investment. Outside of the U.S., we will consider regional partnerships in relevant markets, leveraging existing and established brands and will franchise on an indication per indication basis. For example, Akili has formed a strategic partnership with Shionogi in Japan and Taiwan, leveraging each party’s distinct expertise to build a novel commercial model and launch a new class of treatment to patients.

Key components of our EndeavorRx commercialization model

•	Consumer-driven model: Parents of children with attention issues are looking for alternative solutions—solutions that are actually designed for their children.

•	Active participation by a physician: A clinically-validated treatment that requires a prescription from a health care provider.

•

Delivered as a comprehensive care program: Families receive support through a gateway to high-touch personalized support and assistance with curated resources and online care management, along with a companion app to follow their child’s progress.

•	Coverage by formulary decision-makers: Hybrid self-pay/reimbursement model to enable growth in the short term with potential to track toward expanded access via insurance coverage over time.

•	Power of data to inform and adapt: Gain direct insight into patient use and outcomes by having access to an aggregate level view of each patient’s activity and completion of therapy.

Preparations for commercial launch of EndeavorRx

We have been building a patient-adaptive commercial model purpose-built for digital therapeutics.

Building a first-of-its-kind commercial model from the ground up has allowed us to re-envision the entire delivery system. Since obtaining FDA authorization for EndeavorRx, we have created an infrastructure that includes patient connectivity via telehealth, digital first fulfillment and additional scalable commercial capabilities.

Our platform and infrastructure allows us to quickly and continuously refine and optimize based on learnings from caregivers, patients and health care providers. We regularly collect insights across multiple forums to inform our commercial activities and communications with caregivers, including workshops, in-depth interviews with patients and caregivers and surveys. We are also leveraging the power of the data from our platform, as we gain direct access to an aggregate level view of each patient’s activity and completion of therapy, which we use to inform and adapt our communications with caregivers.

Executing pre-launch activities—listening, learning and adapting

There is no established playbook for digital therapeutics, so we have been focused on pre-launch activities for EndeavorRx in the U.S. to gather important feedback from families and physicians. We are executing targeted consumer pilots to understand promotional levers and priorities to deliver upon the promise of EndeavorRx commercially.

We monitor metrics for three key drivers of our business model: demand, engagement and reimbursement. We measure demand through total prescriptions written by physicians, including for new prescriptions and for refills. We monitor engagement through measuring the total number of prescribing health care providers, the number of new prescribing health care providers and conversion, as measured by patients who paid for a prescription as a percent of those who received a prescription. Our third key driver is reimbursement and the metrics measured for this driver are the percent of prescriptions that are paid in cash and the percent of prescriptions that are reimbursed in whole or in part by a private or public health insurance payer.

EndeavorRx®—key drivers of the model

PHASE		PRE-LAUNCH		PRE-LAUNCH		PRE-LAUNCH
	METRIC	FY 2021		Q 1’22		GROWTH VS. Q1’21
DEMAND	Total Rx Written	1,713		668		229%
	New Rx	1,422		503		166%
	Refill Rx	291		165		1079%

ENGAGEMENT	Total Prescribers	877		437		191%
	New Prescribers	832		239		96%
	Conversion (Enrolled To Dispense)	57%		53%		(14%)

REIMBURSEMENT	% of TRx Self Paid	86%		89%		N/A
	% of TRx Reimbursed	10%		4.3%		N/A
	Total Covered Lives	2.8	M	2.6	M	N/A

Our pre-launch release of EndeavorRx has demonstrated strong business model fundamentals for our ability to scale and execute on significant revenue potential and will inform the commercial launch of the product. With only a handful of health care provider-facing sales representatives and highly targeted consumer pilots, we are seeing strong early indicators.

Through key learnings from the pre-launch of EndeavorRx, we have developed and refined a robust commercialization model for the commercial launch EndeavorRx that will also support our future products.

Potential U.S. Label Expansion in ADHD

In addition to the commercial launch of EndeavorRx for ages 8-12, we plan to undertake a full label expansion strategy to grow our patient base in ADHD. We hope to leverage this initial patient population to build awareness for our mission and other potential, new treatments in our pipeline.

Work is underway to support age and geography expansion with a trusted care program over the ADHD patient’s lifetime. Our go-to-market approach can be extrapolated and optimized beyond our first label and into the other age segments, with a total of approximately 8.1 million people in the U.S. We have ongoing pivotal trials targeting both adolescents and adults, with potential product launches in 2024, and we expect to also have proof of concept in younger children ages 3-8 as early as 2023. From a regulatory perspective, these are all expected to be conducted through the FDA 510(k) process, which is generally a simpler and faster process compared to the FDA de novo process used for our first label.

Potential Revenue Opportunity in ADHD

Across ADHD—including our first EndeavorRx label and described label expansions—we anticipate the revenue opportunity to be at least $500 million per year, expected in the next five to seven years assuming clinical and regulatory success of our ADHD label expansion trials to the entire ADHD population and investment in its sales and marketing infrastructure. Additionally, this revenue opportunity assumes an approximately 8% estimated market share, an even split of patients paying in cash as opposed to paying through insurance, an average net price between $300-350 per prescription and an average of 1.5x refills per patient after their first prescription. This revenue forecast would be negatively impacted to the extent these assumptions, particularly label expansion to the entire ADHD population, prove to be incorrect.

Given EndeavorRx’s safety profile, we believe we can offer significant advantages over existing products in market, appealing to a broad spectrum of families, including:

•	families with children not well-managed on ADHD drugs due to side effects or lack of efficacy,

•	families choosing to not put their children on ADHD drugs, and

•	families with children actively taking ADHD drugs but looking for additional options to add to their treatment.

The revenue across ADHD described above reflects expectations based on a traditional pharmaceutical revenue model. Yet, we have a unique platform that allows us to grow and evolve our offering through a patient’s lifetime. We have several distinct levers enabling this:

1) We are building meaningful relationships with caregivers and patients, offering products they enjoy that help improve their health.

2) We are developing products that can span a person’s lifetime, from childhood through adulthood—supporting their cognitive health through chronic conditions, acute illness and aging.

3) Our products can be continually iterated for long-term engagement.

4) We have rich data infrastructure that can enable patients to engage with doctors in a new way.

5) We also have the ability to offer premium content and services, like our recently launched EndeavorRx Insight, a companion app for parents to participate in and support their child’s treatment journey. This has the potential to provide additional revenue streams alongside the treatment.

This revenue potential only accounts for treating inattention in ADHD in the U.S. Akili’s platform has the capability of addressing multiple potential markets, and we have prioritized several key programs to enter clinical trials and expand our presence in ADHD outside of the U.S. We are estimating a total addressable market of 15.5 million patients across our initial target patient populations in the U.S. and Japan.

Increasing TAM (Total Addressable Market) through label and indication expansion

*

Estimated timeframes in figure above correspond to applicable milestone start times, and are subject to change—please refer to the section entitled “Risk Factors” included herein, including “Risks Related to Our Business and Industry—Enrollment and retention of patients in clinical trials is an expensive and time- consuming process and could be made more difficult or rendered impossible by multiple factors outside of our control. If we experience delays or difficulties in the enrollment or retention of patients in clinical trials, our ability to obtain necessary marketing authorizations for our product candidates could be delayed or prevented” and “Risks Related to Our Products—Our current product candidates are in various stages of development. Our product candidates may fail in development or suffer delays that adversely affect their commercial viability. If we fail to maintain clearance, de novo classification or approval to market our product candidates, including AKL-T01 for expanded indications, or if we are delayed in obtaining such marketing authorizations, our business, prospects, results of operations and financial condition could be materially and adversely affected.”
**

Population data in table above are estimates based on our management’s good faith estimates based on various publications, public health data, national health statistics including from the NIH and CDC and partner research data.

Intellectual Property

We actively seek to obtain patent protection in the U.S. and other countries for inventions covering our products and technologies. We also license patents and technologies from third parties. Further, we rely on copyrights (including copyright registrations for software designs), trademarks and trade secrets relating to our proprietary PDT algorithms or processes, in order to develop, strengthen and maintain our proprietary position in the PDT field.

We solely own or exclusively license 21 utility patent families directed to software or methods related to cognition and/or digital therapeutics, including, as of May 31, 2022, seven patents allowed in the U.S., eight patents allowed in Japan, one patent allowed in Canada, two patents allowed in China and three patents allowed in South Korea. Patent expiration dates noted below refer to earliest potential statutory expiration dates and do not take into account any potential patent term adjustments or extensions that may be available.

Exclusively licensed utility patent families include the following:

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An exclusive license from UCSF to a patent family directed to software and methods for enhancing cognition via a task performed in the presence of interferences (distractions and/or interrupters) (see “Agreements/Third Parties—UCSF Neuroracer Agreement” below for a description of this exclusive license agreement). Two U.S. patents, five Japanese patents and one Canadian patent have been allowed in this family, the patents expiring as early as 2031 (Japan and Canada) and 2032 (U.S.). Additional applications are pending in this family in Australia, Canada, and Europe.

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An exclusive license from UCSF to a patent family directed to software and methods for enhancing cognition via a task with both a physical and cognitive component. One Japanese patent has been allowed in this family, expiring as early as 2035. Additional applications are pending in this family in the U.S., Australia, Canada, Europe, Hong Kong and Japan.

Solely owned utility patent families include the following:

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A patent family directed to a personalized cognitive training regimen through difficulty progression. One U.S. patent, one Japanese patent and one South Korean patent have been allowed in this family and will expire as early as 2035. Additional applications are pending in this family in Australia, Canada, Europe and Hong Kong.

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A patent family directed to processor-implemented systems and methods for measuring cognitive abilities. One U.S. patent has been allowed in this family and will expire as early as 2036. Additional applications are pending in this family in Australia, Canada, Europe, Japan and South Korea.

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A patent family directed to signal detection metrics in adaptive response-deadline procedures. One Chinese patent has been allowed in this family and will expire as early as 2037. Additional applications are pending in this family in the U.S., Australia, Canada, Europe, Japan and South Korea.

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A patent family directed to audio-only interference training for cognitive disorder screening and treatment. One U.S. patent has been allowed in this family and will expire as early as 2039. Additional applications are pending in this family in China, Hong Kong, South Korea, Canada, Europe, Australia and Japan.

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A patent family directed to facial expression detection for screening and treatment of affective disorders. One U.S. patent has been allowed in this family and will expire as early as 2039. Additional applications are pending in this family in China, Hong Kong, South Korea, Canada, Europe, Australia and Japan.

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A patent family directed to a platform configured to render computerized emotional/affective elements for use as stimuli in computerized tasks. One South Korean patent and one Chinese patent have been allowed in this family and will expire as early as 2037. Additional applications are pending in this family in Australia, Canada, Europe, Japan, the U.S, and Hong Kong.

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A patent family directed to a cognitive platform coupled with a physiological component. One U.S. patent, one Japanese patent, and one South Korean patent have been allowed in this family and will expire as early as 2037. Additional applications are pending in this family in Australia, Canada, China, Europe, and Hong Kong.

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A pending patent family directed to a cognitive platform for deriving effort metric for optimizing cognitive treatment, with applications pending in the U.S., Canada, Europe, Australia, Japan, South Korea, China and Hong Kong. If any patents are allowed in this family, they could expire as early as 2039.

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A pending patent family directed to a distributed network for the secured collection, analysis, and sharing of data across platforms, with applications pending in the U.S., Canada, Europe, Australia, Japan and China. If any patents are allowed in this family, they could expire as early as 2038.

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A pending patent family directed to systems and methods for scientific evaluation of program code outputs, with applications pending in the U.S. and pursuant to the international Patent Cooperation Treaty. If any patents are allowed in this family, they could expire as early as 2040.

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A pending patent family directed to systems and methods for software design control and quality assurance, with applications pending in the U.S., Taiwan, and pursuant to the international Patent Cooperation Treaty. If any patents are allowed in this family, they could expire as early as 2040.

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A pending patent family directed to a system and method for adaptive configuration of computerized cognitive training programs, with an application pending in the U.S. If any patents are allowed in this family, they could expire as early as 2041.

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A pending patent family directed to a method for algorithmic rendering of graphical user interface elements, with a provisional application pending in the U.S. If any patents are allowed in this family, they could expire as early as 2041.

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A pending patent family directed to a method and system for determining equitable benefit in digital products and services, with a provisional application pending in the U.S. If any patents are allowed in this family, they could expire as early as 2042.

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A pending patent family directed to a cognitive platform including computerized evocative elements in modes, with applications pending in the U.S., Australia, Canada, China, Europe, Hong Kong, Japan, and South Korea. If any patents are allowed in this family, they could expire as early as 2037.

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A pending patent family directed to a cognitive platform including computerized elements, with applications pending in the U.S., Canada, Europe, Japan, Australia, China, and Hong Kong. If any patents are allowed in this family, they could expire as early as 2038.

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A pending patent family directed to a cognitive platform for identification of biomarkers and other types of markers, with applications pending in the U.S., Europe, Canada, Australia, and Japan. If any patents are allowed in this family, they could expire as early as 2037.

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A pending patent family directed to a platform for identification of biomarkers using navigation tasks and treatments using navigation tasks, with applications pending in the U.S., Australia, Canada, China, Europe, Japan, and South Korea. If any patents are allowed in this family, they could expire as early as 2037.

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A pending patent family directed to cognitive screens, monitor and cognitive treatments targeting immune-mediated and neuro-degenerative disorders, with applications pending in the U.S., Taiwan, Canada, Europe, Australia, Japan, China, Hong Kong, and South Korea. If any patents are allowed in this family, they could expire as early as 2039.

In addition to our utility patents, we own three families of design patents worldwide, relating to various former and/or current Company logos or designs for our software applications, including over 40 granted or allowed design patents as of May 31, 2022. One family of design patents is directed to a graphical user interface with an animated logo for a display screen, with one allowed patent in the U.S., which patents would expire as early as 2034. A second family of design patents is directed to an animated graphical user interface for a display screen, with allowed patents in the U.S., Australia, Canada, Europe, Japan and South Korea, which patents would expire as early as 2030, and a pending application in China. A third family of design patents is directed to a graphical user interface for a display screen, with allowed patents in the U.S., Australia, Canada, China, Europe, Japan and South Korea, which patents would expire as early as 2027. The foregoing design patent expiration dates assume all applicable renewals are paid when due.

Registered Copyrights

In addition to our portfolio of utility and design patents, we hold copyright in our PDTs and companion software apps and pursue federal copyright registration where appropriate. We have registered copyrights with the U.S. Copyright Office in certain core designs and images in our PDTs and companion apps, and can additionally utilize international copyright protection such as the Berne Convention as applicable.

Registered Trademarks

We also protect our trademarks and associated brand recognition by registering trademarks with the United States Patent and Trademark Office and foreign trademark offices.

While we consider these proprietary technology rights to be important to us, a range of factors help to mitigate the future effects of patent and license expiration on our results of operations and financial position. These factors include: publications, including peer-reviewed third-party studies, that demonstrate the efficacy of our products; our brand strength and reputation in the marketplace; our existing distribution platform and our customer support; the applicable regulatory approval status for certain products; our continued investments in innovative product improvements that often result in new technologies and/or additional patents; our investment in innovations that results in new product offerings that often are patentable; and our significant know-how, scale and investments related to the clinical development and commercialization of associated product offerings.

Our commercial success may depend in part on our ability to: obtain and maintain patent and other proprietary protection for commercially important technology, inventions and know-how related to our business; defend and enforce our patents, copyrights, trademarks and other proprietary rights; preserve the confidentiality of our trade secrets; and operate without infringing the valid, enforceable patents and other proprietary rights of third parties. Our ability to limit third parties from making, using, selling, offering to sell or importing our products may depend on the extent to which we have rights under valid and enforceable licenses, patents, copyrights or trade secrets that cover these activities. In some cases, enforcement of these rights may depend on third-party licensors or co-owners. With respect to both company-owned and licensed intellectual property, we cannot be sure that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications filed by us in the future, nor can we be sure that any of our existing patents or any patents that may be granted to us in the future will be commercially useful in protecting our commercial products.

Agreements/Third Parties

Shionogi Collaboration Agreement

In March 2019, Shionogi & Co. Ltd. exercised its option to enter into an exclusive collaboration and license agreement (the “Shionogi Agreement”) with us, pursuant to which we and Shionogi agreed to collaborate in the development and commercialization of certain digital therapeutic products, including EndeavorRx and AKL-T02, variations of Akili’s SSME technology, in the licensed field in Japan and Taiwan. Under the agreement, Shionogi will be primarily responsible for the development and commercialization of such licensed products at its own cost and expense. Shionogi has agreed to use commercially reasonable efforts to obtain regulatory approval for certain licensed products, including EndeavorRx and AKL-T02, in each indication in the licensed field throughout Japan and Taiwan. The development and commercialization of the licensed products are overseen by a joint steering committee comprised of an equal number of representatives from each of us and Shionogi. We maintain control over the development and commercialization of the licensed products worldwide for all indications, and in Japan and Taiwan for all indications outside of Shionogi’s licensed field. Additionally, we provide certain technical support services to Shionogi, and we have agreed to certain responsibilities with respect to licensed product development activities under the agreement.

Pursuant to the Shionogi Agreement, for a given licensed product, we have granted to Shionogi an exclusive license, with the right to grant sublicenses, under certain patent rights and know-how controlled by us (1) to clinically develop such licensed product anywhere in the world for the purposes of obtaining regulatory approval and commercializing such licensed product in the licensed field in Japan and Taiwan and (2) commercialize such licensed product in the licensed field in Japan and Taiwan.

To date, we have received an aggregate amount of approximately $25.4 million from Shionogi under the Shionogi Agreement, which includes an initial upfront fee payment of $10.0 million, an additional $10.0 million option exercise payment, proceeds from a $5.0 million corporate bond and $0.4 million to produce a control version of our software for the trials in Japan. We are also entitled receive up to a total of $105.0 million in total development and commercial milestones across all licensed products. Additionally, we are entitled to royalties, in a range between 20-30%, on annual net sales of licensed products in the territory so long as Shionogi continues to sell the licensed products in such territory, subject to certain specified reductions. Shionogi will also help fund development costs in Japan and Taiwan.

In connection with Shionogi exercising its option to enter into the agreement, we issued a $5.0 million corporate bond to Shionogi for cash. The corporate bond is unsecured and is subordinated to our obligations under indebtedness for borrowed money owed by us to any bank or other financial institution.

Unless earlier terminated, the Shionogi Agreement will continue in effect until the expiration of all of Shionogi’s payment obligations thereunder. Either party may terminate the agreement upon an uncured material breach of the agreement by the other party or upon the occurrence of certain events of insolvency of the other party. Additionally, Shionogi may terminate the agreement for any or no reason, in its entirety or on a licensed product-by-licensed product basis, upon specified written notice to us. Shionogi may also terminate the agreement on a licensed product-by-licensed product basis for safety reasons, certain clinical failures, or in the event that any third-party in-license entered into by us is terminated and cannot be reestablished within a specified period to allow Shionogi to continue exercising its rights under the agreement.

In the event that Shionogi has the right to terminate the Shionogi Agreement, in whole or with respect to a particular target, upon our uncured material breach, then in lieu of so terminating, Shionogi has the right to elect to the have the agreement continue in full force and effect; provided that Shionogi shall pay a reduced royalty. In the event that Shionogi terminates the agreement at will, or if we terminate for a breach or insolvency, we are entitled to certain reversionary rights with respect to the terminated licensed products.

In the event that we want to develop or commercialize certain digital therapeutic products (other than the licensed products) in Japan or Taiwan, we agreed to allow Shionogi a one-time first right of negotiation to expand the scope of the agreement to include such products.

UCSF NeuroRacer Agreement

On October 18, 2013, we entered into an exclusive license agreement with The Regents of the University of California (the “UCSF NeuroRacer Agreement”), which was amended on May 17, 2018, and February 25, 2019. Certain granted patent claims licensed under the agreement cover aspects and/or functionality of EndeavorRx. Under the agreement, UCSF grants us an exclusive, worldwide, sublicensable license under UCSF’s rights in certain patents and copyrights controlled by UCSF, to, in the case of the licensed patents, make, use, sell, offer for sale and import, and to reproduce, prepare derivative works, distribute, perform, and, in the case of the licensed copyrights, display, certain licensed products, services, software, and methods covered by such patents and copyrights. Under the agreement, UCSF retains the right to use the licensed technology for educational and research purposes, including sponsored researching performed for or on behalf of commercial entities. Under this agreement, we have rights to two U.S. patents, five Japanese patents and one Canadian patent. These patents expire as early as 2031 (for the Japanese and Canadian patents) and 2032 (for the U.S. patents).

As consideration for entering into the UCSF NeuroRacer Agreement, we paid UCSF a license issue fee of $10,000. We also paid UCSF an aggregate license maintenance fee of $25,000 ($5,000 annually for five years up to the first sale of a licensed product). Additionally, we are obligated to pay to UCSF up to a total of $1.1 million in total milestone payments for products covered by the license (including EndeavorRx), including for certain patent-related, regulatory and commercial milestones. To date, we have paid UCSF a total of $185,000 in such milestone payments.

In addition, we are obligated to pay to UCSF certain mid-single digit percentage royalties on annual net sales of licensed products, methods, or services depending on if such products, methods, or services are clinically tested or not, subject to certain specified reductions. Royalties are payable to UCSF from the date of first commercial sale of a licensed product or licensed service on a country-by-country basis until the later of expiration or abandonment of the licensed patents or on the tenth anniversary of the first commercial sale of each such licensed product or licensed service in such country. As of January 31, 2022, we have paid to UCSF a total of $411,673 in such royalty payments. In total, we have paid UCSF $631,673 million under the UCSF NeuroRacer Agreement.

We are also obligated to pay UCSF certain tiered payments upon a change of control transaction (as defined in the agreement), up to a maximum of $2.5 million in such payments, depending on the total amount of payments to shareholders resulting from such transaction.

We must also pay to UCSF a tiered, low- to mid-double-digit percentage of any sublicensee revenue (as defined in the agreement), depending on the regulatory status of the licensed product applicable to such sublicense agreement. To date, we have not made any payments to UCSF in sublicensee revenue.

The UCSF NeuroRacer Agreement will remain in effect until the later of (i) expiration or abandonment of the last of the licensed patents or (ii) expiration of the licensed copyrights in all countries. UCSF may terminate the agreement upon an uncured breach of the agreement by us and the agreement will automatically terminate upon our insolvency. Additionally, we may terminate the agreement for any or no reason, in its entirety, or terminate our rights under the licensed patents on a country-by-country basis, upon specified written notice to UCSF.

TALi Agreement

In August 2021, we entered into a license agreement with TALi Digital Limited (the “TALi Agreement”) pursuant to which we license TALi’s technology designed to address early childhood attention impairments. Under the agreement, TALi grants us an exclusive license to develop, supply and commercialize certain technology controlled by TALi for the treatment of attention or cognitive conditions in children 12 years of age and younger, in the U.S.. TALi agreed to provide us a first right of refusal to any new use or functionality for the licensed technology, including for indications or applications outside of the licensed field or age cohort.

The development and commercialization of the licensed technology are overseen by a joint steering committee comprised of an equal number of representatives from each of us and TALi. TALi is responsible for certain initial development activities with respect to certain of the licensed technology, and we must reimburse TALi for such activities up to $2.0 million. We control all other development activities and all commercialization activities with respect to the licensed technology.

Pursuant to the TALi Agreement, we are obligated to pay to TALi up to a total of $2.0 million in regulatory milestone payments and up to a total of $35.5 million in commercial milestone payments. In addition, we are obligated to pay to TALi certain tiered mid-single digit percentage royalties on annual net sales of the licensed technology in the U.S. for the term of the agreement, subject to certain specified reductions. To date, we have not made any payments to TALi pursuant to the TALi Agreement.

Under the TALi Agreement, the patents in the patent family TALi has licensed to us will expire as early as 2035. The TALi Agreement will continue in effect until otherwise terminated. We may terminate the agreement for any or no reason upon notice after the completion of a clinical study approved by the joint steering committee or within 60 days after FDA marketing authorization of the TALi technology. Either party may terminate the agreement upon an uncured or uncurable material breach of the agreement by the other party, or upon the occurrence of certain events of insolvency of the other party. Additionally, TALi may also terminate the agreement if we have not consummated at least $1.0 million of sales for a product related to the licensed technology by the third anniversary of the first commercial sale of a product related to the licensed technology. However, we have the opportunity to pay TALi an amount equal to the difference between the actual sales and such threshold to avoid termination.

Government Regulation

Coverage and Reimbursement

Sales of any product depend, in part, on the extent to which such product will be covered by third-party payers, such as federal, state and foreign government healthcare programs, commercial insurance and managed healthcare organizations and the level of reimbursement for such product by third-party payers. Decisions regarding the extent of coverage and amount of reimbursement to be provided are made on a plan-by-plan basis. These third-party payers are increasingly reducing reimbursements for medical products, drugs and services.

In addition, the U.S. government, state legislatures and foreign governments have continued implementing cost- containment programs, including price controls, restrictions on coverage and reimbursement and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit sales of any product. Decreases in third-party reimbursement for any product or a decision by a third-party payer not to cover a product could reduce physician usage and patient demand for the product and also have a material adverse effect on sales.

Health Care Laws and Regulations

Our business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payers, patient organizations and customers, may be subject to broadly applicable healthcare laws and regulations, including fraud and abuse laws. These laws may constrain the business or financial arrangements and relationships through which we conduct our operations, including how we research, market, sell and distribute our product candidates, if approved. The laws that may affect our ability to operate include, but are not limited to:

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the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, either the referral of an individual, or the purchase, lease, order or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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federal civil and criminal false claims laws, including the False Claims Act (“FCA”), which can be enforced through civil “qui tam” or “whistleblower” actions and civil monetary penalty laws, impose criminal and civil penalties against individuals or entities for, among other things, knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid or other federal health care programs that are false or fraudulent; knowingly making or causing a false statement material to a false or fraudulent claim or an obligation to pay money to the federal government; or knowingly concealing or knowingly and improperly avoiding or decreasing such an obligation. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payers if they are deemed to “cause” the submission of false or fraudulent claims. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA. The FCA also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the FCA and to share in the proceeds of any monetary recovery;

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the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which created new federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payer (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity can be found guilty of violating these statutes without actual knowledge of the statutes or specific intent to violate them in order to have committed a violation;

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the federal Physician Payment Sunshine Act, created under the ACA and its implementing regulations, which require manufacturers of drugs, devices, biologicals and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the US Department of Health and

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Human Services (“HHS”) information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Effective January 1, 2022, these reporting obligations will extend to include payments and transfers of value made to physician assistants, nurse practitioners, clinical nurse specialists, anesthesiologist assistants, certified registered nurse anesthetists and certified nurse midwives during the previous year;

•	federal government price reporting laws, which require us to calculate and report complex pricing metrics in an accurate and timely manner to government programs;

•	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers; and

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analogous state and foreign laws and regulations, such as state and foreign anti-kickback, false claims, consumer protection and unfair competition laws which may apply to pharmaceutical business practices, including but not limited to, research, distribution, sales and marketing arrangements as well as submitting claims involving healthcare items or services reimbursed by any third-party payer, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government that otherwise restricts payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to file reports with states regarding pricing and marketing information, such as the tracking and reporting of gifts, compensations and other remuneration and items of value provided to healthcare professionals and entities; and state and local laws requiring the registration of pharmaceutical sales representatives.

Healthcare Reform

In March 2010, the ACA was enacted, which substantially changed the way healthcare is financed by both governmental and private insurers, and significantly affected the pharmaceutical industry. The ACA contained a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement adjustments and changes to fraud and abuse laws. For example, the ACA:

•	increased the minimum level of Medicaid rebates payable by manufacturers of brand name drugs from 15.1% to 23.1% of the average manufacturer price;

•	required collection of rebates for drugs paid by Medicaid managed care organizations;

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required manufacturers to participate in a coverage gap discount program, under which they must agree to offer 70 percent point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; and

•	imposed a non-deductible annual fee on pharmaceutical manufacturers or importers who sell “branded prescription drugs” to specified federal government programs.

Since its enactment, there have been judicial and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order to initiate a special enrollment period from February 15, 2021 through May 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructs certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. Other legislative changes have been proposed and adopted since the ACA was enacted, including aggregate reductions of Medicare payments to providers of2% per fiscal year. These reductions went into effect on April 1, 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through March 31, 2022 due to the COVID-19 pandemic. Following the temporary suspension, a 1% payment reduction will occur beginning April 1, 2022 through June 30, 2022, and the 2% payment reduction will resume on July 1, 2022. It is also possible that additional governmental action is taken in response to the COVID-19 pandemic.

There has been increasing legislative and enforcement interest in the U.S. with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. At a federal level, President Bidensigned an Executive Order on July 9, 2021 affirming the administration’s policy to (i) support legislative reforms that would lower the prices of prescription drug and biologics, including by allowing Medicare to negotiate drug prices, by imposing inflation caps, and, by supporting the development and market entry of lower-cost generic drugs and biosimilars; and (ii) support the enactment of a public health insurance option. Among other things, the Executive Order also directs HHS to provide a report on actions to combat excessive pricing of prescriptiondrugs, enhance the domestic drug supply chain, reduce the price that the federal government pays for drugs, and address price gouging in the industry; and directs the FDA to work with states and Indian Tribes that propose to develop section 804 Importation Programs in accordance with the Medicare Prescription Drug,

Improvement, and Modernization Act of 2003, and the FDA’s implementing regulations. FDA released such implementing regulations on September 24, 2020, which went into effect on November 30, 2020, providing guidance for states to build and submit importation plans for drugs from Canada. On September 25, 2020, the Centers forMedicare & Medicaid Services (“CMS”) stated drugs imported by states under this rule will not be eligible for federal rebates under Section 1927 of the Social Security Act and manufacturers would not report these drugs for “best price” or Average Manufacturer Price purposes. Since these drugs are not considered covered outpatient drugs, CMS further stated it will not publish a National Average Drug Acquisition Cost for these drugs. If implemented, importation of drugs from Canada may materially and adversely affect the price we receive for any of our product candidates. Further, on November 20, 2020 CMS issued an Interim Final Rule implementing the Most Favored Nation, or MFN, Model under which Medicare Part B reimbursement rates would have been calculated for certain drugs and biologicals based on the lowest price drug manufacturers receive in Organization for Economic Cooperation and Development countries with a similar gross domestic product per capita. However, on December 29, 2021 CMS rescinded the Most Favored Nations rule. Additionally, on November 30, 2020, HHS published a regulation removing safe harbor protection for price reductions from pharmaceutical manufacturers to plan sponsors under Part D, either directly or through pharmacy benefit managers, unless the price reduction is required by law. The rule also creates a new safe harbor for price reductions reflected at the point-of-sale, as well as a safe harbor for certain fixed fee arrangements between pharmacy benefit managers and manufacturers. Pursuant to court order, the removal and addition of the aforementioned safe harbors were delayed and recent legislation imposed a moratorium on implementation of the rule until January 1, 2026.

Although a number of these and other proposed measures may require authorization through additional legislation to become effective, and the Biden administration may reverse or otherwise change these measures, both the Biden administration and Congress have indicated that they will continue to seek new legislative measures to control drug costs.

In addition, other legislative and regulatory changes have been proposed and adopted in the U.S. since the ACA was enacted:

•	On January 2, 2013, the U.S. American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers.

•

On April 13, 2017, CMS published a final rule that gives states greater flexibility in setting benchmarks for insurers in the individual and small group marketplaces, which may have the effect of relaxing the essential health benefits required under the ACA for plans sold through such marketplaces.

•

On May 30, 2018, the Right to Try Act, was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new drug products that have completed a Phase 1 clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a pharmaceutical manufacturer to make its drug products available to eligible patients as a result of the Right to Try Act.

•	On May 23, 2019, CMS published a final rule to allow Medicare Advantage Plans the option of using step therapy for Part B drugs beginning January 1, 2020.

•

On December 20, 2019, former President Trump signed into law the Further Consolidated Appropriations Act (H.R. 1865), which repealed the Cadillac tax, the health insurance provider tax and the medical device excise tax. It is impossible to determine whether similar taxes could be instated in the future.

Individual states have also been increasingly active in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. In addition, regional health care authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other health care programs. These measures could reduce the ultimate demand for our products, once approved, or put pressure on our product pricing. We expect that additional state and federal healthcare reform measures will be adopted in the future, particularly in light of the new presidential administration, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our product candidates or additional pricing pressures.

Data Privacy and Security Laws

Personal privacy and data security have become significant issues in the U.S., Europe, and in many other jurisdictions. The regulatory framework for privacy and security issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Many federal, state, and foreign government bodies and agencies have adopted, or are considering adopting, laws and regulations regarding the collection, use, and disclosure of personal information, including protected health information. These laws and regulations, including their interpretation by governmental agencies, are subject to frequent change and could have a negative impact on our business. In addition, in the future, industry requirements or guidance, contractual obligations, and/or legislation at both the federal and the state level may limit, forbid or regulate the use or transmission of health information outside of the U.S..

These varying interpretations can create complex compliance issues for us and our partners and potentially expose us to additional expense, adverse publicity and liability, any of which could adversely affect our business.

Federal and state consumer protection laws are increasingly being applied by the U.S. Federal Trade Commission and states’ attorneys general to regulate the collection, use, storage and disclosure of personal or personally identifiable information, through websites or otherwise, and to regulate the presentation of website content.

The security measures that we and our third-party vendors and subcontractors have in place to ensure compliance with privacy and data protection laws may not protect our facilities and systems from security breaches, acts of vandalism or theft, computer viruses, misplaced or lost data, programming and human errors or other similar events. Even though we provide for appropriate protections through our agreements with our third-party vendors, we still have limited control over their actions and practices. A breach of privacy or security of personally identifiable health information may result in an enforcement action, including criminal and civil liability, against us. We are not able to predict the extent of the impact such incidents may have on our business. Enforcement actions against us could be costly and could interrupt regular operations, which may adversely affect our business. While we have not received any notices of violation of the applicable privacy and data protection laws and believe we are in compliance with such laws, there can be no assurance that we will not receive such notices in the future.

There is ongoing concern from privacy advocates, regulators and others regarding data privacy and security issues, and the number of jurisdictions with data privacy and security laws has been increasing. Also, there are ongoing public policy discussions regarding whether the standards for de-identification, anonymization or pseudonymization of health information are sufficient, and the risk of re-identification sufficiently small, to adequately protect patient privacy. We expect that there will continue to be new proposed and amended laws, regulations and industry standards concerning privacy, data protection and information security in the U.S., such as the California Consumer Privacy Act (the “CCPA”) which went into effect on January 1, 2020 and has been amended several times. Further, a new California privacy law, the California Privacy Rights Act (the “CPRA”) was passed by California voters on November 3, 2020. The CPRA will create additional obligations with respect to processing and storing personal information that are scheduled to take effect on January 1, 2023 (with certain provisions having retroactive effect to January 1, 2022). Additionally, some observers have noted that the CCPA and CPRA could mark the beginning of a trend toward more stringent privacy legislation in the U.S., which could increase our potential liability and adversely affect our business. Already, in the U.S., we have witnessed significant developments at the state level. For example, on March 2, 2021, Virginia enacted the Consumer Data Protection Act (the “CDPA”) and, on July 8, 2021, Colorado’s governor signed the Colorado Privacy Act (the “CPA”), into law. The CDPA and the CPA will both become effective January 1, 2023. While the CDPA and CPA incorporate many similar concepts of the CCPA and CPRA, there are also several key differences in the scope, application, and enforcement of the law that will change the operational practices of regulated businesses. The new laws will, among other things, impact how regulated businesses collect and process personal sensitive data, conduct data protection assessments, transfer personal data to affiliates, and respond to consumer rights requests.

A number of other states have proposed new privacy laws, some of which are similar to the above discussed recently passed laws. Such proposed legislation, if enacted, may add additional complexity, variation in requirements, restrictions and potential legal risk, require additional investment of resources in compliance programs, impact strategies and the availability of previously useful data and could result in increased compliance costs and/or changes in business practices and policies. The existence of comprehensive privacy laws in different states in the country would make our compliance obligations more complex and costly and may increase the likelihood that we may be subject to enforcement actions or otherwise incur liability for noncompliance.

Our international operations are subject to international laws and regulations, regulatory guidance, and industry standards relating to data protection, privacy, and information security. For our EU and UK future operations, this includes the EU General Data Protection Regulation (the “GDPR”) as well as other national data protection legislation in force in relevant EU member states (including the GDPR in such form as incorporated into the law of England and Wales, Scotland and Northern Ireland by virtue of the European Union (Withdrawal) Act 2018 and any regulations thereunder and the UK Data Protection Act 2018 (the “UK GDPR”).

The GDPR and UK GDPR are wide-ranging in scope and impose numerous additional requirements on companies that process personal data, including imposing special requirements in respect of the processing of health and other sensitive data, requiring that consent of individuals to whom the personal data relates is obtained in certain circumstances, requiring additional disclosures to individuals regarding data processing activities, requiring that safeguards are implemented to protect the security and confidentiality of personal data, creating mandatory data breach notification requirements in certain circumstances, requiring data protection impact assessments for high risk processing and requiring that certain measures (including contractual requirements) are put in place when engaging third-party processors. The GDPR and the UK GDPR also provide individuals with various rights in respect of their personal data, including rights of access, erasure, portability, rectification, restriction and objection. The GDPR and UK GDPR define personal data to include pseudonymized or coded data and requires different informed consent practices and more detailed notices for clinical trial participants and investigators than applies to clinical trials conducted in the U.S.. We are required to apply GDPR and UK GDPR standards to any clinical trials that our EU and UK established businesses carry out anywhere in the world.

The GDPR and UK GDPR impose strict rules on the transfer of personal data to countries outside the European Economic Area, including the U.S.. The UK and Switzerland have adopted similar restrictions. Although the UK is regarded as a third country under the EU’s GDPR, the European Commission (“EC”) has now issued a decision recognizing the UK as providing adequate protection under the EU GDPR and, therefore, transfers of personal data originating in the EU to the UK remain unrestricted. Like the EU GDPR, the UK GDPR restricts personal data transfers outside the UK to countries not regarded by the UK as providing adequate protection. The UK government has confirmed that personal data transfers from the UK to the EEA remain free flowing.

To enable the transfer of personal data outside of the EEA or the UK, adequate safeguards must be implemented in compliance with European and UK data protection laws. On June 4, 2021, the EC issued new forms of standard contractual clauses for data transfers from controllers or processors in the EU/EEA (or otherwise subject to the GDPR) to controllers or processors established outside the EU/EEA (and not subject to the GDPR). The new standard contractual clauses replace the standard contractual clauses that were adopted previously under the

EU Data Protection Directive. The UK is not subject to the EC’s new standard contractual clauses but has published a draft version of a UK-specific transfer mechanism, which, once finalized, will enable transfers from the UK. We will be required to implement these new safeguards when conducting restricted data transfers under the EU and UK GDPR and doing so will require significant effort and cost.

The GDPR and UK GDPR may increase our responsibility and liability in relation to personal data that we process where such processing is subject to the GDPR and UK GDPR. Implementing legislation in applicable EU member states and the UK, including by seeking to establish appropriate lawful bases for the various processing activities we carry out as a controller or joint controller, reviewing security procedures and those of our vendors and collaborators, and entering into data processing agreements with relevant vendors and collaborators, we cannot be certain that our efforts to achieve and remain in compliance have been, and/or will continue to be, fully successful. Given the breadth and depth of changes in data protection obligations, preparing for and complying with the GDPR and UK GDPR and similar laws’ requirements are rigorous and time intensive and require significant resources and a review of our technologies, systems and practices, as well as those of any third-party collaborators, service providers, contractors or consultants that process or transfer personal data.

Other countries around the world in which we conduct trials or otherwise do business have also enacted strict privacy and data protection laws. For example, the Act on the Protection of Personal Information (“APPI”) of Japan regulates privacy protection issues in Japan. The APPI shares similarities with the GDPR, including extraterritorial application and obligations to provide certain notices and rights to citizens of Japan. We may be required to modify our policies, procedures, and data processing measures in order to address requirements under these or other privacy, data protection, or cyber security regimes, and may face claims, litigation, investigations, or other proceedings regarding them and may incur related liabilities, expenses, costs, and operational losses.

In addition to general privacy and data protection requirements, many jurisdictions around the world have adopted legislation that regulates how businesses operate online and enforces information security, including measures relating to privacy, data security and data breaches. Many of these laws require businesses to notify data breaches to the regulators and/or to data subjects. These laws are not consistent, and compliance in the event of a widespread data breach is costly and burdensome.

In many jurisdictions, enforcement actions and consequences for non-compliance with protection, privacy and information security laws and regulations are rising. In the EU and the UK, data protection authorities may impose large penalties for violations of the data protection laws, including potential fines of up to €20 million (£17.5 million in the UK) or 4% of annual global revenue, whichever is greater. The authorities have shown a willingness to impose significant fines and issue orders preventing the processing of personal data on non-compliant businesses. Data subjects also have a private right of action, as do consumer associations, to lodge complaints with supervisory authorities, seek judicial remedies, and obtain compensation for damages resulting from violations of applicable data protection laws. The APPI allows for fines of up up to ¥100M for violations of the law. In the U.S., possible consequences for non-compliance include enforcement actions in response to rules and regulations promulgated under the authority of federal agencies and state attorneys general and legislatures and consumer protection agencies.

In addition, privacy advocates and industry groups have regularly proposed, and may propose in the future, self- regulatory standards that may legally or contractually apply to us. If we fail to follow these security standards, even if no customer information is compromised, we may incur significant fines or experience a significant increase in costs.

The risk of our being found in violation of these laws is increased by the fact that the in interpretation and enforcement of them is not entirely clear. Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.

Compliance with data protection laws and regulations could require us to take on more onerous obligations in our contracts, restrict our ability to collect, use and disclose data, or in some cases, impact our ability to operate in certain jurisdictions. It could also require us to change our business practices and put in place additional compliance mechanisms, may interrupt or delay our development, regulatory and commercialization activities and increase our cost of doing business. Failure by us or our collaborators and third-party providers to comply with data protection laws and regulations could result in government enforcement actions (which could include civil or criminal penalties and orders preventing us from processing personal data), private litigation and result in significant fines and penalties against us. Moreover, clinical trial participants about whom we or our potential collaborators obtain information, as well as the providers who share this information with us, may contractually limit our ability to use and disclose the information. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend, could result in adverse publicity and could have a material adverse effect on our business, financial condition, results of operations and prospects.

U.S. Medical Device Regulations

General Requirements

Our products and product candidates are medical devices subject to extensive and ongoing regulation by the FDA under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and its implementing regulations, as well as other federal and state regulatory bodies in the U.S. and comparable authorities in other countries under other statutes and regulations. These laws and regulations govern, among other things, product design and development, preclinical and clinical testing, manufacturing, packaging, labeling, storage, recordkeeping and reporting, clearance or approval, marketing, distribution, promotion, import and export and post-marketing surveillance. Failure to comply with applicable requirements may subject a device and/or its manufacturer to a variety of administrative sanctions, such as issuance of warning letters, import detentions, civil monetary penalties and/or judicial sanctions, such as product seizures, injunctions and criminal prosecution.

In the U.S., medical devices considered to be moderate to high risk by FDA generally require premarket review and marketing authorization from the FDA prior to commercial distribution. The primary types of FDA marketing authorization applicable to a medical device are clearance of a premarket notification, also called 510(k) clearance, premarket approval, or PMA approval, or grant of a de novo request for classification, or de novo grant. Each 510(k), PMA, or de novo request must be accompanied by a user fee, although the fee may be waived under certain circumstances.

Each product candidate we seek to commercially distribute in the U.S. will require either a prior de novo classification grant, 510(k) clearance, unless it is exempt, or a PMA from the FDA under its medical device authorities.

510(k) Clearance Process

Under the FDCA, medical devices are classified into one of three classes – Class I, Class II or Class III – depending on the degree of risk associated with the device and the level of control necessary to provide reasonable assurance of safety and effectiveness.

Class I devices are those for which safety and effectiveness can be reasonably assured by adherence to a set of regulations referred to as General Controls, which require compliance with the applicable portions of FDA’s Quality System Regulation (“QSR”), facility registration and device listing, reporting of adverse events and malfunctions, which is referred to as medical device reporting, and appropriate, truthful and non-misleading labeling and promotional materials. Most Class I devices are exempt from the premarket notification requirements.

Class II devices are those that are subject to General Controls, as well as Special Controls, which can include performance standards, specialized labeling and post-market surveillance. Most Class II devices are subject to the premarket notification requirements.

To obtain 510(k) clearance, a manufacturer must submit a premarket notification, or 510(k), to the FDA and demonstrate to the FDA’s satisfaction that the proposed device is “substantially equivalent” to a previously 510(k)-cleared device or a device that was in commercial distribution before May 28, 1976 for which the FDA has not yet called for the submission of a PMA application. The previously cleared device is known as a predicate device. A proposed device is substantially equivalent if, with respect to the predicate device, it has the same intended use and has either (i) the same technological characteristics or (ii) different technological characteristics and does not raise different questions of safety and effectiveness, and the information submitted to the FDA that the device is substantially equivalent to the predicate device contains information that demonstrates that the proposed device is as safe and effective as a legally marketed device.

Before the FDA will accept a 510(k) for substantive review, the FDA will first assess whether the submission satisfies a minimum threshold of acceptability to ensure that the 510(k) is administratively complete. The acceptance review, which occurs prior to the substantive review, is generally conducted and completed within 15 calendar days of the FDA receiving the 510(k). If the FDA determines that the 510(k) is incomplete, the FDA will issue a “Refuse to Accept” letter which generally outlines the information the FDA believes is necessary to permit a substantive review and to reach a determination regarding substantial equivalence. The 510(k) submitter must submit the requested information within 180 days before the FDA will proceed with additional review of the submission. Once a 510(k) is accepted for review, the FDA aims to review and issue a determination within 90 FDA Days, although clearance often takes longer in practice. As specified by the Medical Device User Fee Amendments (“MDUFA”) IV commitment letter, which defines performance goals for the FDA for fiscal years 2018 through 2022, “FDA Days” are calculated as the number of calendar days between the date the submission was received by the FDA and the date of the FDA’s decision, excluding the days the submission was on hold pending a response to an FDA additional information request. The FDA may require additional information, including clinical data, to make a determination regarding substantial equivalence.

If the FDA determines that the device is “not substantially equivalent” to a previously cleared device, for example, due to a finding of a lack of a predicate device, or that the proposed device has a new intended use or different technological characteristic that raise different questions of safety or effectiveness when the proposed device is compared to the cited predicate device, the device is automatically designated as a Class III device. The device sponsor must then fulfill more rigorous PMA requirements, or can request a risk-based classification determination for the device in accordance with the de novo process.

Alternatively, if the FDA determines that the information provided in a 510(k) is insufficient to demonstrate substantial equivalence to the predicate device, the FDA generally identifies the specific information that is needed so that the FDA may complete its evaluation of substantial equivalence, and such information may be provided by the 510(k) sponsor within the time allotted by the FDA or in a new 510(k) should the original 510(k) be withdrawn.

If the FDA agrees that the proposed device is substantially equivalent to a predicate device currently on the market, it will grant 510(k) clearance to commercially market the device. After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change or modification in its intended use, will require a new 510(k) clearance, or depending on the modification, PMA approval. The determination as to whether or not a modification could significantly affect the device’s safety or effectiveness is initially left to the manufacturer. Many minor modifications are accomplished by a “letter to file” in which the manufacturer documents the rationale for the change and why a new 510(k) is not required. However, the FDA may review such letters to file to evaluate the regulatory status of the modified device at any time and may require the manufacturer to cease marketing and recall the modified device until 510(k) clearance or PMA approval is obtained. The manufacturer may also be subject to significant regulatory fines or penalties for marketing a modified device without the requisite 510(k) clearance or PMA approval.

De Novo Classification Process

For novel medical devices that are low to moderate risk and are not substantially equivalent to a predicate device, a manufacturer may request a risk-based classification determination, called a “Request for Evaluation of Automatic Class III Designation,” for the device in accordance with de novo classification process. This procedure allows a de novo requester whose novel device is automatically classified into Class III to request down-classification of its medical device into Class I or Class II on the basis that the device presents low or moderate risk, rather than requiring the submission and approval of a PMA application. A requestor may submit a de novo request for classification after receiving a “not substantially equivalent” determination in response to a 510(k) submission. Alternatively, a requestor may submit a de novo request absent the submission of a 510(k) when the sponsor determines that there is no legally marketed device upon which to base a determination of substantial equivalence. Under the FDCA, FDA must make a classification determination for the device that is the subject of a de novo request within 120 days of receipt of the request. However, under MDUFA IV, the FDA’s goal is to make a decision on most de novo requests within 150 FDA Days, although in practice the FDA’s review may take significantly longer. During the pendency of FDA’s review, the FDA may issue an additional information letter, which places the de novo request on hold and stops the review clock pending receipt of the additional information requested. In the event the de novo requestor does not provide the requested information within 180 calendar days, the FDA will consider the de novo request to be withdrawn.

The FDA may reject the de novo request if it identifies a legally marketed predicate device that would be appropriate for a 510(k) or determines that the device is not low to moderate risk or that General Controls would be inadequate to control the risks and Special Controls cannot be developed. In the event the FDA determines that the data and information submitted demonstrate that General Controls or General and Special Controls are adequate to provide reasonable assurance of safety and effectiveness, the FDA will grant the de novo request and a classification regulation will be established for the device type. When the FDA grants a de novo request for classification, the device is granted marketing authorization and can further serve as a predicate device for a future 510(k) by any person for future devices of that type.

PMA Process

Class III devices include devices deemed by FDA to pose the greatest risk, such as life-supporting or life- sustaining devices, or implantable devices, in addition to those deemed not substantially equivalent following the 510(k) process. The safety and effectiveness of Class III devices cannot be reasonably assured solely by the General Controls and Special Controls described above. With few exceptions for certain types of devices classified into Class III that were in commercial distribution in the U.S. before May 28, 1976, Class III devices are subject to the PMA application process, which is generally more costly and time consuming than the 510(k) process. The PMA application process requires proof of safety and effectiveness of the device to the FDA’s satisfaction.

After a PMA application is submitted, the FDA has 45 days to determine whether the application is sufficiently complete to permit a substantive review and thus whether the FDA will file the application for review. Under the FDCA, the FDA has 180 days to review a filed PMA application, although the review of an application generally occurs over a significantly longer period of time and can take up to several years. During this review period, the FDA may request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. Although the FDA is not bound by the advisory panel decision, the panel’s recommendations are important to the FDA’s overall decision making process. In addition, the FDA may conduct a preapproval inspection of the manufacturing facility to ensure compliance with QSR requirements. The agency also may inspect one or more clinical sites to assure compliance with FDA’s regulations.

Upon completion of the PMA review, the FDA may: (i) approve the PMA which authorizes commercial marketing with specific prescribing information for one or more indications, which can be more limited than those originally sought; (ii) issue an approvable letter which indicates the FDA’s belief that the PMA is approvable and states what additional information the FDA requires, or the post-approval commitments that must be agreed to prior to approval; (iii) issue a not approvable letter which outlines steps required for approval, but which are typically more onerous than those in an approvable letter, and may require additional clinical trials that are often expensive and time consuming and can delay approval for months or even years; or (iv) deny the application. If the FDA issues an approvable or not approvable letter, the applicant has 180 days to respond, after which the FDA’s review clock is reset.

Approval by the FDA of original PMA applications or PMA supplements may be required for modifications to the manufacturing process, labeling, device specifications, materials or design of a device that is approved through the PMA process. PMA supplements often require submission of the same type of information as an original PMA application, except that the supplement is limited to information needed to support any changes from the device covered by the approved PMA application and may or may not require as extensive clinical data or the convening of an advisory panel.

Exempt Devices

If a manufacturer’s device falls into a generic category of Class I or Class II devices that FDA has exempted by regulation, a premarket notification is not required before marketing the device in the U.S. Manufacturers of such devices are required to comply with FDA’s General Controls, including FDA’s establishment registration and device listing requirements. Some 510(k)-exempt devices are also exempt from QSR requirements, except for the QSR’s complaint handling and recordkeeping requirements.

Clinical Trials

Clinical trials are almost always required to support a PMA application or de novo request and are sometimes required for a 510(k). For significant risk devices, the FDA regulations require submission of an application for an investigational device exemption (“IDE”) to the FDA prior to commencement of a human clinical investigation. A nonsignificant risk device does not require the submission of an IDE application; however, the clinical trial must still be conducted in compliance with certain requirements of FDA’s IDE regulations. An IDE application is considered approved 30 calendar days after it has been received by the FDA, unless the FDA informs the sponsor prior to the 30 days that the IDE is approved, approved with conditions, or disapproved.

An IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE application must also include a description of product manufacturing and controls, and a proposed clinical trial protocol. The FDA typically grants IDE approval for a specified number of patients to be treated at specific study centers. The FDA’s approval of an IDE allows clinical testing to go forward but does not bind the FDA to accept the results of the trial as sufficient to prove the device’s safety and efficacy, even if the trial meets its intended success criteria.

During the study, the sponsor must comply with the FDA’s IDE requirements for investigator selection, trial monitoring, reporting and recordkeeping. The investigators must rigorously follow the investigational plan and study protocol, control the disposition of investigational devices, and comply with all reporting and recordkeeping requirements. These IDE requirements apply to all investigational devices, whether considered a significant or nonsignificant risk.

Clinical trials must further comply with the FDA’s regulations for approval by an institutional review board (IRB) and for informed consent and other human subject protections. The FDA may order the temporary, or permanent, discontinuation of a clinical trial at any time, or impose other sanctions, if it believes that the clinical trial either is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical trial subjects. An IRB may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the IRB’s requirements, or may impose other conditions.

Information about certain clinical trials must be submitted within specific timeframes for public dissemination on the ClinicalTrials.gov website. Required records and reports are subject to inspection by the FDA. The results of clinical testing may be unfavorable or, even if the intended safety and efficacy success criteria are achieved, may not be considered sufficient for the FDA to grant clearance or approval of a device.

Post-Market Regulation

After a device is placed on the market, numerous regulatory requirements apply. These include:

•	establishment registration and device listing;

•	compliance with FDA’s QSR requirements;

•	labeling regulations;

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medical device reporting regulations, which, for example, require that manufacturers report to the FDA if a device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur;

•	voluntary and mandatory device recalls to address problems when a device is defective and/or could be a risk to health; and

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corrections and removal reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health.

Also, the FDA may require manufacturers of certain devices to conduct post-market surveillance studies or order such manufacturers to establish and maintain a system for tracking their devices through the chain of distribution to the patient level. The FDA enforces regulatory requirements, such as those set forth in the QSR, by conducting periodic, unannounced inspections and market surveillance.

Failure to comply with applicable regulatory requirements, including those applicable to the conduct of clinical trials, can result in enforcement action by the FDA, which may lead to any of the following sanctions:

•	warning letters or untitled letters that require corrective action;

•	fines, injunctions and civil penalties;

•	recall or seizure of products;

•	operating restrictions, partial suspension or total shutdown of production;

•	withdrawing PMA approvals already granted; and;

•	criminal prosecution.

Labeling and promotional activities are subject to scrutiny by FDA and, in certain circumstances, by the Federal Trade Commission. Medical devices approved or cleared by FDA may not be promoted for unapproved or uncleared uses, otherwise known as “off-label” promotion. FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability, including substantial monetary penalties and criminal prosecution.

FCPA and Other Anti-Bribery and Anti-Corruption Laws

The U.S. Foreign Corrupt Practices Act (the “FCPA”) prohibits U.S. corporations and their representatives from offering, promising, authorizing or making payments of anything of value to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business abroad or to otherwise influence a person working in an official capacity. The scope of the FCPA would include interactions with certain health care professionals in many countries. We maintain a compliance program designed to comply with the FCPA and anti-bribery laws and regulations applicable to our business. Our present and future business has been and will continue to be subject to various other U.S. and foreign laws, rules and/or regulations.

International Regulation

International sales of medical devices are subject to foreign government regulations, which may vary substantially from country to country. The time required to obtain approval in a foreign country may be longer or shorter than that required for FDA approval, and the requirements may differ. There is a trend towards harmonization of quality system standards among the European Union, U.S., Canada and various other industrialized countries.

The primary regulatory body in Europe is that of the European Union, which includes most of the major countries in Europe. Other countries, such as Switzerland, have voluntarily adopted laws and regulations that mirror those of the European Union with respect to medical devices. The European Union has adopted numerous directives and standards regulating the design, manufacture, clinical trials, labeling and adverse event reporting for medical devices. Devices that comply with the requirements of a relevant directive will be entitled to bear the CE conformity marking, indicating that the device conforms to the essential requirements of the applicable directives and, accordingly, can be commercially distributed throughout Europe. The method of assessing conformity varies depending on the class of the product, but normally involves a combination of self-assessment by the manufacturer and a third-party assessment by a “Notified Body.” This third-party assessment may consist of an audit of the manufacturer’s quality system and specific testing of the manufacturer’s product. An assessment by a Notified Body of one country within the European Union is required in order for a manufacturer to commercially distribute the product throughout the European Union. Outside of the European Union, regulatory approval needs to be sought on a country-by-country basis in order for us to market our products. The European Union regulatory bodies finalized a new Medical Device Regulation (“MDR”) in 2017, which replaced the existing Directives and provided three years for transition and compliance. The MDR will change several aspects of the existing regulatory framework.

Outside the U.S. a range of anti-bribery and anti-corruption laws, as well and some industry-specific laws and codes of conduct, apply to the medical device industry and interactions with government officials and entities and health care professionals. Further, the EU member countries have emphasized a greater focus on healthcare fraud and abuse and have indicated greater attention to the industry by the European Anti-Fraud Office. MedTech Europe, the medical device industry association, also introduced the Code of Ethical Business Practices, which came into effect on January 1, 2017. Countries in Asia have also become more active in their enforcement of anti-bribery laws and with respect to procurement and supply chain fraud.

Legal Proceedings

Beginning on February 24, 2022, certain purported shareholders of SCS sent demand letters (the “Demands”) alleging deficiencies and/or omissions in the Registration Statement on Form S-4 filed by SCS with the SEC on February 14, 2022. The Demands seek additional disclosures to remedy these purported deficiencies. On March 11, 2022, a purported shareholder of SCS filed a complaint against SCS, the members of SCS’s board of directors, BofA Securities, Inc. and Morgan Stanley & Co. LLC in the Supreme Court of the State of New York for the County of New York. The complaint is captioned as Elstein v. Palihapitiya et al., Case No. 651138/2022

(N.Y. Sup. Ct. N.Y. Cty., Mar. 11, 2022) (the “Complaint” and, along with the “Demands,” the “Matters”). The Complaint asserted among other things, claims for breach of fiduciary duty to disclose under Delaware law and Cayman Islands law. The Complaint alleged that SCS and its board of directors caused a materially misleading and incomplete proxy statement to be filed on February 14, 2022 with the SEC. Among other remedies, the plaintiff sought to enjoin SCS’s shareholder meeting in connection with the Business Combination and be awarded attorneys’ fees and costs. On June 29, 2022, the Complaint was voluntarily discontinued with prejudice.

We are not currently a party to any material legal proceedings. From time to time, we may become involved in other litigation or legal proceedings relating to claims arising from the ordinary course of business.

Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Related to our Business and Industry

We are a technology company with marketing authorizations to commercialize our first digital therapeutic, EndeavorRx, in the U.S. and the European Economic Area as well as a pipeline of developmental assets and a limited operating history. We have a history of significant losses, anticipate increasing expenses in the future, and may not be able to achieve or maintain profitability.

We are a technology company with developmental stage assets, with a limited operating history. Like biopharmaceutical product development, digital therapeutic product development is a highly speculative undertaking and involves a substantial degree of risk. Since Akili’s inception in December 2011, we have focused substantially all of our efforts and financial resources on developing our computational platform, building our research and development capabilities, and sourcing, researching, licensing in key assets and developing our product candidates. We have generated limited revenue from product sales, and we do not expect to generate significant revenue from product sales in the foreseeable future. We have only obtained marketing authorizations to commercialize EndeavorRx in the U.S. and the European Economic Area, but have not received regulatory approval to market it anywhere else in the world or to market any of our other product candidates and there is no assurance that we will obtain regulatory marketing authorizations to market and sell products in the future.

We have incurred net losses and negative operating cash flows in each year since our inception. Our net losses were $22.5 million and $14.8 million for the three months ended June 30, 2022 and 2021, respectively, and $61.3 million and $25.6 million for the years ended December 31, 2021 and December 31, 2020, respectively, and we had an accumulated deficit of $275.0 million as of June 30, 2022. Our net cash used in operating activities was $41.4 million and $21.2 million for the six months ended June 30, 2022 and 2021, respectively, and $54.0 million and $24.6 million for the years ended December 31, 2021 and December 31, 2020, respectively. Substantially all of our operating losses and negative operating cash flows have resulted from costs incurred in connection with developing our technology, research and development efforts, advancing our research stage and clinical programs, building our clinical operations group, facilities costs, depreciation and amortization and general and administrative expenses. We expect our operating expenses to significantly increase as we continue to invest in our platform and research and development efforts and as we commence and continue clinical trials in our existing and future development programs. In addition, we also expect to incur significant sales and marketing expenses as we launch and commercialize EndeavorRx and any other product candidates for which we may obtain marketing authorization. We will also incur additional costs associated with operating as a public company. As a result, we expect to continue to incur significant and increasing operating and negative operating cash flows losses for the foreseeable future. Our prior losses, combined with expected future losses, have had and will continue to have an adverse effect on our stockholders’ deficit and working capital. Because of the numerous risks and uncertainties associated with developing new technologies, such as our prescription digital therapeutics, or PDTs, we are unable to predict the extent of any future losses or when we will become profitable, if at all. Even if we do become profitable, we may not be able to sustain or increase our profitability on a quarterly or annual basis.

The failure of our prescription digital therapeutics to achieve and maintain market acceptance and adoption by patients and physicians could have a material adverse effect on our business, prospects, results of operations and financial condition.

Our current business strategy is highly dependent on our PDTs, following marketing authorization, achieving and maintaining broad market acceptance by patients and physicians. Market acceptance and adoption of our PDTs depends on educating people with cognitive impairments, as well as self-insured employers, commercial and government payers, health plans and physicians and other government entities, as to the distinct features, therapeutic benefits, cost savings, and other advantages of our PDTs as compared to competitive products or other currently available methodologies. If we are not successful in demonstrating to existing or potential patients and prescribers the benefits of our products, or if we are not able to achieve the support of patients, healthcare providers and payers for our products, we may not achieve sales in line with our forecasts.

Achieving and maintaining market acceptance of our products could be negatively impacted by many factors, including:

•

the failure of EndeavorRx to achieve wide acceptance among patients, self-insured employers, commercial and government payers, health plans, physicians and other government entities, and key opinion leaders in the treatment community;

•

lack of additional evidence of peer-reviewed publication of clinical or real world evidence supporting the effectiveness, safety, cost-savings or other advantages of our products over competitive products or other currently available methodologies;

•	perceived risks associated with the use of our product or similar products or technologies generally;

•	our ability to maintain U.S. Food and Drug Administration, or FDA, marketing authorization and other marketing authorizations for EndeavorRx;

•	our ability to secure and maintain other regulatory clearance, authorization or approval for AKL-T01 for expanded indications and our other product candidates;

•	the introduction of competitive products and the rate of acceptance of those products as compared to our products; and

•	results of clinical, real world and health economics and outcomes research studies relating to chronic condition products or similar competitive products.

In addition, our products may be perceived by patients and healthcare providers to be more complicated or less effective than traditional approaches, and people may be unwilling to change their current health regimens. Moreover, we believe that healthcare providers tend to be slow to change their medical treatment practices because of perceived liability risks arising from the use of new products and the uncertainty of third-party reimbursement. Accordingly, healthcare providers may not recommend our products until there is sufficient evidence to convince them to alter their current approach.

There is no assurance that we will obtain or maintain adequate coverage and reimbursement for EndeavorRx or any other of our other product candidates, if granted marketing authorization, or that healthcare insurers will agree to reimburse purchases of our products in the future.

We depend upon revenue from sales of EndeavorRx, and in turn on reimbursement from third-party payers for such product. The reimbursement by third-party payers for our product and the amount that we may receive in payment for our products may be materially and adversely affected by factors we do not control, including federal or state regulatory or legislative changes, and cost-containment decisions and changes in reimbursement schedules of third-party payers. Lack of reimbursement or any reduction or elimination of these payments could have a material adverse effect on our business, prospects, results of operations and financial condition.

Additionally, the reimbursement process is complex and can involve lengthy delays. Also, third-party payers may reject, in whole or in part, requests for reimbursement based on determinations that certain amounts are not reimbursable under plan coverage, that services provided were not medically necessary, that additional supporting documentation is necessary, or for other reasons. Retroactive adjustments by third-party payers may be difficult or cost-prohibitive to appeal, and such changes could materially reduce the actual amount we receive. Delays and uncertainties in the reimbursement process may be out of our control and could have a material adverse effect on our business, prospects, results of operations and financial condition.

The market for prescription digital therapeutics is new, rapidly evolving, and increasingly competitive, the healthcare industry in the U.S. is undergoing significant structural change, and the demand for prescription digital therapeutics in markets outside of the U.S. is uncertain, which makes it difficult to forecast demand for our products. As a result, all prospective financial information included herein are subject to change.

The market for our PDTs is new and rapidly evolving, and it is uncertain whether it will achieve and sustain high levels of demand and market adoption. Our future financial performance will depend on growth in this market and on our ability to adapt to emerging demands of our customers. It is difficult to predict the future growth rate and size of our target market.

The healthcare industry in the U.S. is undergoing significant structural change and is rapidly evolving. We believe demand for our products has been driven in large part by rapidly growing costs in the traditional healthcare system, the movement toward patient-centricity and personalized healthcare, and advances in technology. Widespread acceptance of personalized healthcare is critical to our future growth and success. A reduction in the growth of personalized healthcare could reduce the demand for our PDTs and result in a lower revenue growth rate or decreased revenue.

If our assumptions regarding these uncertainties are incorrect or change in reaction to changes in our markets, or if we do not manage or address these risks successfully, our results of operations could differ materially from our expectations, and our business could suffer.

Our development programs represent novel and innovative potential therapeutic areas, and negative perception of any product or product candidate that we develop could adversely affect our ability to conduct our business, obtain marketing authorizations or identify alternate regulatory pathways to market for such product candidate.

Our product and product candidates are considered relatively new and novel therapeutic approaches. Our success will depend upon physicians who specialize in the treatment of diseases targeted by our product candidates prescribing potential treatments that involve the use of our product candidates in lieu of, or in addition to, existing treatments with which they are more familiar and for which greater clinical data may be available. Access will also depend on consumer acceptance and adoption of products that are commercialized. In addition, responses by the U.S., state or foreign governments to negative public perception or ethical concerns may result in new legislation or regulations that could limit our ability to develop or commercialize any product candidates, obtain or maintain marketing authorization, identify alternate regulatory pathways to market or otherwise achieve profitability.

For example, in the U.S., EndeavorRx is the first and only video game based prescription digital therapeutic that has been granted marketing authorization by the FDA for children ages 8-12 years old with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue. We have developed a therapeutic technology for the treatment of attention related cognitive impairments associated with ADHD and the potential treatment of cognitive impairments associated with ASD, MS, MDD and acute cognitive dysfunction. The FDA may lack experience in evaluating the safety and efficacy of product candidates based on such technology, which could result in a longer than expected regulatory review process, increase expected development costs and delay or prevent potential commercialization of product candidates.

Negative publicity concerning our products or the PDT market as a whole could limit market acceptance of our products. If patients and healthcare providers have a negative perception of PDTs, then a market for our products may not develop at all, or it may develop more slowly than we expect. Our success will depend to a substantial extent on the willingness of healthcare providers to prescribe our products, the extent to which coverage and adequate reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations and our ability to demonstrate the value of our products to existing and potential patients and prescribers. Similarly, negative publicity regarding patient confidentiality and privacy in the context of technology-enabled healthcare or concerns experienced by our competitors could limit market acceptance of PDTs.

Clinical trials of any of our products or product candidates may fail to produce results necessary to support marketing authorization.

We incur substantial expense for, and devote significant time to, clinical trials but cannot be certain that the trials will ever result in commercial gains. We may experience significant setbacks in clinical trials, even after earlier clinical trials showed promising results, and failure can occur at any time during the clinical development process. Any of our products may malfunction or may produce undesirable adverse effects that could cause us, institutional review boards, or IRBs, or regulatory authorities to interrupt, delay or halt clinical trials. We, IRBs, the FDA, or another regulatory authority may suspend or terminate clinical trials at any time to avoid exposing trial participants to unacceptable health risks. Our clinical trials may produce negative or inconclusive results or may demonstrate a lack of effect of our product candidates. Additionally, the FDA may disagree with our interpretation of the data from our pilot studies and clinical trials, or may find the clinical trial design, conduct or results inadequate to demonstrate safety or effectiveness, and may require us to pursue additional clinical trials, which could further delay the clearance, authorization or approval of our product candidates. If we are unable to demonstrate the safety and effectiveness of product candidates in our clinical trials, we will be unable to obtain the marketing authorizations we need to commercialize new products.

In addition to the extent that additional information regarding products being studied in clinical trials could translate to currently authorized products, such as information on new side effects, those results may impact existing authorizations, and required contraindications, warnings or precautions in product labeling.

Enrollment and retention of patients in clinical trials is an expensive and time-consuming process and could be made more difficult or rendered impossible by multiple factors outside of our control. If we experience delays or difficulties in the enrollment or retention of patients in clinical trials, our ability to obtain necessary marketing authorizations for our product candidates could be delayed or prevented.

We may encounter delays or difficulties in enrolling, or be unable to enroll, a sufficient number of patients to complete any of our clinical trials on our current timelines, or at all, and even once enrolled, we may be unable to retain a sufficient number of patients to complete any of our trials. Slow enrollment in our clinical trials may lead to delays in our development timelines and milestones.

Patient enrollment in clinical trials and completion of patient follow-up depend on many factors, including the size of the patient population, the nature of the trial protocol, the ability of patients to continue to receive medical care, the eligibility criteria for the clinical trial, patient compliance, competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the product being studied in relation to other available therapies, including any new treatments that may obtain marketing authorization for the indications we are investigating. For example, patients may be discouraged from enrolling in our clinical trials if the trial protocol requires them to undergo extensive post-treatment procedures or follow-up to assess the safety and efficacy of a product candidate, or they may be persuaded to participate in contemporaneous clinical trials of a competitor’s product candidate. In addition, patients participating in our clinical trials may drop out before completion of the trial or experience adverse medical events unrelated to our products. Disruptions caused by the ongoing COVID-19 pandemic may also increase the likelihood that we encounter such difficulties or delays in initiating, enrolling, conducting or completing our planned and ongoing clinical trials. Delays in patient enrollment or failure of patients to continue to participate in a clinical trial may delay commencement or completion of the clinical trial, cause an increase in the costs of the clinical trial and delays, make our data more difficult to interpret, affect the powering of our trial, or result in the failure of the clinical trial.

Delays or failures in planned patient enrollment or retention may result in increased costs, program delays or both, which could have a harmful effect on our ability to develop our product candidates, or could render further development impossible. In addition, we rely on clinical trial sites to ensure timely conduct of our clinical trials and, while we have entered into agreements governing their services, we are limited in our ability to compel their actual performance.

Interim, “topline” and preliminary data from clinical trials of our products or product candidates may change as more patient data becomes available and are subject to confirmation, audit, and verification procedures that could result in material changes in the final data.

From time to time, we may publicly disclose preliminary or topline data from our pilot studies and clinical trials, which is based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. We also make assumptions, estimations, calculations, and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the topline or preliminary results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Topline data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, topline data should be viewed with caution until the final data are available. Interim or preliminary data from clinical trials are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment and treatment continues and more patient data become available or as patients from our clinical trials continue other treatments for their disease. Adverse differences between preliminary or interim data and final data could significantly harm our business prospects. Further, disclosure of interim data by us or by our competitors could result in volatility in the price of our common stock.

Further, third parties, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the potential of the particular program, the likelihood of marketing authorization or commercialization of the particular product candidate, the commercial success of any product for which we may have already obtained authorization or clearance, and our company in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is derived from information that is typically extensive, and you or others may not agree with what we determine is material or otherwise appropriate information to include in our disclosure.

If the interim, topline, or preliminary data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain marketing, authorization, and commercialize, our product candidates may be harmed, which could harm our business, operating results, prospects or financial condition.

Due to the significant resources required for the development of our pipeline, and depending on our ability to access capital, we must prioritize certain development programs over others. We may fail to expend our limited resources on certain development programs that may have been more profitable or for which there is a greater likelihood of success.

We currently have one product, EndeavorRx, that has been granted marketing authorization in the U.S. and the European Economic Area and several other product candidates that are at various stages of development. We seek to maintain a process of prioritization and resource allocation to maintain an optimal balance between aggressively commercializing EndeavorRx, pursuing our other development programs and ensuring the development of additional potential product candidates.

Due to the significant resources required for the advancement of our development programs, we must decide which product candidates and indications to pursue and advance and the amount of resources to allocate to each. Our decisions concerning the allocation of research, development, collaboration, management and financial resources toward particular product candidates or therapeutic areas may not lead to the development of any viable commercial products and may divert resources away from better opportunities. If we make incorrect determinations regarding the viability or market potential of any of our product candidates or misread trends in the healthcare and biotechnology industry, in particular for ADHD and other diseases or disorders resulting in cognitive impairment, our business, financial condition, and results of operations could be materially adversely affected. As a result, we may fail to capitalize on viable commercial products or profitable market opportunities, be required to forego or delay pursuit of opportunities with other development programs that may later prove to have greater commercial potential than those we choose to pursue, or relinquish valuable rights to our product candidates through collaboration, licensing, or other royalty arrangements in cases in which it would have been advantageous for us to invest additional resources to retain sole development and commercialization rights.

We are party to and may, in the future, enter collaborations, in-licensing arrangements, joint ventures, or strategic alliances with third parties that may not result in the development of commercially viable products or the generation of significant or any future revenues.

In the ordinary course of our business, we have and may continue to enter into collaborations, in-licensing arrangements, joint ventures, or strategic alliances to develop and/or commercialize new PDTs and/or to pursue new markets. Proposing, negotiating, and implementing collaborations, in-licensing arrangements, joint ventures, and strategic alliances may be a lengthy and complex process. These transactions may entail numerous operational and financial risks, including exposure to unknown liabilities, disruption of our business and diversion of our management’s time and attention in order to manage any such transaction or develop acquired products, product candidates or technologies, incurrence of substantial debt or dilutive issuances of equity securities to pay transaction consideration or costs, higher than expected transaction, acquisition or integration costs, write-downs of assets or goodwill or impairment charges, increased amortization expenses, and difficulty and cost in facilitating the transaction or combining the operations and personnel of any acquired business, impairment of relationships with key suppliers or customers. Other companies, including those with substantially greater financial, marketing, sales, technology or other business resources, may compete with us for these opportunities or arrangements. We may not identify, secure or complete any such transactions or arrangements in a timely manner, on a cost-effective basis, on acceptable terms, or at all. We have limited institutional knowledge and experience with respect to these business development activities, and we may also not realize the anticipated benefits of any such transaction or arrangement. In particular, these collaborations may not result in the development of products that achieve commercial success or result in significant revenues and could be terminated prior to developing any products.

Additionally, we may not be in a position to exercise sole decision-making authority regarding the transaction or arrangement, which could create the potential risk of creating impasses on decisions, and our collaborators may have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals. It is possible that conflicts may arise with our collaborators, such as conflicts concerning the achievement of performance milestones, or the interpretation of significant terms under any agreement, such as those related to financial obligations or the ownership or control of intellectual property developed during the collaboration. If any conflicts arise with our current or future collaborators, they may act in their self-interest, which may be adverse to our best interest, and they may breach their obligations to us. In addition, we have limited control over the amount and timing of resources that our current collaborators or any future collaborators devote to our collaborators’ or our future products. Disputes between us and our collaborators may result in litigation or arbitration which would increase our expenses and divert the attention of our management. Further, these transactions and arrangements are contractual in nature and may be terminated or dissolved under the terms of the applicable agreements and, in such event, we may not continue to have rights to the products relating to such transaction or arrangement or may need to purchase such rights at a premium.

We depend on our senior management team, and the loss of one or more of our executive officers or key employees or an inability to attract and retain highly skilled employees could adversely affect our business.

Our success depends largely upon the continued services of our key executive officers. These executive officers are at-will employees and therefore they may terminate employment with us at any time with no advance notice. We rely on our leadership team in the areas of operations, clinical and software development, information security, marketing, compliance and general and administrative functions. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. The loss of one or more of the members of our senior management team, or other key employees, could harm our business. The replacement of one or more of our executive officers or other key employees would likely involve significant time and costs and may significantly delay or prevent the achievement of our business objectives.

To continue to execute our growth strategy, we also must attract and retain highly skilled personnel. Competition is intense for qualified professionals. We may not be successful in continuing to attract and retain qualified personnel. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled personnel with appropriate qualifications. The pool of qualified personnel with experience working in the healthcare market is limited overall. In addition, many of the companies with which we compete for experienced personnel have greater resources than we have.

Additionally, our success is dependent on our ability to evolve our culture, align our talent with our business needs, engage our employees and inspire our employees to be open to change and innovate. Our business would be adversely affected if we fail to adequately plan for succession of our executives and senior management, or if we fail to effectively recruit, integrate, retain and develop key talent and/or align our talent with our business needs, in light of the current rapidly changing environment.

The continuing impact of the ongoing COVID-19 pandemic could have a material adverse effect on our business, prospects, results of operations and financial condition and could cause a disruption to the development of our product candidates.

In March 2020, the World Health Organization declared COVID-19 a global pandemic. This pandemic, which has continued to spread, and the related adverse public health developments, including orders to shelter-in-place, travel restrictions, and mandated business closures, have adversely affected workforces, organizations, governments, customers, economies, and financial markets globally, leading to an economic downturn and increased market volatility. It has also disrupted the normal operations of many businesses, including ours. This outbreak, as well as intensified measures undertaken to contain the spread of COVID-19, including emerging variants of the virus, could decrease healthcare industry spending for our products, adversely affect demand for our products, affect the ability of our sales team to travel to potential customers and the ability of our professional services teams to conduct in-person services and trainings, impact expected spending from new customers, negatively impact collections of accounts receivable, and harm our business, results of operations, and financial condition.

Further, the sales cycle for a new customer of our products could lengthen, resulting in a potentially longer delay between increasing operating expenses and the generation of corresponding revenue, if any. In addition, our clinical trials may be affected by the COVID-19 pandemic. Clinical site initiation and patient enrollment may be delayed due to prioritization of healthcare system resources toward the COVID-19 pandemic. Some patients may not be able to comply with clinical trial protocols if quarantines impede patient movement or interrupt healthcare services. Similarly, the ability to recruit and retain patients and principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19 and adversely impact our clinical trial operations.

We cannot predict with any certainty whether and to what degree the disruption caused by the COVID-19 pandemic and reactions thereto will continue and expect to face difficulty accurately predicting our internal financial forecasts. The pandemic also presents challenges as the majority of our workforce is currently working remotely and shifting to assisting new and existing customers who are also generally working remotely. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak or its continuing impact which may materially and adversely affect our business and financial results and could cause a disruption in the development of our product candidates.

If patients or physicians are not willing to change current practices to adopt EndeavorRx, or if EndeavorRx fails to gain increased market acceptance, our ability to execute our growth strategy will be impaired, and our business, prospects, results of operations and financial condition could be materially adversely affected.

Our primary strategy to grow our revenue is to drive the adoption of EndeavorRx by physicians. Physicians may choose not to adopt our digital therapeutic products for a number of reasons, including:

•	lack of availability of adequate third-party payer coverage or reimbursement;

•	lack of experience with our products;

•	our inability to convince key opinion leaders to recommend our products;

•	perceived inadequacy of evidence supporting clinical benefits, safety or cost-effectiveness of our products;

•	liability risks generally associated with the use of new products; and

•	the training required to use new products.

We focus our sales, marketing and training efforts primarily on primary care physicians. However, physicians from other disciplines, as well as other medical professionals, such as psychiatrists and therapists, are often the initial point of contact for patients with ADHD. We believe that educating physicians in these disciplines and other medical professionals about the clinical merits, patient benefits and safety profile of our digital therapeutic products is an element of increasing product adoption.

In addition, patients may not be able to adopt or may choose not to adopt our digital therapeutic if, among other potential reasons, they are worried about potential adverse effects of use of our digital therapeutic or they are unable to obtain adequate third-party coverage or reimbursement. If additional primary care physicians or other medical professionals do not appreciate and recommend the benefits of our digital therapeutic for any reason, or patients choose not to adopt EndeavorRx, our ability to execute our growth strategy will be impaired, and our business, prospects, results of operations and financial condition could be materially adversely affected.

We face competition, and new products may emerge that provide different or better alternatives for treatment of the conditions that EndeavorRx or our future products, if granted marketing authorization, are authorized to treat. Many of our current and future competitors have or will have significantly more resources than us.

Our ability to achieve our strategic objectives will depend, among other things, on our ability to develop and commercialize products for the treatment of chronic conditions that are effective and safe, offer distinct features, are easy-to-use, provide measurable and meaningful cost savings to payers, and are more appealing than available alternatives. Our competitors, as well as a number of other companies, within and outside the healthcare industry, are pursuing new delivery devices, delivery technologies, sensing technologies, procedures, drugs, and other therapies for the monitoring and treatment of chronic conditions. Any technological breakthroughs in monitoring, treatment or prevention could reduce the potential market for our products, which would significantly reduce our sales.

The introduction by competitors of products that are or claim to be superior to our products may create market confusion, which may make it difficult for potential customers to differentiate the benefits of our products over competitive products. In addition, the entry of new PDTs to the market which treat the same or similar chronic conditions as our products may lead some of our competitors to employ pricing strategies that could materially and adversely affect the pricing of our products. If a competitor develops a product that competes with or is perceived to be superior to our products, or if a competitor employs strategies that place downward pressure on pricing within our industry, our sales may decline significantly or may not increase in line with our forecasts, either of which would materially and adversely affect our business, financial condition and results of operations.

While our market is in an early stage of development, it is evolving rapidly and becoming increasingly competitive, and we expect it to attract increased competition. We currently face competition from a range of companies. Our competitors include both enterprise companies who are focused on or may enter the healthcare industry, including initiatives and partnerships launched by these large companies, and from private companies that offer solutions for specific chronic conditions. We compete with companies that are developing treatments for cognitive impairment associated with ADHD and other diseases and disorders resulting in cognitive impairment, including Shire (Takeda), Eli Lilly & Company, Novartis, Pfizer and Highland/Ironshore Therapeutics. While pharmaceutical and biotechnology companies have increased their focus on digital treatment in general, we are unaware of any pharmaceutical or biotechnology companies currently pursuing digital treatments for ADHD.

In the digital health space, we compete with companies that have created non-regulated products to treat cognitive impairment in ADHD and other diseases and disorders resulting in cognitive impairment such as Cogstate, C8 Sciences, Cogmed, MindMaze, and Posit Science. These include educational products that are aimed at improving attention, which are not regulated by authorities like the FDA for children with ADHD, such as ACTIVATE by C8 Sciences and BrainHQ by Posit Science, the latter of which is available via the Apple App Store and on Google PlayTM. These companies, which may offer their solutions at lower prices, are continuing to develop additional products and becoming more sophisticated and effective. Competition from wellness apps, which are not authorized by the FDA but may attract consumers for other reasons, and from other parties will result in continued pricing pressures, which are likely to lead to price declines in certain product segments, which could negatively impact our sales, profitability and market share. Additionally, if such uncleared or unapproved products are allowed to compete with our products, we will face increased competition from parties who have fewer barriers to enter our industry. This increased competition could have a material adverse effect on our business, prospects, results of operations and financial condition.

Our ability to compete effectively depends on our ability to distinguish our company and our solution from our competitors and their products.

Some of our competitors may have, or new competitors or alliances may emerge that have, greater name and brand recognition, greater market share, a larger customer base, more widely adopted proprietary technologies, greater marketing expertise, larger sales forces, or significantly greater resources than we do and may be able to offer solutions competitive with ours at a more attractive price than we can. Further, our current or potential competitors may be acquired by third parties with greater available resources. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements and may have the ability to initiate or withstand substantial price competition. In addition, our competitors may in the future establish cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace. Our competitors could also be better positioned to serve certain segments of our market, which could create additional price pressure. In light of these factors, even if our products are more effective than those of our competitors, current or potential customers may accept competitive products in lieu of purchasing our products. If we are unable to successfully compete, our business, financial condition, and results of operations could be materially and adversely affected.

If we cannot maintain our corporate culture, we could lose the innovation, collaboration and focus on the mission that contributes to our business.

We believe that our culture has been and will continue to be a critical contributor to our success. We expect to continue to hire aggressively as we expand, and we believe our corporate culture has been crucial in our success and our ability to attract highly skilled personnel. If we do not continue to develop our corporate culture or maintain and preserve our core values as we grow and evolve both in the U.S. and internationally, we may be unable to foster the innovation, curiosity, creativity, focus on execution, teamwork and the facilitation of critical knowledge transfer and knowledge sharing we believe we need to support our growth. Moreover, liquidity available to our employee equity holders, could lead to disparities of wealth among our employees, which could adversely impact relations among employees and our culture in general. Our anticipated headcount growth and our status as a public company may result in a change to our corporate culture, which could harm our business.

We have experienced rapid growth since inception which may not be indicative of our future growth and, if we continue to grow rapidly, we may not be able to manage our growth effectively.

Since EndeavorRx was granted marketing authorization and classified as a Class II medical device by the FDA in June 2020, we have experienced operational growth and we continue to rapidly and significantly expand our operations. For example, our full-time employee headcount has grown from 64 employees as of December 31, 2020 to 127 employees as of July 31, 2022. We expect to experience significant growth in the number of our employees and the scope of our operations, particularly as we function as a public company and in the areas of sales, marketing, distribution, product development, clinical development and regulatory affairs. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Due to our limited financial resources and the limited experience of our management team in managing a company with such anticipated growth, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. This expansion increases the complexity of our business and places significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. We may not be able to manage growth effectively, which could damage our reputation, limit our growth, and negatively affect our operating results.

The growth and expansion of our business creates significant challenges for our management, operational and financial resources. In the event of continued growth of our operations or in the number of our third-party relationships, our information technology systems and our internal controls and procedures may not be adequate to support our operations. To effectively manage our growth, we must continue to improve our operational, financial and management processes and systems and to effectively expand, train and manage our employee base. As our organization continues to grow and we are required to implement more complex organizational management structures, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our ability to quickly develop and launch new and innovative products. This could negatively affect our business performance.

We continue to experience growth in our headcount and operations, which will continue to place significant demands on our management and our operational and financial infrastructure. As we continue to grow, we must effectively integrate, develop and motivate a large number of new employees, and we must maintain the beneficial aspects of our corporate culture. To attract top talent, we have had to offer, and believe we will need to continue to offer, highly competitive compensation packages before we can validate the productivity of those employees. In addition, fluctuations in the price of our common stock may make it more difficult or costly to use equity compensation to motivate, incentivize and retain our employees. We face significant competition for talent from other healthcare, technology and high-growth companies, which include both large enterprises and privately-held companies. We may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs and successfully integrate our new hires, our efficiency and ability to meet our forecasts and our employee morale, productivity and retention could suffer, and our business, results of operations and financial condition could be materially and adversely affected.

Changes in funding or disruption at the FDA, the SEC and other government agencies caused by funding shortages or global health concerns could hinder their ability to hire and retain key leadership and other personnel, or otherwise prevent new or modified products from being developed, reviewed or commercialized in a timely manner or at all, or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and grant marketing authorization for new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory and policy changes and other events that may otherwise affect the FDA’s ability to perform routine functions. Average review times at FDA have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies, may also slow the time necessary for new digital therapeutics to be reviewed and/or granted marketing authorization by necessary government agencies, which would adversely affect our business. For example, in recent years, including for 35 days beginning on December 22, 2018, the U.S. government shut down several times and certain regulatory agencies, such as the FDA and the SEC, had to furlough critical employees and stop critical activities.

If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews or other regulatory activities, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, in our operations as a public company, future government shutdowns or delays could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our business, results of operations, and financial condition.

As of the consummation of the Business Combination, we are a public company, and are subject to the reporting requirements of the Exchange Act, the listing standards of Nasdaq and other applicable securities rules and regulations. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources. For example, the Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, results of operations and financial condition.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest substantial resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from business operations to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of the Board, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information contained herein and in filings required of a public company, our business and financial condition will become more visible, which may result in an increased risk of threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business, results of operations, and financial condition.

Any failure to offer high-quality patient support may adversely affect our relationships with our existing and prospective patients, and in turn our business, results of operations and financial condition.

In implementing and using our products, our patients will depend on our patient support to resolve issues in a timely manner. We may be unable to respond quickly enough to accommodate short-term increases in demand for patient support. Increased patient demand for support could increase costs and adversely affect our results of operations and financial condition. Any failure to maintain high-quality patient support, or a market perception that we do not maintain high-quality patient support, could adversely affect patient satisfaction or the willingness of physicians to prescribe our products, and in turn our business, results of operations, and financial condition.

Acquisitions and strategic alliances could distract management and expose us to financial, execution and operational risks that could have a detrimental effect on our business.

We intend to continue to pursue acquisitions or licenses of technology to, among other things, expand the number of products we provide as well as the features within those products. We cannot guarantee that we will identify suitable candidates for acquisition or licensing, that the transactions will be completed on acceptable terms, or that we will be able to integrate newly acquired or licensed technology into our existing business. The acquisition and integration of another technology would divert management attention from other business activities, including our core business. This diversion, together with other difficulties we may incur in integrating newly acquired or licensed technology, could have a material adverse effect on our business, financial condition and results of operations. In addition, we may borrow money or issue capital stock to finance such transactions. Such borrowings might not be available on terms as favorable to us as our current borrowing terms and may increase our leverage, and the issuance of capital stock (or securities exchangeable therefore) could dilute the interests of our stockholders.

Risks Relating to our Products

Even though we have received marketing authorizations in the U.S. and European Economic Area for EndeavorRx and may receive U.S. and foreign marketing authorizations for other product candidates in the future, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expenses.

While we have received U.S. and European Economic Area marketing authorization for EndeavorRx for an initial indication, FDA or comparable foreign regulatory authorities may grant marketing authorization for any of our other indications or product candidates, including those derived from our SSME technology. In addition, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for the FDA or comparable foreign regulatory authority approved products and product candidates will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, establishment registration and listing, compliance with FDA labeling requirements, including unique device identification requirements, as well as continued compliance with cGMPs or similar foreign requirements and GCPs for any post-marketing clinical trials that we conduct post-approval. Any marketing authorizations that we receive for our product candidates may also be subject to limitations on the indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing studies, and surveillance to monitor the safety and efficacy of the product. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

•	restrictions on the marketing or manufacturing of the product, withdrawal of the product from the market, or voluntary or mandatory product recalls;

•	clinical trial holds;

•	fines, warning letters or other regulatory enforcement action;

•	refusal by the FDA or comparable foreign regulatory authorities to clear or approve pending submissions filed by us;

•	product seizure or detention, or refusal to permit the import or export of products; and

•	injunctions or the imposition of civil or criminal penalties.

FDA’s and comparable foreign regulatory authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay marketing authorization of our product candidates. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing authorization that we may have obtained, which could have a material adverse effect on our business, prospects, results of operations, financial condition and our ability to achieve or sustain profitability.

Our current product candidates are in various stages of development. Our product candidates may fail in development or suffer delays that adversely affect their commercial viability. If we fail to maintain clearance, de novo classification or approval to market our product candidates, including AKL-T01 for expanded indications, or if we are delayed in obtaining such marketing authorizations, our business, prospects, results of operations and financial condition could be materially and adversely affected.

The process of seeking FDA marketing authorization is expensive and time consuming. There can be no assurance that marketing authorization will be granted. If we are not successful in obtaining timely clearance, de novo classification or approval of our product candidates, we may never be able to generate significant revenue and may be forced to cease operations. Specifically, we plan to pursue additional regulatory marketing clearances for AKL-T01 in different indications and we have additional product candidates at various stages of development for which we plan to pursue clearance or de novo classification. The FDA can delay, limit or deny marketing authorizations for many reasons, including:

We may not be able to demonstrate to the FDA’s satisfaction that our product candidates meet the applicable regulatory standards for clearance, de novo classification, or approval, as applicable;

•	The FDA may disagree that our clinical data supports the label and use that we are seeking; and

•	The FDA may disagree that the data from our preclinical or pilot studies and clinical trials is sufficient to support marketing authorization.

Obtaining marketing authorization from the FDA or any foreign regulatory authority could result in unexpected and significant costs for us and consume management’s time and other resources. The FDA could ask us to supplement our submissions, collect additional nonclinical data, conduct additional clinical trials, prepare additional manufacturing data or information or engage in other time-consuming actions, or it could simply deny our requests. In addition, if granted marketing authorization, we will be required to obtain additional FDA approvals or clearances prior to making certain modifications to our devices. Further, FDA may impose other restrictions on our marketing authorizations, or we may lose marketing authorization, if post-market data demonstrates safety issues or lack of efficacy. If we are unable to obtain and maintain the necessary marketing authorizations to market our products, our financial condition may be adversely affected, and our ability to grow domestically and internationally would likely be limited. Additionally, even if granted marketing authorization, our products, including EndeavorRx, may not receive marketing authorization for the indications that are necessary or desirable for successful commercialization or profitability. This could have a material adverse effect on our business, prospects, results of operations and financial condition.

EndeavorRx is made available via the Apple App Store® and on Google PlayTM, and supported by third-party infrastructure. If our ability to access these markets or access necessary third-party infrastructure was stopped or otherwise restricted or limited, it could have a material adverse effect on our business, prospects, results of operations and financial condition.

Our PDTs are exclusively accessed through and depend on the Apple App Store and the Google Play Store. Both Apple and Google have broad discretion to make changes to their operating systems or payment services or change the manner in which their mobile operating systems function and their respective terms and conditions applicable to the distribution of our PDTs and to interpret their respective terms and conditions in ways that may limit, eliminate or otherwise interfere with our products, our ability to distribute our products through their stores, our ability to update our products, including to make bug fixes or other feature updates or upgrades, the features we provide, the manner in which we market our products and our ability to access native functionality or other aspects of mobile devices. To the extent either or both of them do so, our business, prospects, results of operations and financial condition could be materially and adversely affected.

There is no guarantee that the third-party infrastructure that currently supports our PDTs will continue to support them or, if it does not, that other alternatives will be available or that they will be available on terms that are commercially acceptable to us. We will continue to be dependent on third-party mobile operating systems, technologies, networks and standards that we do not control, such as the Android and iOS operating systems, and any changes, bugs, technical or regulatory issues in such systems, our current relationships with carriers or future relationships with mobile manufacturers, or in their terms of service or policies that degrade our PDTs’ functionality, reduce or eliminate our ability to distribute our PDTs, limit our ability to deliver high quality PDTs, or impose fees or other charges related to delivering our offerings, could adversely affect our product usage and revenue.

We rely upon third party providers of cloud-based infrastructure to host our platform. Any disruption in the operations of these third-party providers, limitations on capacity or interference with our use could have a material adverse effect on our business, prospects, results of operations and financial condition.

Our platform’s technological infrastructure is implemented using third-party hosting services, such as Amazon Web Services. We have no control over any of these third parties, and we cannot guarantee that such third-party providers will not experience system interruptions, outages or delays, or deterioration in their performance. We need to be able to access our computational platform at any time, without interruption or degradation of performance. Our hosted platform depends on protecting the virtual cloud infrastructure hosted by third-party hosting services by maintaining our configuration, architecture, features, and interconnection specifications, as well as protecting the information stored in these virtual data centers, which is transmitted by third-party Internet service providers. We have experienced, and expect that in the future we may again experience interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, hosting disruptions and capacity constraints. Any limitation on the capacity of our third-party hosting services could adversely affect our business, financial condition, and results of operations. In addition, any incident affecting our third-party hosting services’ infrastructure, which may be caused by cyber-attacks, natural disasters, fire, flood, severe storm, earthquake, power loss, telecommunications failures, terrorist or other attacks, and other disruptive events beyond our control, could negatively affect our cloud-based solutions. A prolonged service disruption affecting our cloud-based solutions could damage our reputation or otherwise harm our business. We may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage the third- party hosting services we use.

In the event that our service agreements with our third-party hosting services are terminated, or there is a lapse of service, elimination of services or features that we utilize, interruption of Internet service provider connectivity, or damage to such facilities, we could experience interruptions in access to our platform as well as significant delays and additional expense in arranging or creating new facilities and services and/or re-architecting our hosted software solutions for deployment on a different cloud infrastructure service provider, which could have a material adverse effect on our business, prospects, results of operations and financial condition.

If we are not able to develop and release new products, or successful enhancements, new features, and modifications to EndeavorRx or any future products, our business, prospects, results of operations and financial condition could be materially and adversely affected.

We expect that the PDT market, as with many technology markets, will be characterized by rapid technological change, frequent new product and service introductions and enhancements, changing customer demands, and evolving industry standards. As an initial matter, a significant portion of our market may not have access to smartphones or other technology necessary to utilize our PDTs. In addition, the introduction of products and services embodying new technologies could quickly make existing products and services obsolete and unmarketable. Additionally, changes in laws and regulations could impact the usefulness of our products and could necessitate changes or modifications to our products to accommodate such changes. We invest substantial resources in researching and developing new products and enhancing our existing products by incorporating additional features, improving functionality, and adding other improvements to meet our patients’ evolving needs. The success of any enhancements or improvements to our products or any new products depends on several factors, including regulatory review timelines, timely completion, competitive pricing, adequate quality testing, integration with new and existing technologies in our products and third-party collaborators’ technologies and overall market acceptance. We may not succeed in developing, marketing and delivering on a timely and cost-effective basis enhancements or improvements to our products or any new products that respond to continued changes in market demands or new customer requirements, and any enhancements or improvements to our products or any new products may not achieve market acceptance. Since developing our products is complex, the timetable for the release of new products and enhancements to existing products is difficult to predict, and we may not offer new products and updates as rapidly as our users require or expect. Any new products that we develop or acquire may not be introduced in a timely or cost-effective manner, may contain errors or defects, or may not achieve the broad market acceptance necessary to generate significant or any revenue.

The introduction of new products and products by competitors, the development of entirely new technologies to replace existing offerings or shifts in healthcare benefits trends could make our products obsolete or materially and adversely affect our business, financial condition and results of operations. We may experience difficulties with software development, industry standards, design or marketing that could delay or prevent our development, introduction or implementation of new products, enhancements, additional features or capabilities. If patients and healthcare providers do not widely adopt our products, we may not be able to realize a return on our investment. If we do not accurately anticipate patient demand or we are unable to develop, license or acquire new features and capabilities on a timely and cost-effective basis, or if such enhancements do not achieve market acceptance, it could result in adverse publicity, loss of revenue or market acceptance or claims by patients or healthcare providers brought against us, each of which could have a material adverse effect on our reputation, business, prospects, results of operations and financial condition.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our patients or business or prevent us from accessing critical information and expose us to liability, which could have a material adverse effect on our reputation, business, prospects, results of operations and financial condition.

In the ordinary course of our business, we access, generate, process, and store sensitive data, including research data, clinical trial data, real-world data, patient data, intellectual property and proprietary business information owned or controlled by ourselves or our employees, partners and other parties. We manage and maintain our applications and data utilizing a combination of on-site systems and cloud-based data centers and third party services. We utilize third party vendors to manage parts of our code, infrastructure, application and services. These applications and data encompass a wide variety of business-critical information, including confidential, sensitive or personal information regarding our patients, clinical trial subjects, vendors, customers, employees and others, as well as research and development information, commercial information, and business and financial information. We face a number of risks relative to protecting this critical information, including loss of access risk, inappropriate use or disclosure, accidental exposure, unauthorized access, inappropriate modification, and the risk of our being unable to adequately monitor, audit and modify our controls over our critical information. This risk extends to the third party vendors and subcontractors we use to manage this sensitive data or otherwise process on our behalf. Further, to the extent our employees are working at home during the ongoing COVID-19 pandemic or otherwise, additional risks may arise. The secure processing, storage, maintenance and transmission of this critical information are vital to our operations and business strategy, and we devote significant resources to protecting such information. Although we take reasonable measures to protect sensitive data from unauthorized access, use or disclosure, no security measures can be perfect and our third-party vendors’ and subcontractors’ information technology and infrastructure may be vulnerable to attacks by hackers or infections by viruses or other malware or breached due to employee erroneous actions or inactions by our employees or contractors, malfeasance or other malicious or inadvertent disruptions. Any such breach or interruption could compromise our systems and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such access, breach, or other loss of information could result in legal claims or proceedings. Unauthorized access, loss or dissemination could also disrupt our operations, result in a material disruption of our development programs and damage our reputation, any of which could adversely affect our business. For example, the loss, corruption, unavailability of, or damage to our computational models would interfere with and undermine the insights we draw from our platform, which could result in the waste of resources on insights based on flawed premises. In addition, the loss or corruption of, or other damage to, clinical trial data from ongoing or future clinical trials could result in delays in our efforts to obtain marketing authorizations and significantly increase our costs to recover or reproduce the data.

Additionally, although we maintain cybersecurity insurance coverage, we cannot be certain that such coverage will be adequate for data security liabilities actually incurred, will cover any indemnification claims against us relating to any incident, will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our reputation, business, prospects, results of operations and financial condition.

We currently rely on a single third party digital pharmacy for the fulfillment of prescriptions. This reliance on a single third party increases the risk that we could have a disruption in the fulfillment of prescriptions, which could have a material and adverse effect on our reputation, business, results of operations and financial condition.

We do not currently own or operate any pharmacy, nor are we licensed to perform pharmacy fulfillment services. We rely, and may continue to rely, on a single third party, Phil, for the fulfillment of prescriptions for EndeavorRx through a pharmacy services agreement. This reliance on a single third party increases the risk that we could have a disruption in the fulfillment of prescriptions for EndeavorRx which could delay, prevent or impair the distribution and sale of EndeavorRx.

Pharmacies are subject to state and federal laws and regulations. We do not control the standards and processes of, and will be completely dependent on, our digital pharmacy for compliance with federal and state law and regulations. If our digital pharmacy fails to maintain regulatory compliance, we may need to find alternative pharmacies with the capability to fulfill prescriptions for PDTs. In addition, we have no control over the ability of our digital pharmacy to maintain adequate quality control, quality assurance and qualified personnel. If a regulatory authority finds deficiencies with or withdraws required pharmacy licenses in the future, we may need to find alternative pharmacies with the capability to fulfill prescriptions for PDTs, which would significantly impact our ability to fulfill, distribute and sell EndeavorRx. We may be unable to establish any agreements with other digital pharmacies or to do so on acceptable terms. Even if we are able to establish agreements with digital pharmacies, reliance on a single digital pharmacy entails additional risks, including:

•	the possible breach of the manufacturing agreement by the third party; and

•	the possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for us.

Our product candidates and any products that we may develop may compete with other product candidates and products for access to manufacturing facilities or capacity. There are a limited number of digital pharmacies that have the capability to distribute PDTs and that might be capable of fulfilling prescriptions for EndeavorRx for us.

Any performance failure on the part of our existing or future manufacturers could disrupt the distribution and sale of EndeavorRx. If our current digital pharmacy cannot perform as agreed, we may be required to replace such digital pharmacy. We may incur added costs and delays in identifying and qualifying any such replacement. If the agreement with this third party pharmacy is terminated, if the third party pharmacy is unable to perform in accordance with the terms of the agreement, or if the services of the third party pharmacy is terminated for any reason, it could have a material adverse effect on our business, prospects, results of operations and financial condition.

Our current and anticipated future dependence upon others for the fulfillment of prescriptions for our product candidates or products may adversely affect our future profit margins and our ability to distribute any products that receive marketing authorization on a timely and competitive basis.

Our products may cause undesirable side effects or have other properties that could limit their commercial potential.

If we or others identify undesirable side effects directly or indirectly caused by our products, a number of potentially significant negative consequences could result, including:

•	we may lose marketing authorization of such product;

•	regulatory authorities may require additional warnings on the product’s label;

•	we may be required to issue safety communications to patients or healthcare providers that outline the risks of such side effects;

•	we could be sued and held liable for harm caused to patients; and

•	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the particular product or product candidate and, as a result of negative impacts to our reputation, our other products or product candidates and could have a material adverse effect on our business, prospects, results of operations and financial condition.

The misuse or off-label use of our products may harm our reputation in the marketplace, result in injuries that lead to product liability or other suits or result in costly investigations, fines, or sanctions by regulatory bodies.

Although our products, if granted marketing authorization, are marketed for the specific therapeutic uses for which the devices were designed and our personnel will be trained to not promote our products for uses outside of the FDA-authorized indications for use, known as “off-label uses,” we cannot, however, prevent a physician from using our products in ways, when in the physician’s independent professional medical judgment, he or she deems it appropriate. There may be increased risk of injury to patients if primary care physicians attempt to use our products off-label. Furthermore, the use of our products for off-label uses may not effectively treat such conditions, which could harm our reputation in the marketplace among primary care physicians and patients.

If following authorization of any other product candidates we may commercialize, or with respect to EndeavorRx, the FDA or any foreign regulatory body determines that our promotional materials or training constitute promotion of an off-label use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance or imposition of an untitled letter or warning letter, injunction, seizure, civil fine or criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action under other regulatory authority, such as false claims laws for any products for which we obtain government reimbursement, if they consider our business activities to constitute promotion of an off-label use, which could result in significant penalties, including, but not limited to, criminal, civil and administrative penalties, damages, fines, disgorgement, exclusion from participation in government healthcare programs and the curtailment of our operations.

In addition, physicians may misuse our products with their patients if they are not adequately trained, potentially leading to injury and an increased risk of product liability. If our products are misused, we may become subject to costly litigation by our patients or their patients. As described below, product liability claims could divert management’s attention from our core business, be expensive to defend and result in sizeable damage awards against us that may not be covered by insurance.

Our products may be subject to product recalls. A recall of our products, either voluntarily or at the direction of the FDA or another governmental authority, or the discovery of serious safety issues with our products, could have a material adverse effect on our business, prospects, results of operations and financial condition.

The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products, such as in the event of material deficiencies or defects in their design or manufacture or in the event that a product poses an unacceptable risk to health.

The FDA’s authority to require a recall for medical devices must be based on a finding that there is reasonable probability that the device would cause serious injury or death. We may also decide to voluntarily recall our products. A government-mandated or voluntary recall could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of our products would divert managerial and financial resources and could materially and adversely affect our reputation and business, which could impair our ability to produce our products in a cost- effective and timely manner in order to meet our customers’ demands. We may also be subject to liability claims, be required to bear other costs, or take other actions that could have a material adverse effect on our business, prospects, results of operations and financial condition.

Companies are required to maintain certain records of recalls and corrections, even if they are not reportable to the FDA. We may initiate voluntary recalls or corrections for our products in the future that we determine do not require notification of the FDA. If the FDA disagrees with our determinations, they could require us to report those actions as recalls and we may be subject to enforcement action.

We face potential product liability exposure, and, if claims brought against us are successful, we could incur substantial liabilities.

Our business exposes us to potential product liability claims that are inherent in the design, manufacture, testing and sale of medical devices. We could become the subject of product liability lawsuits alleging that component failures, manufacturing flaws, design defects or inadequate disclosure of product-related risks or product-related information resulted in an unsafe condition, injury or death to patients. In addition, the misuse of our products, or the failure of patients to adhere to operating guidelines, could cause significant harm to patients which could result in product liability claims. Product liability lawsuits and claims, safety alerts or product recalls, with or without merit, could cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business, harm our reputation and materially and adversely affect our ability to attract and retain patients, any of which could have a material adverse effect on our business, prospects, results of operations and financial condition.

Although we maintain third-party product liability insurance coverage, it is possible that claims against us may exceed the coverage limits of our insurance policies. Even if any product liability loss is covered by an insurance policy, these policies typically have substantial deductibles for which we are responsible. Product liability claims in excess of applicable insurance coverage could have a material adverse effect on our business, prospects, results of operations and financial condition. In addition, any product liability claim brought against us, with or without merit, could result in an increase of our product liability insurance premiums. Insurance coverage varies in cost and can be difficult to obtain, and we cannot guarantee that we will be able to obtain insurance coverage in the future on terms acceptable to us or at all.

Additionally, from time to time we may enter into agreements pursuant to which we indemnify third parties for certain claims relating to our products. These indemnification obligations may require us to pay significant sums of money for claims that are covered by these indemnification obligations. We are not currently subject to any product liability claims; however, any future product liability claims against us, regardless of their merit, may result in negative publicity about us that could ultimately harm our reputation and could have a material adverse effect on our business, prospects, results of operations and financial condition.

We are required to report certain malfunctions, deaths and serious injuries associated with our products, which can result in voluntary corrective action or agency enforcement action.

Under the FDA’s medical device reporting regulations, we are required to report to the FDA when information from any source suggests that our product may have caused or contributed to a death or serious injury or that our product has malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury. If we fail to report these events to the FDA within the required timeframes, or at all, the FDA could take enforcement action against us.

Any adverse event involving our products, whether in the U.S. or abroad, could result in future voluntary corrective actions, such as recalls, including corrections or customer notifications, or agency action, such as inspection or enforcement actions. If malfunctions do occur, we may be unable to correct the malfunctions adequately or prevent further malfunctions, in which case we may need to cease manufacture and distribution of the affected products, initiate voluntary recalls, and redesign the products. Regulatory authorities may also take actions against us, such as ordering recalls, imposing fines, or seizing the affected products. Any corrective action, whether voluntary or involuntary, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

Risks Related to our Regulatory Compliance and Legal Matters

We operate in a highly regulated industry and are subject to a wide range of federal, state, and local laws, rules, and regulations, including FDA regulatory requirements and laws pertaining to fraud and abuse in healthcare, that affect nearly all aspects of our operations. Failure to comply with these laws, rules, and regulations, or to obtain and maintain required licenses, could subject us to enforcement actions, including substantial civil and criminal penalties, and might require us to recall or withdraw a product from the market or cease operations. Any of the foregoing could have a material adverse effect on our business, prospects, results of operations and financial condition.

We and our products are subject to extensive regulation in the U.S., including by the FDA. The regulations to which we are subject are complex. The FDA regulates, among other things, with respect to medical devices: design, development and manufacturing; testing, labeling, content and language of instructions for use; clinical trials; product safety; medical device cybersecurity; premarket clearance, de novo classification, and approval; establishment registration and device listing; marketing, sales and distribution; complaint handling; record keeping procedures; advertising and promotion; recalls and field safety corrective actions; post-market surveillance, including reporting of deaths or serious injuries and malfunctions that, if they were to recur, could lead to death or serious injury; post-market studies; and product import and export. The FDA monitors compliance with these applicable regulatory requirements through periodic unannounced inspections as well as various other channels, such as reviewing post-market surveillance and recall reports, monitoring advertising and promotional practices on-line and at trade shows, and reviewing trade complaints submitted by competitors or other third parties. We do not know whether we will pass any future inspections for FDA compliance, or whether the FDA might identify compliance concern(s) through other channels of information. Failure to comply with applicable regulations could jeopardize our ability to sell our products and result in enforcement-related actions such as: FDA Form 483s; untitled or warning letters; clinical holds on research; fines; injunctions; civil penalties; termination of distribution; recalls or seizures of products; delays in the introduction of products into the market; total or partial suspension of production; refusal to grant future clearances, de novo classifications, or approvals; withdrawals of current marketing authorizations, resulting in prohibitions on the sale and distribution of our products; and in the most serious cases, criminal penalties. Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and could have a material adverse effect on our business, prospects, results of operations and financial condition.

The FDA and the Federal Trade Commission, or the FTC, also regulate the advertising and promotion of our products to ensure that the claims we make are consistent with our regulatory authorizations, that there is adequate and reasonable data to substantiate the claims and that our promotional labeling and advertising is neither false nor misleading. If the FDA or FTC determines that any of our advertising or promotional claims are false, misleading, not substantiated or not permissible, we may be subject to enforcement actions, including untitled or warning letters, and we may be required to revise our promotional claims and make other corrections or restitutions. We also may be subject to fines, or other regulatory, civil, or criminal sanctions.

We are subject to additional healthcare regulation and enforcement by the federal government and by authorities in the states and foreign jurisdictions in which they conduct their business and may constrain the financial arrangements and relationships through which we research, as well as, sell, market and distribute any products for which we obtain marketing approval. Such laws include, without limitation, federal and state anti-kickback, fraud and abuse, false claims, data privacy and security and physician and other healthcare provider payment transparency laws and regulations. If their operations are found to be in violation of any of such laws or any other governmental regulations that apply, they may be subject to significant penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, the curtailment or restructuring of operations, integrity oversight and reporting obligations, exclusion from participation in federal and state healthcare programs and imprisonment. See the section entitled “Business—Health Care Laws and Regulations.”

Ensuring that our internal operations and future business arrangements with third parties comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices, including our relationships with physicians and other healthcare providers, some of whom may be compensated in the form of stock or stock options for services provided to us and may be in the position to influence the ordering of or use of our product candidates, if approved, may not comply with current or future statutes, regulations, agency guidance or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of the laws described above or any other governmental laws and regulations that may apply to us, we may be subject to significant penalties, including civil, criminal and administrative penalties, damages, fines, exclusion from government-funded healthcare programs, such as Medicare and Medicaid or similar programs in other countries or jurisdictions, integrity oversight and reporting obligations to resolve allegations of non-compliance, disgorgement, individual imprisonment, contractual damages, reputational harm, diminished profits and the curtailment or restructuring of our operations. If any of the physicians or other providers or entities with whom we expect to do business are found to not be in compliance with applicable laws, they may be subject to significant criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs and imprisonment, which could affect our ability to operate our business. Further, defending against any such actions can be costly, time-consuming and may require significant personnel resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our business may be impaired.

Our employees, consultants and commercial collaborators may engage in misconduct or other improper activities, including non-compliance with such regulatory standards and requirements.

Because of the breadth of these laws and the narrowness of available statutory and regulatory exemptions, it is possible that some of our activities could be subject to challenge under one or more of such laws. Any action brought against us for violations of these laws or regulations, even if successfully defended, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. We may be subject to private “qui tam” actions brought by individual whistleblowers on behalf of the federal or state governments, with potential liability under the federal False Claims Act including mandatory treble damages and significant per-claim penalties.

Although we have adopted policies and procedures designed to comply with these laws and regulations and conduct internal reviews of our compliance with these laws, our compliance is also subject to governmental review. The growth of our business and sales organization including future expansion outside of the U.S. may increase the potential of violating these laws or our internal policies and procedures. The risk of our being found in violation of these or other laws and regulations is further increased by the fact that many have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations.

Any action brought against us for violation of these or other laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. If our operations are found to be in violation of any of the federal, state and foreign laws described above or any other current or future fraud and abuse or other healthcare laws and regulations that apply to us, we may be subject to penalties, including significant criminal, civil and administrative penalties, damages and fines, disgorgement, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of noncompliance with these laws, imprisonment for individuals and exclusion from participation in government programs, such as Medicare and Medicaid, as well as contractual damages and reputational harm. We could also be required to curtail or cease our operations. Any of the foregoing consequences could have a material adverse effect on our business, prospects, results of operations and financial condition.

The regulatory framework for digital health products is constantly evolving. Increasingly stringent regulatory requirements could create barriers to our development and introduction of new products. Conversely, in the event regulatory requirements are lowered, competitors could potentially enter the prescription digital therapeutic market and compete against us more easily.

Our PDTs are novel and represent a new category of therapeutics for which the regulatory framework continues to evolve. Our ability to develop and introduce new products will depend, in part, on our ability to comply with these complex requirements, which include regulations related to product design, development and manufacturing; testing, labeling, content and language of instructions for use; clinical trials; product safety; premarket clearance, de novo classification, and approval; establishment registration and device listing; and marketing, sales and distribution. If, however, the regulatory framework for digital health products simplifies and the requirements that we and others are required to comply with are lowered, it could result in the increased competition and the introduction by competitors of products that are or claim to be superior to our products. For example, the FDA issued a guidance entitled: “Enforcement Policy for Digital Health Devices For Treating Psychiatric Disorders During the Coronavirus Disease 2019 (COVID-19) Public Health Emergency,” which allows for the marketing of certain digital therapeutics without premarket clearance, de novo classification, or approval so long as certain criteria are met for the duration of the COVID-19 pandemic. Additionally, FDA has issued a proposal for public comment that may provide a limited extension of this enforcement policy after the expiration of the COVID-19 public health emergency declaration. Additionally, competitors using our products as predicates for 510(k)s may successfully argue that they should be required to submit substantially less data to support clearance of their product than was required for our products based on FDA’s growing familiarity with the technology. As a result, we are subject to risks related to the developing regulatory landscape applicable to our PDTs that could have a material adverse effect on our business, prospects, results of operations and financial condition.

Material modifications to our devices may require new 510(k) clearance, de novo classification, premarket approval, or supplement premarket approval, or may require us to cease marketing or recall the modified devices until clearances, authorizations, or approvals are obtained.

Material modifications to the intended use or technological characteristics of our devices may require new 510(k) clearance, de novo classification, Premarket Approval, or PMA, or PMA supplement approval, or may require us to cease marketing or recall the modified devices until clearances, de novo classifications, or approvals are obtained. Any modification to a 510(k)-cleared device that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design, or manufacture, requires a new 510(k) clearance or, possibly, a de novo or a PMA. The FDA requires every manufacturer to make and document this determination in the first instance. A manufacturer may determine that a modification could not significantly affect safety or effectiveness and does not represent a major change in its intended use, so that no new 510(k) clearance is necessary. The FDA may review any manufacturer’s decision and may not agree with our decisions regarding whether new clearances, de novo classifications, or approvals are necessary. The FDA may also on its own initiative determine that a marketing authorization is required.

Obtaining and maintaining marketing authorization of our product candidates in one jurisdiction does not mean that we will be successful in obtaining marketing authorization of our product candidates in other jurisdictions.

We may also submit marketing applications in other countries. Regulatory authorities in jurisdictions outside of the U.S. have requirements for marketing authorization of product candidates with which we must comply prior to marketing in those jurisdictions. Obtaining foreign marketing authorizations and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. If we fail to comply with the regulatory requirements in international markets and/or receive applicable marketing authorizations, our target market will be reduced and our ability to realize the full market potential of our product candidates will be harmed.

Obtaining and maintaining marketing authorization of our product candidates in one jurisdiction does not guarantee that we will be able to obtain or maintain marketing authorization in any other jurisdiction, while a failure or delay in obtaining marketing authorization in one jurisdiction may have a negative effect on the marketing authorization process in others. For example, even if the FDA grants marketing authorization of a product candidate, comparable regulatory authorities in foreign jurisdictions must also grant marketing authorization for the manufacturing, marketing and promotion of the product candidate in those countries. Marketing authorization procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the U.S., including additional nonclinical studies or clinical trials as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In short, the foreign marketing authorization process involves all of the risks associated with FDA marketing authorization. In many jurisdictions outside the U.S., a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we may intend to charge for our products will also be subject to approval.

Our commercialization efforts to date have focused almost exclusively on the U.S. Our ability to enter other foreign markets will depend, among other things, on our ability to navigate various regulatory regimes with which we do not have experience, which could delay or prevent the growth of our operations outside of the U.S.

To date, our commercialization efforts have focused almost exclusively on the U.S.. Expanding our business to attract customers in countries other than the U.S. is an element of our long-term business strategy. Our ability to continue to expand our business and to attract talented employees and customers in various international markets will require considerable management attention and resources and is subject to the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute resolution systems, regulatory systems and commercial infrastructures. Entering new international markets will be expensive, our ability to successfully gain market acceptance in any particular market is uncertain and the distraction of our senior management team could harm our business, financial condition and results of operation.

Sales of our products outside of the U.S. are subject to foreign regulatory requirements that vary widely from country to country. In addition, the FDA regulates exports of medical devices from the U.S.. While the regulations of some countries may not impose barriers to marketing and selling our products or only require notification, others require that we obtain the marketing authorization of a specified regulatory body. Complying with foreign regulatory requirements, including obtaining registrations or marketing authorizations, can be expensive and time-consuming, and we may not receive marketing authorizations in each country in which we may plan to market our products or we may be unable to do so on a timely basis. The time required to obtain registrations or marketing authorizations, if required by other countries, may be longer than that required for

FDA clearance, de novo classification, or approval, and requirements for such registrations and marketing authorizations may significantly differ from FDA requirements. If we modify our products, we may need to apply for additional regulatory authorizations before we are permitted to sell the modified product. In addition, we may not continue to meet the quality and safety standards required to maintain the authorizations that we have received. If we are unable to maintain our authorizations in a particular country, we will no longer be able to sell the applicable product in that country. Marketing authorization by the FDA does not ensure registration or marketing authorization by regulatory authorities in other countries, and registration or marketing authorization by one or more foreign regulatory authorities does not ensure registration or marketing authorization by regulatory authorities in other foreign countries or by the FDA. A failure or delay in obtaining registration or marketing authorization in one country may have a negative effect on the regulatory process in others.

Doing business internationally involves a number of additional risks, including:

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multiple, conflicting and changing laws and regulations such as tax laws, privacy and data protection laws and regulations, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses;

•	requirements to maintain data and the processing of that data on servers located within the United States or in such countries;

•	protecting and enforcing our intellectual property rights;

•	converting our products as well as the accompanying instructional and marketing materials to conform to the language and customs of different countries;

•	complexities associated with managing multiple payer reimbursement regimes, and government payers;

•	competition from companies with significant market share in our market and with a better understanding of user preferences;

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financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the effect of local and regional financial pressures on demand and payment for our products and services and exposure to foreign currency exchange rate fluctuations;

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natural disasters, political and economic instability, including wars, terrorism, political unrest, outbreak of disease (including the recent coronavirus outbreak), boycotts, curtailment of trade, and other market restrictions; and

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regulatory and compliance risks that relate to maintaining accurate information and control over activities subject to regulation under the U.S. Foreign Corrupt Practices Act (the “FCPA”), and comparable laws and regulations in other countries.

These risks and uncertainties may impact the Company’s ability to enter foreign markets, which could delay or prevent the growth of the Company’s operations outside of the U.S., and have a material adverse effect on our business, prospects, results of operations and financial condition.

The insurance coverage and reimbursement status of products that recently obtained marketing authorization is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for EndeavorRx or any other of our product candidates, if granted marketing authorization, could limit our ability to market those products and materially and adversely affect our ability to generate revenue.

In the U.S., patients generally rely on third-party payers to reimburse all or part of the costs associated with their treatment. Adequate coverage and reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payers is critical to the ability of patients to afford treatments and new product acceptance. Our ability to successfully commercialize our products will depend in part on the extent to which coverage and adequate reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payers, such as private health insurers and health maintenance organizations, decide which medications and therapies they will pay for and establish reimbursement levels. The availability of coverage and extent of reimbursement by governmental and private payers is essential for most patients to be able to afford treatments. Sales of products, and of product candidates that we may identify, will depend substantially on the extent to which the costs to users of such products will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payers. If coverage and adequate reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize our products. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to achieve profitability. See the section entitled “Business—Coverage and Reimbursement.”

There is also significant uncertainty related to, and there may be significant delays in obtaining, the insurance coverage and reimbursement of newly cleared, de novo classified, or approved products and coverage may be more limited than the purposes for which the device is cleared, de novo classified, or approved by the FDA or comparable foreign regulatory authorities. In the U.S., the principal decisions about reimbursement for new medicines or medical devices are typically made by the Centers for Medicare & Medicaid Services, or CMS, an agency within the U.S. Department of Health and Human Services, or HHS. FDA marketing authorization provides no assurance of coverage or reimbursement by any payer. CMS decides whether and to what extent a new medicine or medical device will be covered and reimbursed under Medicare, and private payers tend to follow CMS to a substantial degree.

Factors payers consider in determining reimbursement are based on whether the product is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	supported by robust clinical data from well-controlled clinical research;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

Each payer determines whether or not it will provide coverage for a treatment, what amount it will pay the manufacturer for the treatment and on what tier of its formulary the treatment will be placed. The position of a treatment on a payer’s list of covered drugs, biological products, and medical devices, or formulary, generally determines the co-payment that a patient will need to make to obtain the treatment and can strongly influence the adoption of such treatment by patients and physicians. Patients who are prescribed treatments for their conditions and providers prescribing such services generally rely on third-party payers to reimburse all or part of the associated healthcare costs. Patients are unlikely to use our products unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of our products.

Moreover, eligibility for coverage and reimbursement does not imply that a product will be paid for in all cases or at a rate that covers our costs, including research, development, intellectual property, manufacture, marketing, sale and distribution expenses. Interim reimbursement levels for new products, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement rates may vary according to the use of the product and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost products and may be incorporated into existing payments for other services. Net prices for products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payers, by any future laws limiting prices and by any future relaxation of laws that presently restrict imports of products from countries where they may be sold at lower prices than in the U.S..

Third-party payers have attempted to control costs by limiting coverage and the amount of reimbursement for particular drugs or devices. We cannot be sure that coverage and reimbursement will be available for all products that we commercialize and, if reimbursement is available, what the level of reimbursement will be. Inadequate coverage and reimbursement may impact the demand for, or the price of, any product for which we obtain marketing authorization. If coverage and adequate reimbursement are not available, or are available only at limited levels, we may not be able to successfully commercialize our products.

In addition, in some foreign countries, the proposed pricing for a prescription device must be approved before it may be lawfully marketed. The requirements governing medical product pricing vary widely from country to country. For example, the European Union provides options for its member states to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost effectiveness of a particular product candidate to currently available therapies. A member state may approve a specific price for the medicinal products or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceuticals or medical devices will allow favorable reimbursement and pricing arrangements for any of our products. Historically, products launched in the European Union do not follow price structures of the U.S. and generally prices tend to be significantly lower. While the Company is not currently marketing or selling our products in any country other than the U.S., including the European Union or any of its member states, in the event that the Company chooses to do so in the future, it will need to comply with such requirements.

We may be subject to governmental investigation, litigation, and other proceedings, which are costly to defend and could have a material adverse effect on our business, prospects, results of operations and financial condition.

We may be party to government investigations, lawsuits and legal proceedings in the normal course of business. These matters are often expensive and disruptive to normal business operations. We may face allegations, lawsuits and regulatory inquiries, audits and investigations regarding data privacy, security, labor and employment, consumer protection and intellectual property infringement, including claims related to privacy, patents, publicity, trademarks, copyrights and other rights. A portion of the technologies we use incorporates open source software, and we may face claims claiming ownership of open source software or patents related to that software, rights to our intellectual property or breach of open source license terms, including a demand to release material portions of our source code or otherwise seeking to enforce the terms of the applicable open source license. We may also face allegations or litigation related to our acquisitions, securities issuances or business practices, including public disclosures about our business. Litigation and regulatory proceedings, and particularly the patent infringement and class action matters we could face, may be protracted and expensive, and the results are difficult to predict. Certain of these matters may include speculative claims for substantial or indeterminate amounts of damages and include claims for injunctive relief. Additionally, our litigation costs could be significant. Adverse outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, penalties and fines, or require us to modify our solution or require us to stop offering certain features, all of which could have a material adverse effect on our business, prospects, results of operations and financial condition. We may also become subject to periodic audits, which would likely increase our regulatory compliance costs and may require us to change our business practices, which could have a material adverse effect on our business, prospects, results of operations and financial condition. Managing legal proceedings, litigation and audits, even if we achieve favorable outcomes, is time-consuming and diverts management’s attention from our business.

The results of regulatory proceedings, litigation, claims, and audits cannot be predicted with certainty, and determining reserves for pending litigation and other legal, regulatory and audit matters requires significant judgment. There can be no assurance that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could have a material adverse effect on our business, prospects, results of operations, financial condition and the market price of our common stock.

Laws and regulations governing any international operations we may have may preclude us from developing, manufacturing and selling certain products outside of the U.S. and require us to develop and implement costly compliance programs.

We currently engage in certain activities supporting our product and platform development activities that occur outside the U.S., and for these activities we must dedicate additional resources to comply with numerous laws and regulations in each such jurisdiction. Additionally, the FCPA prohibits any U.S. individual or business from paying, offering, authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The FCPA also obligates companies whose securities are listed in the U.S. to comply with certain accounting provisions requiring the company to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and to devise and maintain an adequate system of internal accounting controls for international operations.

Compliance with the FCPA is expensive and difficult, particularly in countries in which corruption is a recognized problem. In addition, the FCPA presents particular challenges in the pharmaceutical industry, because, in many countries, hospitals are operated by the government, and doctors and other hospital employees are considered foreign officials. Certain payments to hospitals in connection with clinical trials and other work have been deemed to be improper payments to government officials and have led to FCPA enforcement actions.

Various laws, regulations and executive orders also restrict the use and dissemination outside of the U.S., or the sharing with certain non-U.S. nationals, of information classified for national security purposes, as well as certain products and technical data relating to those products. If we expand our activities outside of the U.S., it will require us to dedicate additional resources to comply with these laws, and these laws may preclude us from developing, manufacturing, or selling certain products and product candidates outside of the U.S., which could limit our growth potential and increase our development costs.

The failure to comply with laws governing international business practices may result in substantial civil and criminal penalties and suspension or debarment from government contracting. The SEC also may suspend or bar issuers from trading securities on U.S. exchanges for violations of the FCPA’s accounting provisions.

Healthcare reform and other governmental and private payer initiatives may have an adverse effect upon, and could prevent, our products’ or product candidates’ commercial success.

In the U.S. and in certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the healthcare system that could impact our ability to sell our products profitably, such as the ACA. See the section entitled “Business—Healthcare Reform.”

There has been increasing legislative and enforcement interest in the U.S. with respect to prescription- pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. The HHS has already started the process of soliciting feedback on some of these measures and, at the same time, is immediately implementing others under its existing authority. It is unclear what effect such legislative and enforcement interest may have on prescription devices. Further, it is unclear whether the Biden administration will challenge, reverse, revoke or otherwise modify the prior administration’s executive and administrative actions.

We expect that these and other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any cleared, de novo classified, or approved device, which could have an adverse effect on patients for our products or product candidates. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payers.

There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels in the U.S. directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our products. Such reforms could have an adverse effect on anticipated revenue from product candidates that we may successfully develop and for which we may obtain marketing authorization and that may affect our overall financial condition and ability to develop product candidates. If we or any third parties we may engage are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we or such third parties are not able to maintain regulatory compliance, our current or any future product candidates we may develop may lose any marketing authorization that may have been obtained and we may not achieve or sustain profitability.

If we fail to comply with the FDA’s Quality System Regulation, or QSR, or any applicable foreign equivalent, our operations could be interrupted, and our potential product sales and operating results could suffer.

We are required to comply with the FDA’s QSR, which delineates, among other things, the design controls, document controls, purchasing controls, identification and traceability, production and process controls, acceptance activities, nonconforming product requirements, corrective and preventive action requirements, labeling and packaging controls, handling, storage, distribution and installation requirements, complaint handling, records requirements, servicing requirements, and statistical techniques potentially applicable to the production of our medical devices. We are also subject to the regulations of foreign jurisdictions if we market products overseas.

The FDA enforces the QSR through periodic and announced or unannounced inspections of manufacturing facilities. If our facilities or processes are found to be in non-compliance or fail to take satisfactory corrective action in response to adverse QSR inspectional findings, the FDA could take legal or regulatory enforcement actions against us and/or our products, including but not limited to the cessation of sales or the initiation of a recall of distributed products, which could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands. We may also be required to bear other costs or take other actions that may have a negative impact on our future sales and our ability to generate profits.

The FDA’s and other comparable non-U.S. regulatory agencies’ statutes, regulations, policies or interpretations may change, and additional government regulation or statutes may be enacted, which could increase regulatory requirements, or delay, suspend, prevent marketing of any cleared, de novo classified, or approved products or necessitate the recall of distributed products. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the U.S. or abroad.

The medical device industry has been under heightened FDA scrutiny as the subject of government investigations and enforcement actions. If our operations and activities are found to be in violation of any FDA laws or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines and other legal and/or agency enforcement actions. Any penalties, damages, fines, or curtailment or restructuring of our operations or activities could materially and adversely affect our ability to operate our business and our financial results. The risk of us being found in violation of FDA laws is increased by the fact that many of these laws are broad and their provisions are open to a variety of interpretations. Any action against us for violation of these laws, even if we successfully defend ourselves against that action and its underlying allegations, could cause us to incur significant legal expenses and divert management’s attention from the operation of our business. Where there is a dispute with a federal or state governmental agency that cannot be resolved to the mutual satisfaction of all relevant parties, we may determine that the costs, both real and contingent, are not justified by the commercial returns to us from maintaining the dispute or the product.

Various claims, design features, or performance characteristics of our medical devices that we regarded as permitted by the FDA without new marketing authorization may be challenged by the FDA or state or foreign regulators. The FDA or state or foreign regulatory authorities may find that certain claims, design features, or performance characteristics, in order to be made or included in the products, may have to be supported by further clinical studies and authorizations, which could be lengthy, costly, and possibly unobtainable.

We are subject to data privacy and security laws and regulations governing our collection, use, disclosure or storage of personally identifiable information, including protected health information and payment card data, which may impose restrictions on us and our operations. Any actual or perceived noncompliance with such laws and regulations may result in penalties, regulatory action, loss of business or unfavorable publicity.

Numerous federal and state laws and regulations govern the collection, use, disclosure, storage and transmission of personally identifiable information, or PII, including protected health information, or PHI, and information related to treatment for ADHD and other diseases and disorders resulting in cognitive impairment. These laws and regulations, including their interpretation by governmental agencies, are subject to frequent change and could have a negative impact on our business. In addition, in the future, industry requirements or guidance, contractual obligations, and/or legislation at both the federal and the state level may limit, forbid or regulate the use or transmission of health information outside of the U.S..

These varying interpretations can create complex compliance issues for us and our partners and potentially expose us to additional expense, adverse publicity and liability, any of which could have a material adverse effect on our business, prospects, results of operations and financial condition.

Federal and state consumer protection laws are increasingly being applied by the FTC and states’ attorneys general to regulate the collection, use, storage and disclosure of PII, through websites or otherwise, and to regulate the presentation of website content.

The security measures that we and our third-party vendors and subcontractors have in place to ensure compliance with privacy and data protection laws may not protect our facilities and systems from security breaches, acts of vandalism or theft, computer viruses, misplaced or lost data, programming and human errors or other similar events. Even though we provide for appropriate protections through our agreements with our third-party vendors, we still have limited control over their actions and practices. A breach of privacy or security of PII or PHI may result in an enforcement action, including criminal and civil liability, against us. We are not able to predict the extent of the impact such incidents may have on our business. Enforcement actions against us could be costly and could interrupt regular operations, which could have a material adverse effect on our business, prospects, results of operations and financial condition. Even if it is determined that there was no violation of laws, enforcement actions against us could be costly, generate negative publicity and could interrupt regular operations, which could have a material adverse effect on our business, prospects, results of operations and financial condition. While we have not received any notices of violation of the applicable privacy and data protection laws and believe we are in compliance with such laws, there can be no assurance that we will not receive such notices in the future.

There is ongoing concern from privacy advocates, regulators and others regarding data privacy and security issues, and the number of jurisdictions with data privacy and security laws has been increasing. Also, there are ongoing public policy discussions regarding whether the standards for de-identification, anonymization or pseudonymization of health information are sufficient, and the risk of re-identification sufficiently small, to adequately protect patient privacy. We expect there will continue to be new proposed and amended laws, regulations and industry standards concerning privacy, data protection and information security in the U.S., such as the California Consumer Privacy Act, the CCPA, which went into effect on January 1, 2020 and has been amended several times. Further, a new California privacy law, the California Privacy Rights Act, the CPRA, was passed by California voters on November 3, 2020, and in March 2021, Virginia passed a new privacy law, the Consumer Data Protection Act, the VCDPA, similar to the CPRA. The CPRA will create additional obligations with respect to processing and storing personal information and the VCDPA is scheduled to take effect on January 1, 2023 (with certain provisions of the CPRA having retroactive effect to January 1, 2022). In addition New York’s Stop Hacks and Improve Electronic Data Security Act, the SHIELD Act, requires any person or business owning or licensing computerized data that includes the private information of a resident of New York to implement and maintain reasonable safeguards to protect the security, confidentiality and integrity of the private information. Other U.S. states also are considering omnibus privacy legislation and industry organizations regularly adopt and advocate for new standards in these areas. While the CCPA and CPRA contain exceptions for certain activities involving PHI under Health Insurance Portability Administration and Accountability Act of 1996, as amended, or HIPAA, we cannot yet determine the impact the CCPA, CPRA, VCDPA or other such future laws, regulations and standards may have on our business.

Future laws, regulations, standards, obligations, amendments, and changes in the interpretation of existing laws, regulations, standards and obligations could impair our or our customers’ ability to collect, use or disclose information relating to patients or consumers, including information derived therefrom, which could decrease demand for our products, increase our costs and impair our ability to maintain and grow our customer base and increase our revenue. Accordingly, we may find it necessary or desirable to fundamentally change our business activities and practices or to expend significant resources to modify our software or platform and otherwise adapt to these changes.

Further, our patients may expect us to comply with more stringent privacy and data security requirements than those imposed by laws, regulations or self-regulatory requirements, and we may be obligated contractually to comply with additional or different standards relating to our handling or protection of data. If we, or any third parties we or our partners use to process PII on our behalf, are unable to properly protect the privacy and security of personal information, including protected health information, we and they could be found to have breached our and their contracts with certain third parties.

Any failure or perceived failure by us to comply with federal or state laws or regulations, industry standards or other legal obligations, or any actual or suspected privacy or security incident, whether or not resulting in unauthorized access to, or acquisition, release or transfer of PII or other data, may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity and could cause our customers to lose trust in us, which could have a material adverse effect on our reputation, business, prospects, results of operations and financial condition. We may be unable to make such changes and modifications in a commercially reasonable manner or at all, and our ability to develop new products could be limited. Any of these developments could harm our business, financial condition and results of operations. Privacy and data security concerns, whether valid or not valid, may inhibit retention of our products by existing customer or adoption of our products by new customers.

Around the world, data collection and use are governed by laws and regulations governing the use, processing and cross-border transfer of personal information.

In the event we decide to conduct clinical trials or engage in other human data collection, we may be subject to additional privacy restrictions. Many foreign jurisdictions, including, without limitation, member states of the European Union (the “EU”), and the United Kingdom, Canada, Israel, Australia, New Zealand, Japan and many other countries have adopted legislation that increase or change the requirements governing the collection, distribution, use, storage, disclosure, or other processing, and/or security of personal information and other data in these jurisdictions. If our privacy or data security measures fail to comply with current or future laws and regulations, we may be subject to litigation, regulatory investigations or other liabilities, or our customers may terminate their relationships with us.

Personal privacy and data security have become significant issues in the U.S., Europe, and in many other jurisdictions. The regulatory framework for privacy and security issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Many federal, state, and foreign government bodies and agencies have adopted, or are considering adopting, laws and regulations regarding the collection, use, and disclosure of personal information, including protected health information. These laws and regulations, including their interpretation by governmental agencies, are subject to frequent change and could have a negative impact on Akili’s business. In addition, in the future, industry requirements or guidance, contractual obligations, and/or legislation at both the federal and the state level may limit, forbid or regulate the use or transmission of health information outside of the U.S..

These varying interpretations can create complex compliance issues for Akili and Akili’s partners and potentially expose Akili to additional expense, adverse publicity and liability, any of which could adversely affect Akili’s business.

Federal and state consumer protection laws are increasingly being applied by the U.S. Federal Trade Commission (the “FTC”), and states’ attorneys general to regulate the collection, use, storage and disclosure of personal or personally identifiable information, through websites or otherwise, and to regulate the presentation of website content.

The security measures that Akili and Akili’s third-party vendors and subcontractors have in place to ensure compliance with privacy and data protection laws may not protect Akili’s facilities and systems from security breaches, acts of vandalism or theft, computer viruses, misplaced or lost data, programming and human errors or other similar events. Even though Akili provides for appropriate protections through Akili’s agreements with Akili’s third-party vendors, Akili still has limited control over their actions and practices. A breach of privacy or security of personally identifiable health information may result in an enforcement action, including criminal and civil liability, against us. Akili is not able to predict the extent of the impact such incidents may have on Akili’s business. Enforcement actions against Akili could be costly and could interrupt regular operations, which may adversely affect Akili’s business. While Akili has not received any notices of violation of the applicable privacy and data protection laws and believe Akili is in compliance with such laws, there can be no assurance that Akili will not receive such notices in the future.

There is ongoing concern from privacy advocates, regulators and others regarding data privacy and security issues, and the number of jurisdictions with data privacy and security laws has been increasing. Also, there are ongoing public policy discussions regarding whether the standards for de-identification, anonymization or pseudonymization of health information are sufficient, and the risk of re-identification sufficiently small, to adequately protect patient privacy. Akili expects that there will continue to be new proposed and amended laws, regulations and industry standards concerning privacy, data protection and information security in the U.S., such as the California Consumer Privacy Act (the “CCPA”), which went into effect on January 1, 2020 and has been amended several times. Further, a new California privacy law, the California Privacy Rights Act (the “CPRA”), was passed by California voters on November 3, 2020. The CPRA will create additional obligations with respect to processing and storing personal information that are scheduled to take effect on January 1, 2023 (with certain provisions having retroactive effect to January 1, 2022). Additionally, some observers have noted that the CCPA and CPRA could mark the beginning of a trend toward more stringent privacy legislation in the U.S., which could increase our potential liability and adversely affect our business. Already, in the U.S., we have witnessed significant developments at the state level. For example, on March 2, 2021, Virginia enacted the Consumer Data Protection Act (the “CDPA”) and, on July 8, 2021, Colorado’s governor signed the Colorado Privacy Act (“CPA”), into law. The CDPA and the CPA will both become effective January 1, 2023. While the CDPA and CPA incorporate many similar concepts of the CCPA and CPRA, there are also several key differences in the scope, application, and enforcement of the law that will change the operational practices of regulated businesses. The new laws will, among other things, impact how regulated businesses collect and process personal sensitive data, conduct data protection assessments, transfer personal data to affiliates, and respond to consumer rights requests.

A number of other states have proposed new privacy laws, some of which are similar to the above discussed recently passed laws. Such proposed legislation, if enacted, may add additional complexity, variation in requirements, restrictions and potential legal risk, require additional investment of resources in compliance programs, impact strategies and the availability of previously useful data and could result in increased compliance costs and/or changes in business practices and policies. The existence of comprehensive privacy laws in different states in the country would make our compliance obligations more complex and costly and may increase the likelihood that we may be subject to enforcement actions or otherwise incur liability for noncompliance.

Akili’s international operations are subject to international laws and regulations, regulatory guidance, and industry standards relating to data protection, privacy, and information security. For Akili’s EU and UK future operations, this includes the EU General Data Protection Regulation, or GDPR, as well as other national data protection legislation in force in relevant EU member states (including the GDPR in such form as incorporated into the law of England and Wales, Scotland and Northern Ireland by virtue of the European Union (Withdrawal) Act 2018 and any regulations thereunder and the UK Data Protection Act 2018, or UK GDPR.

The General Data Protection Regulation (“GDPR”) and UK GDPR are wide-ranging in scope and impose numerous additional requirements on companies that process personal data, including imposing special requirements in respect of the processing of health and other sensitive data, requiring that consent of individuals to whom the personal data relates is obtained in certain circumstances, requiring additional disclosures to individuals regarding data processing activities, requiring that safeguards are implemented to protect the security and confidentiality of personal data, creating mandatory data breach notification requirements in certain circumstances, requiring data protection impact assessments for high risk processing and requiring that certain measures (including contractual requirements) are put in place when engaging third-party processors. The GDPR and the UK GDPR also provide individuals with various rights in respect of their personal data, including rights of access, erasure, portability, rectification, restriction and objection. The GDPR and UK GDPR define personal data to include pseudonymized or coded data and requires different informed consent practices and more detailed notices for clinical trial participants and investigators than applies to clinical trials conducted in the U.S.. We are required to apply GDPR and UK GDPR standards to any clinical trials that our EU and UK established businesses carry out anywhere in the world.

The GDPR and UK GDPR impose strict rules on the transfer of personal data to countries outside the European Economic Area, including the U.S.. The UK and Switzerland have adopted similar restrictions. Although the UK is regarded as a third country under the EU’s GDPR, the European Commission (“EC”) has now issued a decision recognizing the UK as providing adequate protection under the EU GDPR and, therefore, transfers of personal data originating in the EU to the UK remain unrestricted. Like the EU GDPR, the UK GDPR restricts personal data transfers outside the UK to countries not regarded by the UK as providing adequate protection. The UK government has confirmed that personal data transfers from the UK to the EEA remain free flowing.

To enable the transfer of personal data outside of the EEA or the UK, adequate safeguards must be implemented in compliance with European and UK data protection laws. On June 4, 2021, the EC issued new forms of standard contractual clauses for data transfers from controllers or processors in the EU/EEA (or otherwise subject to the GDPR) to controllers or processors established outside the EU/EEA (and not subject to the GDPR). The new standard contractual clauses replace the standard contractual clauses that were adopted previously under the EU Data Protection Directive. The UK is not subject to the EC’s new standard contractual clauses but has published a draft version of a UK-specific transfer mechanism, which, once finalized, will enable transfers from the UK. We will be required to implement these new safeguards when conducting restricted data transfers under the EU and UK GDPR and doing so will require significant effort and cost.

The GDPR and UK GDPR may increase Akili’s responsibility and liability in relation to personal data that Akili’s process where such processing is subject to the GDPR and UK GDPR. Implementing legislation in applicable EU member states and the UK, including by seeking to establish appropriate lawful bases for the various processing activities Akili carries out as a controller or joint controller, reviewing security procedures and those of Akili’s vendors and collaborators, and entering into data processing agreements with relevant vendors and collaborators, Akili cannot be certain that its efforts to achieve and remain in compliance have been, and/or will continue to be, fully successful. Given the breadth and depth of changes in data protection obligations, preparing for and complying with the GDPR and UK GDPR and similar laws’ requirements are rigorous and time intensive and require significant resources and a review of our technologies, systems and practices, as well as those of any third-party collaborators, service providers, contractors or consultants that process or transfer personal data.

Other countries around the world in which we conduct trials or otherwise do business have also enacted strict privacy and data protection laws. For example, the Act on the Protection of Personal Information (“APPI”) of Japan regulates privacy protection issues in Japan. The APPI shares similarities with the GDPR, including extraterritorial application and obligations to provide certain notices and rights to citizens of Japan. We may be required to modify our policies, procedures, and data processing measures in order to address requirements under these or other privacy, data protection, or cyber security regimes, and may face claims, litigation, investigations, or other proceedings regarding them and may incur related liabilities, expenses, costs, and operational losses.

In addition to general privacy and data protection requirements, many jurisdictions around the world have adopted legislation that regulates how businesses operate online and enforces information security, including measures relating to privacy, data security and data breaches. Many of these laws require businesses to notify data breaches to the regulators and/or to data subjects. These laws are not consistent, and compliance in the event of a widespread data breach is costly and burdensome.

In many jurisdictions, enforcement actions and consequences for non-compliance with protection, privacy and information security laws and regulations are rising. In the EU and the UK, data protection authorities may impose large penalties for violations of the data protection laws, including potential fines of up to €20 million (£17.5 million in the UK) or 4% of annual global revenue, whichever is greater. The authorities have shown a willingness to impose significant fines and issue orders preventing the processing of personal data on non-compliant businesses. Data subjects also have a private right of action, as do consumer associations, to lodge complaints with supervisory authorities, seek judicial remedies, and obtain compensation for damages resulting from violations of applicable data protection laws. The APPI allows for fines of up to ¥100M for violations of the law. In the U.S., possible consequences for non-compliance include enforcement actions in response to rules and regulations promulgated under the authority of federal agencies and state attorneys general and legislatures and consumer protection agencies.

In addition, privacy advocates and industry groups have regularly proposed, and may propose in the future, self- regulatory standards that may legally or contractually apply to us. If we fail to follow these security standards, even if no customer information is compromised, we may incur significant fines or experience a significant increase in costs.

The risk of our being found in violation of these laws is increased by the fact that the interpretation and enforcement of such laws is not entirely clear. Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.

Compliance with data protection laws and regulations could require us to take on more onerous obligations in our contracts, restrict our ability to collect, use and disclose data, or in some cases, impact our ability to operate in certain jurisdictions. It could also require us to change our business practices and put in place additional compliance mechanisms, may interrupt or delay our development, regulatory and commercialization activities and increase our cost of doing business. Failure by us or our collaborators and third-party providers to comply with data protection laws and regulations could result in government enforcement actions (which could include civil or criminal penalties and orders preventing us from processing personal data), private litigation and result in significant fines and penalties against us. Moreover, clinical trial participants about whom we or our potential collaborators obtain information, as well as the providers who share this information with us, may contractually limit our ability to use and disclose the information. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend, could result in adverse publicity and could have a material adverse effect on our business, financial condition, results of operations and prospects.

We provide patient services using text and voice calls to communicate with healthcare providers, patients, and prospective patients, and we are subject to various marketing and advertising laws including the Telephone Consumer Protection Act. If we fail to comply with applicable laws, including the TCPA, we may be subject to significant liabilities.

Our patient service center uses short message service, or SMS, text messages and telephone calls to communicate with healthcare providers, patients and prospective patients. We also may use SMS, text messages and telephone calls for marketing purposes with the recipient’s advance consent. The actual or perceived improper sending of text messages or the making of telephone calls may subject us to potential risks, including liabilities or claims relating to consumer protection laws. Numerous class-action suits under federal and state laws have been filed in recent years against companies who conduct SMS texting programs or make unwanted telephone calls, with many resulting in multi-million-dollar settlements to the plaintiffs. Any future such litigation against us could be costly and time-consuming to defend. For example, the Telephone Consumer Protections Act of 1991, the TCPA, is a federal statute that protects consumers from unwanted telephone calls, faxes, and text messages, restricts telemarketing and the use of automated SMS text messages without proper consent. Additionally, state regulators may determine that telephone calls to our patients are subject to state telemarketing regulations. Federal or state regulatory authorities or private litigants may claim that the notices and disclosures we provide, form of consents we obtain, or our SMS texting practices are not adequate or violate applicable law. This may in the future result in civil claims against us. The scope and interpretation of the laws that are or may be applicable to the delivery of text messages are continuously evolving and developing. If we do not comply with these laws or regulations or if we become liable under these laws or regulations, we could face direct liability, could be required to change some portions of our business model, could face negative publicity, and our business, prospects, results of operations and financial condition could be materially and adversely affected. Even an unsuccessful challenge of our SMS texting or telephone calling practices by our customers, regulatory authorities, or other third parties could result in negative publicity and could require a costly response from and defense by us.

We are subject to certain U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations. We can face serious consequences for violations. Our relationships with customers and third-party payers will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, exclusion from government healthcare programs, contractual damages, reputational harm and diminished profits and future earnings.

Among other matters, U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations (which are collectively referred to herein as “Trade Laws”), prohibit companies and their employees, agents, clinical research organizations, legal counsel, accountants, consultants, contractors, and other partners from authorizing, promising, offering, providing, soliciting, or receiving directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector.

Violations of Trade Laws can result in substantial criminal fines and civil penalties, imprisonment, the loss of trade privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences. We expect our non-U.S. activities to increase in time. We plan to engage third parties for clinical trials and/or to obtain necessary permits, licenses, patent registrations, and other regulatory approvals and we can be held liable for the corrupt or other illegal activities of our personnel, agents, or partners, even if we do not explicitly authorize or have prior knowledge of such activities. Any of these consequences could have a material adverse effect on our business, prospects, results of operations and financial condition.

Our employees, independent contractors, consultants, commercial collaborators, principal investigators, vendors and other agents may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, consultants, commercial collaborators, principal investigators, vendors and other agents may engage in fraudulent conduct or other illegal activity. Misconduct by these parties could include intentional, reckless or negligent conduct or disclosure of unauthorized activities to us that violates applicable regulations, including those laws requiring the reporting of true, complete and accurate information to regulatory agencies, manufacturing standards and U.S. federal and state healthcare laws and regulations. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. We could face liability under the U.S. federal Anti-Kickback Statute and similar U.S. state laws. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, referrals, customer incentive programs and other business arrangements. Misconduct by these parties could also involve the improper use of individually identifiable information, including, without limitation, information obtained in the course of clinical trials, which could result in significant regulatory sanctions and serious harm to our reputation. Further, should violations include promotion of unapproved (off-label) uses one or more of our products, we could face significant regulatory sanctions for unlawful promotion, as well as substantial penalties under applicable federal or state laws. Similar concerns could exist in jurisdictions outside of the U.S. as well. It is not always possible to identify and deter misconduct by employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. The precautions we take to detect and prevent misconduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, imprisonment, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of noncompliance with these laws, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could have a material adverse effect on our business, prospects, results of operations and financial condition.

Federal, state and local employment-related laws and regulations could increase our cost of doing business and subject us to fines and lawsuits.

Our operations are subject to a variety of federal, state and local employment-related laws and regulations, including, but not limited to, the U.S. Fair Labor Standards Act, which governs such matters as minimum wages, the Family Medical Leave Act, overtime pay, compensable time, recordkeeping and other working conditions, Title VII of the Civil Rights Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, the National Labor Relations Act, regulations of the Equal Employment Opportunity Commission, regulations of the Office of Civil Rights, regulations of the Department of Labor (DOL), regulations of state attorneys general, federal and state wage and hour laws, and a variety of similar laws enacted by the federal and state governments that govern these and other employment-related matters. As our employees are located in a number of states, compliance with these evolving federal, state and local laws and regulations could substantially increase our cost of doing business while failure to do so could subject us to fines and lawsuits.

Risks Related to our Intellectual Property and Technology

If we are unable to adequately protect and enforce our intellectual property and proprietary technology, obtain and maintain patent protection for our technology and products where appropriate or if the scope of the patent protection obtained is not sufficiently broad, or if we are unable to protect the confidentiality of our trade secrets and know-how, our competitors could develop and commercialize technology and products similar or identical to our products, and our ability to successfully commercialize our technology and products may be impaired.

Our commercial success will depend in part on our ability to obtain, maintain, protect and enforce our proprietary and intellectual property rights in the U.S. and other countries for our product candidates, and our core technologies, including EndeavorRx, preclinical and clinical assets, methods of use patents and related know-how. We seek to protect our proprietary and intellectual property position by, among other methods, filing patent applications in the U.S. and abroad related to our proprietary technology, inventions and improvements that are important to the development and implementation of our business. However, the patent process is expensive, time consuming and complex, and we may not be able to apply for patents on certain aspects of our technology and products in a timely fashion, at a reasonable cost, in all jurisdictions or at all, and any potential patent coverage we obtain may not be sufficient to prevent substantial competition. In some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain, enforce and defend the patents, covering technology that we may exclusively license from third parties. Further, we can provide no assurance that any of our current or future patent applications will result in issued patents or that any issued patents will provide us with any competitive advantage. In addition, we also rely on trade secrets, know-how and continuing technological innovation to develop and maintain our proprietary and intellectual property position that we seek to protect, in part, through confidentiality agreements with employees, consultants and others. We cannot assure you, however, that our proprietary information will not be shared or accessed without authorization, that our confidentiality agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known to or independently developed by competitors. Further, if any collaboration partner or licensor is unable to obtain or maintain patent or trade secret protection with respect to product candidates that we or they currently are or may in the future develop, or if the scope of the protection secured is not sufficiently broad, third parties could develop and commercialize products similar or identical to ours and our ability to commercialize any product candidates we may develop may be adversely affected. Our inability to maintain and protect our proprietary information and trade secrets could have a material adverse effect on our business, prospects, results of operations and financial conditions.

We may become involved in litigation to protect or enforce our patents and other intellectual property rights, which could be expensive, time consuming and unsuccessful. We may not be able to effectively prosecute and enforce our intellectual property rights throughout the world. Failure to protect or enforce intellectual property rights could have a material adverse effect on our business, prospects, results of operations and financial condition.

Competitors and other third parties may infringe, misappropriate or otherwise violate our patents and other intellectual property rights. To counter infringement or unauthorized use, we may be required to file infringement claims. A court may disagree with our allegations, however, and may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover it. Further, such third parties could counterclaim that we infringe their intellectual property or that a patent we have asserted against them is invalid or unenforceable. In patent litigation in the U.S., defendant counterclaims, post-grant review, and inter partes reviews challenging the validity, enforceability or scope of asserted patents are commonplace. In addition, third parties may initiate legal proceedings against us to assert such challenges to our intellectual property rights. The outcome of any such proceeding is generally unpredictable. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement. Patents may be unenforceable if someone connected with prosecution of the patent withheld relevant information from the U.S. Patent and Trademark Office (the “USPTO”) or made a misleading statement during prosecution. It is possible that prior art of which we and the patent examiner were unaware during prosecution exists, which could render any patents that may issue invalid. Moreover, it is also possible that prior art may exist that we are aware of but do not believe is relevant to our future patents, should they issue, but that could nevertheless be determined to render our patents invalid.

An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly. If a defendant were to prevail on a legal assertion of invalidity or unenforceability of our patents covering one of our product candidates, we would lose at least part, and perhaps all, of the patent protection covering such product candidate or technology. Competing products may also be sold in other countries in which our patent coverage might not exist or be as strong. Any litigation or other proceedings to enforce our intellectual property rights may fail and, even if successful, may result in substantial costs and distract our management and other personnel. Any of the foregoing could have a material adverse effect on our business, prospects, results of operations and financial condition.

Accusations of infringement of third-party intellectual property rights could have a material adverse effect on our business, prospects, results of operations and financial condition.

There has been substantial litigation in the healthcare industry regarding intellectual property rights, and we may be sued for infringement from time to time in the future. Also, in some instances, we have agreed to indemnify third parties for expenses and liability resulting from claimed intellectual property infringement. From time to time, we may receive requests for indemnification in connection with allegations of intellectual property infringement and we may choose, or be required, to assume the defense and/or reimburse third parties for their expenses, settlement and/or liability. We cannot assure you that we will be able to settle any future claims or, if we are able to settle any such claims, that the settlement will be on terms favorable to us. Our broad range of technology may increase the likelihood that third parties will claim that we infringe their intellectual property rights.

We may in the future receive notices of allegations of infringement, misappropriation or misuse of other parties’ proprietary rights. Furthermore, regardless of their merits, accusations and litigation of this nature may require significant time and expense to defend, may negatively affect customer relationships, may divert management’s attention away from other aspects of our operations and, upon resolution, could have a material adverse effect on our business, prospects, results of operations and financial condition.

Certain technology necessary for us to provide our solutions may, in fact, be patented by other parties either now or in the future. If such technology were validly patented by a third party, we may have to negotiate a license for the use of that technology. We may not be able to negotiate such a license at a price that is acceptable to us or at all. The existence of such a patent, or our inability to negotiate a license for any such technology on acceptable terms, could force us to cease using the technology and cease offering products incorporating the technology, which could have a material adverse effect on our business, prospects, results of operations and financial condition.

If we, or any of our products, were found to be infringing on the intellectual property rights of any third party, we could be subject to liability for such infringement, which could be material. We could also be prohibited from using or selling certain products, prohibited from using certain processes, or required to redesign certain products, each of which could have a material adverse effect on our business, prospects, results of operations and financial condition.

These and other outcomes may result in the loss of a substantial number of existing customers or prohibit the acquisition of new customers; cause us to pay license fees for intellectual property we are deemed to have infringed; cause us to incur costs and devote valuable technical resources to redesigning our products; cause our cost of revenues to increase; cause us to accelerate expenditures to preserve existing revenues; materially and adversely affect our brand in the marketplace and cause a substantial loss of goodwill; cause us to change our business methods or products; and require us to cease certain business operations or offering certain products or features.

If we fail to comply with obligations in the agreements under which we collaborate with or license intellectual property rights from third parties, or otherwise experience disruptions to our business relationships with collaborators or licensors, we could lose rights that are important to our business.

We license certain intellectual property that is important to our business, including from the University of California San Francisco, and in the future we may enter into additional agreements that provide us with licenses to valuable intellectual property or technology. Some of our current license agreements impose various development, diligence, commercialization or sublicensing, and other obligations, including payments in connection with the achievement of specified milestones, on us in order to maintain the licenses. In spite of our efforts, a current or future licensor might conclude that we have materially breached our obligations under such license agreements and seek to terminate the license agreements, thereby removing or limiting our ability to develop and commercialize products and technology covered by these license agreements. If these in-licenses are terminated, or if the underlying patent rights licensed thereunder fail to provide the intended exclusivity, competitors or other third parties would have the freedom to seek marketing authorization of, and to market, products identical to ours and we may be required to cease our development and commercialization of certain of our product candidates. Any of the foregoing could have a material adverse effect on our business, prospects, results of operations and financial condition.

Moreover, disputes may arise regarding intellectual property subject to a licensing agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	the extent to which our technology and processing infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	the sublicensing of patent and other rights under our collaborative development relationships;

•	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

•	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and

•	the priority of invention of patented technology.

The agreements under which we may license intellectual property or technology from third parties may be complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, prospects, results of operations and financial condition. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, prospects, results of operations and financial condition.

Confidentiality and intellectual property assignment agreements that we have with our employees and other parties may not adequately prevent disclosure of trade secrets and other proprietary information.

We depend heavily upon confidentiality agreements with our officers, employees, consultants and subcontractors to maintain the proprietary nature of our technology. These measures may not afford us complete or even sufficient protection, and may not afford an adequate remedy in the event of an unauthorized disclosure of confidential information. If we fail to protect and/or maintain our intellectual property, third parties may be able to compete more effectively against us, we may lose our technological or competitive advantage, and/or we may incur substantial litigation costs in our attempts to recover or restrict use of our intellectual property. In addition, others may independently develop technology similar to ours, otherwise avoiding the confidentiality agreements, or produce patents that would materially and adversely affect our business, prospects, financial condition and results of operations. A third party may also attempt to reverse engineer or otherwise obtain and use our proprietary technology without our consent which could have a material adverse effect on our business, prospects, results of operations and financial condition.

Some of our solutions utilize third-party open-source data and software, and any failure to comply with the terms of one or more of these open-source software licenses could have a material adverse effect on our business, prospects, results of operations and financial condition, subject us to litigation, or create potential liability.

Our solutions include software and data licensed from third parties under any one or more open source licenses, and we expect to continue to incorporate open source software in our solutions in the future. Moreover, we cannot ensure that we have effectively monitored our use of open source software, or validated the quality or source of such software, or that we are in compliance with the terms of the applicable open source licenses or our current policies and procedures. There have been claims against companies that use open source software in their products and services asserting that the use of such open source software infringes the claimants’ intellectual property rights. As a result, we could be subject to suits by third parties claiming that what we believe to be licensed open source software infringes such third parties’ intellectual property rights. Additionally, if an author or other third party that distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages and required to comply with onerous conditions or restrictions on these solutions, which could disrupt the distribution and sale of these solutions. Litigation could be costly for us to defend, have a material adverse effect on our business, prospects, results of operations and financial condition, or require us to devote additional research and development resources to change our solutions. Furthermore, these third-party open source providers could experience service outages, data loss, privacy breaches, cyber-attacks, and other events relating to the applications and services they provide that could diminish the utility of these services and which could harm our business as a result.

Use of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code, including with respect to security vulnerabilities where open source software may be more susceptible. In addition, certain open source licenses require that source code for software programs that interact with such open source software be made available to the public at no cost and that any modifications or derivative works to such open source software continue to be licensed under the same terms as the open source software license. The terms of various open source licenses to which we are subject have not been interpreted by courts in the relevant jurisdictions, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to market or provide our software and data. By the terms of certain open source licenses, we could be required to release the source code of our proprietary software, and to make our proprietary software available under open source licenses, if we combine our proprietary software with open source software in a certain manner. In the event that portions of our proprietary software are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code, re-engineer all or a portion of our solutions, or otherwise be limited in the licensing of our solutions, each of which could reduce or eliminate the value of our solutions. Disclosing our proprietary source code could allow our competitors to create similar products with lower development effort and time and ultimately could result in a loss of sales. Furthermore, any such re-engineering or other remedial efforts could require significant additional research and development resources, and we may not be able to successfully complete any such re-engineering or other remedial efforts. Any of these events could create liability for us and damage our reputation, which could have a material adverse effect on our business, prospects, results of operations, financial condition and the market price of our shares.

Changes to the patent law in the U.S. and other jurisdictions could diminish the value of patents in general and may impact the validity, scope or enforceability of our patent rights, thereby impairing our ability to protect our product candidates.

As is the case with other digital therapeutic companies, our success is dependent on intellectual property, particularly patents and trade secrets. Obtaining and enforcing patents in the digital therapeutic industry involve both technological and legal complexity and are therefore costly, time consuming, and inherently uncertain. Our patent rights, their associated costs, and the enforcement or defense of such patent rights may be affected by developments or uncertainty in the patent statute, patent case law or USPTO rules and regulations. Changes in either the patent laws or interpretation of the patent laws could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of our issued patents.

For example, in March 2013, under the Leahy-Smith America Invents Act (the “America Invents Act”), the U.S. transitioned from a “first to invent” to a “first-to-file” patent system. Under a “first-to-file” system, assuming that other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to a patent on an invention regardless of whether another inventor had made the invention earlier. A third party that files a patent application in the USPTO after March 2013, but before us, could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by such third party. This will require us to be cognizant going forward of the time from invention to filing of a patent application. Since patent applications in the U.S. and most other countries are confidential for a period of time after filing or until issuance, we cannot be certain that we or our licensors were the first to either file any patent application related to our technology or product candidates or invent any of the inventions claimed in our or our licensor’s patents or patent applications. The America Invents Act also includes a number of other significant changes to U.S. patent law, including provisions that affect the way patent applications will be prosecuted, allowing third party submission of prior art and establishing a new post-grant review system including post-grant review, inter partes review, and derivation proceedings. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. The effects of these changes are currently unclear as the USPTO continues to promulgate new regulations and procedures in connection with the America Invents Act and many of the substantive changes to patent law, including the “first-to-file” provisions, only became effective in March 2013. In addition, the courts have yet to address many of these provisions and the applicability of the act and new regulations on the specific patents discussed in this filing have not been determined and would need to be reviewed. However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Additionally, there have been recent proposals for additional changes to the patent laws of the U.S. and other countries that, if adopted, could impact our ability to obtain patent protection for our proprietary technology or our ability to enforce rights in our proprietary technology. Depending on future actions by the U.S. Congress, the

U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce any patents that we may obtain in the future.

In addition, it is uncertain whether the World Trade Organization (the “WTO”) will waive certain intellectual property protections now or in the future on certain technologies. It is unknown if such a waiver would be limited to patents, or would include other forms of intellectual property including trade secrets and confidential know-how. We cannot be certain that any of our current or future product candidates or technologies would not be subject to an intellectual property waiver by the WTO. We also cannot be certain that any of our current or future intellectual property rights, whether patents, trade secrets, or confidential know-how would be eliminated, narrowed, or weakened by such a waiver. Given the uncertain future actions by the WTO and other countries and jurisdictions around the world, including the U.S., it is unpredictable how our current or future intellectual property rights or how our current or future business would be impacted.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential collaborators or customers in our markets of interest. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected. We may license our trademarks and trade names to third parties, such as distributors. Though these license agreements may provide guidelines for how our trademarks and trade names may be used, a breach of these agreements or misuse of our trademarks and trade names by our licensees may jeopardize our rights in or diminish the goodwill associated with our trademarks and trade names. Our efforts to enforce or protect our proprietary rights related to trademarks, trade names, trade secrets, know-how, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could have a material adverse effect on our business, prospects, results of operations and financial condition.

We in-license patents and content from third parties to develop our products and product candidates. If we fail to obtain or maintain such licenses, or have a dispute with a third-party licensor, it could materially and adversely affect our ability to commercialize the product or product candidates affected by the dispute.

Licensing intellectual property involves complex legal, business and scientific issues. Disputes may arise between us and our licensors regarding intellectual property subject to a license agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	amount of royalty payments under the license agreement;

•	whether and to what extent our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	our right to sublicense patent and other rights to collaborators and other third parties;

•

our diligence obligations with respect to the use of the licensed technology in relation to our development and commercialization of our products, and what activities satisfy those diligence obligations; and

•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our collaborators.

We use the patented or proprietary technology of third parties to commercialize our products, If we are not able to maintain such licenses, or fail to obtain any future necessary licenses on commercially reasonable terms or with sufficient breadth to cover the intended use of third-party intellectual property, our business could be materially harmed.

If disputes over licensed intellectual property prevent or impair our ability to maintain the licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product, or the dispute may have an adverse effect on our results of operation.

Risks Related to our Financial Reporting and Position

We will need substantial additional funding, and if we are unable to raise capital when needed or on terms favorable to us, our business, financial condition and results of operations could be materially and adversely affected.

We have consumed substantial amounts of capital to date, and we expect to incur net losses over the next several years as we continue to develop our business, direct market our products and make investments in our human capital in order to scale up our business. We expect to continue to spend substantial amounts to continue the development of our pipeline of product candidates, to complete our currently planned clinical trials and future clinical trials, to achieve and maintain market acceptance by physicians and patients, expand our marketing channels and operations, grow and enhance our platform offering of products, and make the necessary investments in human capital to scale our business. Other unanticipated costs may arise in the course of our development efforts. If we are able to gain marketing authorization for additional product candidates, we will require significant additional amounts of funding in order to launch and commercialize such additional product candidates. We cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of any product candidate we develop and may need substantial additional funding after consummation of this transaction to complete the development and commercialization of our existing and any future product candidates. Our future need for additional funding depends on many factors, including:

•	the scope, progress, results and costs of researching and developing our current product candidates, as well as other additional product candidates we may develop and pursue in the future;

•	the timing of, and the costs involved in, obtaining marketing authorization for our product candidates and any other additional product candidates we may develop and pursue in the future;

•	the number of future product candidates that we may pursue and their development requirements;

•	the costs of commercialization activities for our product candidates, including the costs and timing of establishing product sales, marketing, and distribution capabilities;

•	revenue received from commercial sales of our current products and, subject to receipt of authorization, revenue, if any, received from commercial sales of our product candidates;

•	the extent to which we in-license or acquires rights to other products, product candidates or technologies;

•	our investment in our human capital required to grow the business and the associated costs as we expand our research and development and establishes a commercial infrastructure;

•

the costs of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights, including enforcing and defending intellectual property-related claims; and

•	the cost of operating a public company.

We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, reduce or terminate our product development programs or plans for commercialization. Further, if we raise additional capital in the form of capital stock (or securities exchangeable therefore), such issuances could dilute the interests of our stockholders.

We do not currently have any commitments for future funding. We believe that we will be able to fund our operating expenses and capital expenditure requirements into 2024. Our estimates may prove to be wrong, and we could use our available capital resources sooner than expected. Further, changing circumstances, some of which are beyond our control, could cause us to consume capital significantly faster than anticipated, and we may need to seek additional funds sooner than planned. If adequate funds are not available on acceptable terms, we may not be able to successfully execute our business plan or continue our business.

The amount of our future losses is uncertain and our quarterly and annual operating results may fluctuate significantly or fall below the expectations of investors or securities analysts, each of which may cause our stock price to fluctuate or decline.

Our quarterly and annual operating results may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control and may be difficult to predict, including the following:

•

the timing and success or failure of clinical trials for our product candidates or competing product candidates, or any other change in the competitive landscape of our industry, including consolidation among our competitors or partners or as a result of COVID-19;

•	our ability to successfully recruit and retain subjects for clinical trials, and any delays caused by difficulties in such efforts, including as a result of COVID-19;

•	our ability to obtain marketing authorization for our product candidates and the timing and scope of any such marketing authorizations we may receive;

•	the timing and cost of, and level of investment in, research and development activities relating to our product candidates, which may change from time to time;

•	our ability to attract, hire and retain qualified personnel;

•	expenditures that we will or may incur to develop additional product candidates;

•	the level of demand for EndeavorRx and our other product candidates should such product candidates receive marketing authorizations, which may vary significantly;

•

the risk/benefit profile, cost and reimbursement policies with respect to EndeavorRx and our other product candidates, if granted marketing authorization, and existing and potential future therapeutics that compete with our product candidates;

•	the changing and volatile U.S. and global economic environments including global inflationary pressures; and

•	future accounting pronouncements or changes in our accounting policies.

The cumulative effects of these factors could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our operating results or revenue fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated guidance we may provide.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, investors may lose confidence in the accuracy of our financial reports, which would harm our business and the trading price of our common stock. Our management is required to evaluate the effectiveness of our internal control over financial reporting.

As a public reporting company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations established by the SEC and Nasdaq. These rules and regulations require, among other things, that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel, including senior management. In addition, as a public company, we are required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting. Management’s initial certification under Section 404 of the Sarbanes-Oxley Act will be required with our annual report on Form 10-K for the year ending December 31, 2022.

In support of such certifications, we are required to document and make significant changes and enhancements, including potentially hiring additional personnel, to our internal control over financial reporting. Likewise, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until our first annual report is required to be filed with the SEC following the date we are no longer an emerging growth company.

To achieve compliance with Section 404 within the prescribed period, we need to continue to dedicate internal resources, including hiring additional financial and accounting personnel and potentially engaging outside consultants. During our evaluation of our internal control, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective.

We rely on assumptions, estimates, internally developed software and data from third parties to deliver timely and accurate information in order to accurately report our financial results in the timeframe and manner required by law.

Certain of our performance indicators and other business metrics are calculated using third-party applications or internal company data that have not been independently verified. While these numbers are based on what we believe to be reasonable calculations for the applicable period of measurement, there are inherent challenges in measuring such information. In addition, our measurement of certain metrics may differ from estimates published by third parties or from similarly-titled metrics of our competitors due to differences in methodology and as a result our results may not be comparable to our competitors.

We could be subject to additional tax liabilities and our ability to use our net operating loss carryforwards and other tax attributes may be limited.

We have incurred net operating losses, or NOLs, since our inception and may never achieve or sustain profitability. Generally, for U.S. federal income tax purposes, NOLs incurred will carry forward. However, NOL carryforwards generated prior to January 1, 2018, are subject to expiration for U.S. federal income tax purposes. As of December 31, 2021, we had federal NOL carryforwards of approximately $161.4 million, of which $31.2 million will begin to expire in 2031. As of December 31, 2021, we had state NOL carryforwards of approximately $66.9 million which will begin to expire in 2031. As of December 31 2021, we also had federal research and development tax credits of $4.4 million, which may be available to offset future income tax liabilities. The federal research and development tax credit carryforwards would begin to expire in 2039. As of December 31, 2021, we also had state research and development tax credits of $1.9 million, which may be available to offset future income tax liabilities. Certain state research and development tax credit carryforwards would begin to expire in 2033.

In general, under Sections 382 and 383 of the Code, a corporation that undergoes an “ownership change,” generally defined as a greater than 50% change by value in our equity ownership by certain stockholders over a three-year period, the corporation’s ability to use its pre-ownership change NOLs, carryforwards and other pre-ownership change tax attributes, such as research tax credits, to offset its post-ownership change income or taxes may be limited. Similar provisions of state tax law may also apply to limit the use of our state NOL carryforwards and other state tax attributes. We have not performed an analysis to determine whether our past issuances of stock and other changes in our stock ownership may have resulted in one or more ownership changes. In addition, future changes in our stock ownership, which may be outside of our control, may materially limit our ability to utilize our NOL carryforwards and other tax attributes. As a result, even if we earn net taxable income in the future, we may be unable to use a material portion of our NOL carryforwards and other tax attributes, which could materially and adversely affect our future cash flows. There is also a risk that regulatory changes, such as suspensions on the use of NOL or other unforeseen reasons, may result in our existing NOL carryforwards expiring or otherwise becoming unavailable to offset future taxable income. For these reasons, we may not be able to utilize a material portion of our NOL carryforwards and other tax attributes, even if we attain profitability. A temporary suspension of the use of certain net operating losses and tax credits has been enacted in California, and other states may enact suspensions as well. If we are limited in our ability to use our NOLs in future years in which we have taxable income, we will pay more taxes than if we were able to fully utilize our NOLs. This could have a material adverse effect on our business, prospects, results of operations and financial condition.

Risks Related to the Business Combination

We incurred significant transaction and transition costs in connection with the Business Combination.

We incurred and expect to incur significant, nonrecurring costs in connection with the consummation of the Business Combination and operating as a public company following the consummation of the Business Combination. We may also incur additional costs to retain key employees. Certain transaction expenses incurred in connection with the Merger Agreement (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, were paid out of the proceeds of the Business Combination or will be paid out by us following the Closing of the Business Combination.

The process of taking a company public by means of a business combination with a special purpose acquisition company is different from that of taking a company public through an underwritten offering and may create risks for our unaffiliated investors.

An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of proving that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of the company’s business, financial condition and results of operations. Going public by means of a business combination with a special purpose acquisition company does not involve any underwriters and as a result does not necessarily involve the level of third-party review attendant to underwriters seeking to establish a “due diligence” defense in an underwritten offering.

In addition, going public by means of a business combination with a special purpose acquisition company does not involve a book-building process as is the case in an underwritten public offering. In an underwritten public offering, the initial value of a company is based on the indicative price at which investors indicate they are prepared to purchase shares from the underwriters. In the case of a special purpose acquisition company transaction, the value of the company is established through negotiations between the target company, the special purpose acquisition company and, in some cases, “PIPE” investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a company in a special purpose acquisition company business combination may be less effective than the book-building process in an underwritten public offering and also does not reflect events that may have occurred between the date of the business combination agreement and the Closing of the Business Combination. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is often no such book of demand built up in connection with a special purpose acquisition company transaction and no underwriters with the responsibility of stabilizing the share price which may result in the share price being harder to sustain after the consummation of a business combination.

As a result of the consummation of the Business Combination, we may be exposed to unknown or contingent liabilities and may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

We cannot assure you that the due diligence conducted in relation to the Business Combination has identified all material issues or risks associated with the Business Combination. Furthermore, we cannot assure you that factors outside of our control will not later arise. As a result of these factors, we may be exposed to liabilities and incur additional costs and expenses and we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses.

Even if our due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on our financial condition and results of operations and could contribute to negative market perceptions about our securities.

Accordingly, any shareholders of SCS who choose to remain our stockholders following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our directors or officers of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the registration statement or proxy statement/ prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

Certain members of our board of directors, management team and affiliated companies have been, and may from time to time be, associated with negative media coverage or public actions or become involved in legal proceedings or governmental investigations unrelated to our business.

Members of our board of directors and management team have been involved in a wide variety of businesses. Such involvement has, and may lead to, media coverage and public awareness. As a result of such involvement, certain members of our management team and affiliated companies have also been, and may from time to time be, involved in legal proceedings or governmental investigations unrelated to our business, and may be exposed to reputational risks resulting from other events such as allegations of misconduct or other negative publicity or press speculation. For example, in February 2021, Clover Health, which merged with Social Capital Hedosophia Holdings Corp. III (“IPOC”), received a letter from the SEC indicating that it is conducting an investigation and requesting document and data preservation from January 1, 2020 relating to certain matters that were referenced in an article by Hindenburg Research, and certain shareholders of Clover Health have also brought civil suits against Mr. Palihapitiya in his capacity as Chairman and Chief Executive Officer of IPOC for alleged breaches of fiduciary duty, unjust enrichment, corporate waste and violations of federal securities laws, in connection with IPOC’s business combination with Clover Health. Any such media coverage, public action, legal proceedings or investigations may be detrimental to our reputation, and may have an adverse effect on the price of our securities or on our business, financial condition, results of operations and prospects.

The historical financial results of Akili and unaudited pro forma financial information included elsewhere in this report may not be indicative of what our actual financial position or results of operations would have been or will be in future periods.

The historical financial results included in this report are not indicative of the financial condition, results of operations or cash flows that we may achieve in the future. This is primarily the result of the following factors: (i) we will incur additional ongoing costs as a result of the Business Combination, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act; and (ii) our capital structure is different from that reflected in Akili’s historical financial statements. Our financial condition and future results of operations could be materially different from amounts reflected in the historical financial statements included elsewhere in this report, so it may be difficult for investors to compare our future results to historical results or to evaluate its relative performance or trends in its business.

Similarly, the unaudited pro forma financial information in this report is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, SCS being treated as the “acquired” company for financial reporting purposes in the Business Combination, the total debt obligations and the cash and cash equivalents of Akili on the Closing Date and the number of SCS Class A ordinary shares that were redeemed in connection with the Business Combination. Accordingly, such pro forma financial information may not be indicative of our future operating or financial performance and our actual financial condition and results of operations may vary materially from our pro forma results of operations and balance sheet contained elsewhere in this report, including as a result of such assumptions not being accurate. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Changes in laws or regulations or how such laws or regulations are interpreted or applied, or a failure to comply with any laws or regulations, may adversely affect our business and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. We may be subject to additional laws and regulations. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. A failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations. In addition, those laws and regulations and their interpretation and application may change from time to time, including as a result of changes in economic, political, social and government policies, and those changes could have a material adverse effect on our business and results of operations.

Risks Related to the Consummation of the Domestication

Delaware law contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, and therefore depress the trading price of our common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of our board of directors or taking other corporate actions, including effecting changes in our management. These provisions could delay or prevent hostile takeovers and changes in control or changes in our board of directors or management.

The provisions of the Bylaws requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the U.S. of America for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

The Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that such court does not have, or declines to accept, jurisdiction, another state court located within the State of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer or other employee of us to us or our stockholders including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against us or any current or former director, officer or other employee of us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws (as may be amended from time to time) (including the interpretation, validity or enforceability thereof), (iv) any action asserting a claim related to or involving us that is governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL (the “Delaware Forum Provision”). The Delaware Forum Provision, however, does not apply to any causes of actions arising under the Securities Act or the Exchange Act or to any claim for which the federal courts have exclusive jurisdiction. The Bylaws also provide that, unless we consent in writing to the selection of an alternate forum, the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, and the rules and regulations promulgated thereunder, will be the federal district courts of the U.S. (the “Federal Forum Provision”). Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. The Delaware Forum Provision and the Federal Forum Provision will not relieve our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

These provisions may have the effect of discouraging lawsuits against the directors and officers of us. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in the Bylaws to be inapplicable or unenforceable in such action.

Risks Related to our Common Stock

Certain existing shareholders purchased securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.

Certain shareholders in the Company acquired shares of common stock in the Company at prices below the current trading price of our common stock and may experience a positive rate of return based on the current trading price. On August 22, 2022, the last reported sale price of our shares of common stock as reported on the Nasdaq was $7.15 per share.

Holders of our stock options will be less likely to exercise their stock options if the exercise prices of their stock options exceed the market price of our shares of common stock. There is no guarantee that our stock options will continue to be in the money prior to their expiration, and as such, the stock options may expire worthless.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The resale, or expected or potential resale, of a substantial number of our shares of common stock in the public market could adversely affect the market price for our shares of common stock and make it more difficult for you to sell your shares of common stock at times and prices that you feel are appropriate. Furthermore, we expect that, because there will be a large number of shares registered pursuant to a registration statement on Form S-1, selling securityholders will continue to offer the securities covered by such registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time.

The market price of our common stock could be volatile, and you could lose all or part of your investment.

The price of our common stock, may fluctuate due to a variety of factors, including:

•	changes in the industries in which we and our customers operate;

•	developments involving our competitors;

•	changes in laws and regulations affecting our business;

•	variations in our operating performance and the performance of our competitors in general;

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	publication of research reports by securities analysts about our or our competitors or our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	actions by stockholders, including the sale by the Third-Party PIPE Investors of any of their shares of our common stock;

•	additions and departures of key personnel;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our common stock available for public sale; and

•

general economic and political conditions, such as the effects of the ongoing COVID-19 pandemic, recessions, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war or terrorism.

These market and industry factors may materially reduce the market price of our common stock regardless of our operating performance and you could lose all or part of your investment.

We do not intend to pay dividends on our common stock.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that analysts publish about our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If few analysts cover us, demand for our common stock could decrease and our common stock price and trading volume may decline. Similar results may occur if one or more of these analysts stop covering us in the future or fail to publish reports onus regularly.

In recent months, there has been a drop in the market values of growth-oriented companies. Accordingly, securities of growth companies such as us may be more volatile than other securities and may involve special risks.

In recent months, there has been a drop in the market values of growth-oriented companies like us due to among other factors, inflationary pressures, increases in interest rates and other adverse economic and market events. As a result, our common stock are subject to potential downward pressures.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

SCS’ Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operations of SCS for the period February 25, 2021 (inception) through March 31, 2022, is included in the Proxy Statement/Prospectus beginning on page 240 in the section titled “SCS’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

SCS’ management’s discussion and analysis of the financial condition and results of operations as of and for the three and six months ended June 30, 2022 and 2021 is included in SCS’ Quarterly Report on Form 10-Q filed on August 12, 2022, which is incorporated herein by reference.

Akili’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operations of Akili for the years ended December 31, 2021 and 2020 and as of March 31, 2022 and for the three months ended March 31, 2022 and 2021 are included in the Proxy Statement/Prospectus beginning on page 301 in the section titled “Akili’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Akili’s management’s discussion and analysis of the financial condition and results of operations for the three and six months ended June 30, 2022 and 2021 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

As a “smaller reporting company,” Akili, Inc. is not required to provide this information.

Properties

Reference is made to the disclosure contained in the Proxy Statement/Prospectus on page 250 in the section entitled “Information About Akili—About Akili—Our team and facilities,” which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth beneficial ownership of Akili, Inc. common stock immediately following the consummation of the Business Combination and the PIPE Investment by:

•	each person who is known to be the beneficial owner of more than 5% of shares of Akili, Inc. common stock;

•	each of Akili Inc.’s current named executive officers and directors; and

•	all current executive officers and directors of Akili, Inc. as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Percentage ownership of our voting securities is based on 85,395,207 shares of Akili Inc. common stock issued and outstanding as of August 19, 2022.

Unless otherwise indicated, Akili, Inc. believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares	% of Ownership
5% Holders
Aaron Cowen(2)	6,627,000	7.8%
Chamath Palihapitiya(3)	13,773,000	16.1%
PureTech Health, LLC(4)	12,527,477	14.7%
TLS Beta Pte. Ltd.(5)	10,336,425	12.1%
Entities affiliated with Neuberger Berman(6)	5,776,884	6.8%
Directors and Named Executive Officers
Chamath Palihapitiya(3)	13,773,000	16.1%
W. Edward Martucci, Ph.D.(7)	1,390,346	1.6%
Santosh Shanbhag(8)	369,551	*
Jacqueline Studer(9)	269,135	*
Bharatt Chowrira, Ph.D.	—	—
Kenneth Ehlert(10)	16,787	*
Adam Gazzaley, M.D., Ph.D.(11)	1,156,464	1.4%
William Jones, Jr.	—	—
Christine Lemke(12)	23,502	*
All directors and executive officers as a group (12 individuals)	17,366,634	20.3%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 125 Broad Street, 5th Floor, Boston, MA 02110.
(2)

Consists of 6,627,000 shares of Akili, Inc. common stock. Averill Master Fund, Ltd. (“Averill Fund”) is the record holder of 3,540,000 shares of Akili, Inc. common stock reported herein. Mr. Cowen may be deemed to control Suvretta Capital Management, LLC, the investment manager of the Averill Fund, and therefore may be deemed to beneficially own the Akili, Inc. common stock held by the Averill Fund. SVAV Sponsor I, LLC (“SVAV”) is the record holder of 3,087,000 shares of Akili, Inc. common stock reported herein. Mr. Cowen may be deemed to control SVAV and therefore may be deemed to beneficially own the Akili, Inc. common stock held by SVAV. Mr. Cowen disclaims beneficial ownership of the Akili, Inc. common stock reported herein except to the extent of any indirect pecuniary interest therein. The address of Mr. Cowen is c/o Suvretta Capital Management, LLC, 540 Madison Avenue, 7th Floor, New York, NY 10022.

(3)

Consists of 13,773,000 shares of Akili, Inc. common stock. SC PIPE Holdings LLC (“SC PIPE Holdings”) is the record holder of 8,100,000 of the shares of Akili, Inc. common stock reported herein. The shares held by SC PIPE Holdings may be pledged pursuant to a security and pledge agreement. SC PIPE Holdings is controlled by Mr. Palihapitiya, the current Chairman of the Board and the former Chief Executive Officer and Chairman of SCS’s Board of Directors. SC Master Holdings is the sole member of SC PIPE Holdings. Mr. Palihapitiya and SC Master Holdings may be deemed to beneficially own shares of common stock held directly by SC PIPE Holdings by virtue of their indirect or direct interests in SC PIPE Holdings or their control over SC PIPE Holdings, as the case may be. SC Master Holdings, LLC (“SC Master Holdings”) is the record holder of 3,773,000 of the shares of Akili, Inc. common stock reported herein. SC Master Holdings is controlled by Mr. Palihapitiya. Mr. Palihapitiya may be deemed to beneficially own shares of Akili, Inc. common stock held directly by SC Master Holdings by virtue of his indirect interests in SC Master Holdings or his control over SC Master Holdings, as the case may be. A trust for the benefit of members of Mr. Palihapitiya’s immediate family (the “Family Trust”), is the record holder of 1,900,000 of the shares of Akili, Inc. common stock reported herein. Mr. Palihapitiya may be deemed to beneficially own shares of Akili, Inc. common stock held directly by the Family Trust. The address of each of Mr. Palihapitiya, SC Master Holdings and SC PIPE Holdings is c/o SC Master Holdings, LLC, 506 Santa Cruz Avenue, Suite 300, Menlo Park, California 94025.

(4)

Represents 12,027,477 shares of Akili and 500,000 PIPE Shares. Voting and investment power over the shares held by PureTech Health LLC is exercised by its parent entity, PureTech Health plc. The board of directors of PureTech Health plc consists of Ms. Sharon Barber-Lui, Dr. Bharatt Chowrira, Dr. Raju Kucherlapati, Dr. John LaMattina, Dr. Robert Langer, Ms. Kiran Mazumdar-Shaw, Dame Marjorie Scardino, Mr. Christopher Viehbacher and Ms. Daphne Zohar. None of the members of the board of directors of PureTech Health plc or PureTech Health LLC has individual voting or investment power with respect to such shares. The address for PureTech Health LLC and the individuals listed above is c/o PureTech Health LLC, 6 Tide Street, Boston, Massachusetts 02210.

(5)

Represents 9,836,425 shares of Akili and 500,000 PIPE Shares. TLS Beta Pte. Ltd. is a direct wholly-owned subsidiary of Temasek Life Sciences Private Limited, which in turn is a direct wholly-owned subsidiary of Fullerton Management Pte Ltd, which in turn is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited. The address of each of the foregoing entities is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore.

(6)

Consists of shares held directly by (i) Neuberger Berman Principal Strategies PRIMA Fund LP (“NB PRIMA Fund”), (ii) PRIMA MLP Fund LP (“PRIMA MLP”) and (iii) Neuberger Berman Principal Strategies PRIMA Co-Invest Fund VI LP (“NB PRIMA Co-Invest VI” and together with NB PRIMA Fund and PRIMA MLP, the “PRIMA Funds”). Neuberger Berman Investment Advisers LLC (“NBIA”) serves as the adviser to the PRIMA Funds. Neuberger Berman Principal Strategies PRIMA Associates LP (“PRIMA Associates”) serves as the general partner of NB PRIMA Fund and NB PRIMA Co-Invest VI (a separate third-party serves as general partner of PRIMA MLP). Neuberger Berman Group LLC and certain of its affiliates may be deemed to be the beneficial owners of the securities held directly by the PRIMA Funds because it or certain affiliated persons, including NBIA and PRIMA Associates, have shared power to retain, dispose of or vote the securities owned by the PRIMA Funds pursuant to the terms of investment advisory agreements with the PRIMA Funds. Neuberger Berman Group LLC or its affiliated persons do not, however, have any economic interest in the securities held by the PRIMA Funds. Investment and voting decisions with respect to the securities held by the PRIMA Funds made by Neuberger Berman are made by an investment committee consisting of Joseph Rotter, Gabriel Cahill and Sean Badcock (the “PRIMA Investment Committee”), each of whom is an employee of Neuberger Berman. All members of the PRIMA Investment Committee disclaim beneficial ownership of the securities held by the PRIMA Funds. The principal address for the above referenced entities is 1290 Avenue of the Americas, New York, New York 10104.

(7)	Includes 122,311 shares of Akili, Inc. common stock issuable upon the exercise of options exercisable as of or within 60 days of August 19, 2022.
(8)	Includes 50,651 shares of Akili, Inc. common stock issuable upon the exercise of options exercisable as of or within 60 days of August 19, 2022.
(9)	Includes 36,238 shares of Akili, Inc. common stock issuable upon the exercise of options exercisable as of or within 60 days of August 19, 2022.
(10)	Includes 3,358 shares of Akili, Inc. common stock issuable upon the exercise of options exercisable as of or within 60 days of August 19, 2022.
(11)	Includes (i) 1,089,314 shares of common stock and (ii) 1,199 shares of Akili, Inc. common stock issuable upon the exercise of options exercisable as of or within 60 days of August 19, 2022.
(12)	Includes 3,357 shares of Akili, Inc. common stock issuable upon the exercise of options exercisable as of or within 60 days of August 19, 2022.

Directors and Executive Officers

Akili, Inc.’s directors and executive officers after the consummation of the Business Combination are described in the Proxy Statement/Prospectus in the sections entitled “Director Appointment Proposal” beginning on page 187 and “Management of Akili, Inc. Following the Business Combination” beginning on page 317 and that information is incorporated herein by reference.

Additionally, interlocks and insider participation information regarding Akili, Inc.’s executive officers is described in the Proxy Statement/Prospectus in the section entitled “Management of Akili, Inc. Following the Business Combination-Compensation Committee Interlocks and Insider Participation” on page 323 and that information is incorporated herein by reference.

Executive Compensation

The executive compensation of Akili, Inc.’s executive officers is described in the Proxy Statement/Prospectus in the section entitled “Executive Compensation” beginning on page 324 and that information is incorporated herein by reference. Additionally, the compensation-related disclosure set forth under Item 5.02 of this Report is incorporated herein by reference.

Director Compensation

The compensation of Akili, Inc.’s directors is described in the Proxy Statement/Prospectus in the section entitled “Executive Compensation-Director Compensation” on page 329 and that information is incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

Certain relationships and related party transactions of Akili, Inc. are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 334 and that information is incorporated herein by reference.

Reference is made to the disclosure regarding the independence of the directors of Akili, Inc. in the section of the Proxy Statement/Prospectus entitled “Management of Akili, Inc. Following the Business Combination- Independence” on page 320 and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosures contained in the Proxy Statement/Prospectus on page 238 in the section entitled “Information About SCS-Legal Proceedings” and on page 300 in the section entitled “Information About Akili-Legal Proceedings,” which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of Akili, Inc.’s common stock began trading on the Nasdaq Capital Market under the symbol “AKLI” on August 22, 2022, in lieu of the Class A ordinary shares of SCS. Akili, Inc. has not paid any cash dividends on its shares of common stock to date. It is the present intention of Akili, Inc.’s board of directors to retain all earnings, if any, for use in Akili, Inc.’s business operations and, accordingly, Akili, Inc.’s board of directors does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon Akili, Inc.’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of Akili, Inc.’s board of directors. Further, the ability of Akili, Inc. to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

Information regarding SCS’s Class A and Class B ordinary shares and related stockholder matters are described in the Proxy Statement/Prospectus in the section entitled “Market Price and Dividend Information” on page 46 and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Report concerning the issuance and sale by Akili, Inc. of certain unregistered securities, which is incorporated herein by reference.

On August 19, 2022, we issued 16,200,000 shares of common stock to certain qualified institutional buyers and accredited investors that agreed to purchase such shares in connection with the Business Combination for aggregate consideration of $162,000,000.

We issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

Description of Registrant’s Securities to be Registered

Reference is made to the disclosure contained in the Proxy Statement/Prospectus beginning on page 343 in the section entitled “Description of Akili, Inc. Securities”, which is incorporated herein by reference.

Indemnification of Directors and Officers

Akili, Inc. has entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by Akili, Inc. of certain expenses and costs relating to claims, suits or proceedings arising from service as an officer, director, employee, agent or fiduciary of Akili, Inc. to the fullest extent permitted by applicable law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, forms of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Further information about the indemnification of Akili, Inc.’s directors and officers is set forth in the Proxy Statement/Prospectus in the section entitled “Description of Akili, Inc. Securities-Limitations on Liability and Indemnification of Officers and Directors” on page 346 and is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth in Item 9.01 of this Report concerning the financial statements of Akili, Inc.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Report is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in “Introductory Note-PIPE Investment” above is incorporated into this Item 3.02 by reference. Akili, Inc. issued the foregoing shares of common stock in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

Item 3.03 Material Modification to Rights of Security Holders.

Immediately prior to the consummation of the Business Combination, Akili, Inc. filed a Certificate of Incorporation with the Secretary of State of the State of Delaware. The material terms of the Certificate of Incorporation and the general effect upon the rights of holders of SCS’s capital stock are discussed in the Proxy Statement/Prospectus in the sections entitled “Domestication Proposal” beginning on page 174 and “Organizational Documents Proposals” beginning on page 177, which are incorporated herein by reference.

Additionally, the disclosure set forth under the Introductory Note and in Item 5.03 of this Report is incorporated herein by reference. A copy of the Certificate of Incorporation is included as Exhibit 3.1 to this Report and incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

On August 22, 2022, the audit committee of Akili, Inc.’s board of directors dismissed Marcum LLP (“Marcum”), SCS’s independent registered public accounting firm prior to the Business Combination, as Akili, Inc.’s independent registered public accounting firm.

The report of Marcum on the financial statements of SCS as of December 31, 2021, and for the period from February 25, 2021 (inception) through December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about SCS’s ability to continue as a going concern.

During the period from February 25, 2021 (inception) through December 31, 2021 and the subsequent interim period through August 22, 2022, there were no disagreements between SCS and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on SCS’s financial statements for such period.

During the period from February 25, 2021 (inception) through December 31, 2021 and the subsequent interim period through August 22, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, except that for the quarter ended March 31, 2022, based upon an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, the Chief Executive Officer and the Chief Financial Officer of SCS concluded that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective due to its accounting for complex financial instruments. Based on the foregoing, it was determined that SCS had a material weakness as of December 31, 2021, March 31, 2022 and June 30, 2022 relating to its internal controls over financial reporting.

Akili, Inc. has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish Akili, Inc. with a letter addressed to the SEC stating whether it agrees with the statements made by Akili, Inc. set forth above. A copy of Marcum’s letter, dated August 23, 2022, is filed as Exhibit 16.1 to this Report.

(b) Disclosures regarding the new independent auditor.

On August 22, 2022, the audit committee of Akili, Inc.’s board of directors approved the engagement of KPMG LLP (“KPMG”) as Akili, Inc.’s independent registered public accounting firm to audit Akili, Inc.’s consolidated financial statements as of and for the year ended December 31, 2022. KPMG served as the independent registered public accounting firm of Akili prior to the Business Combination. During the years ended December 31, 2021 and December 31, 2020 and the subsequent interim period through August 22, 2022, Akili, Inc. did not consult with KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a “reportable event.”

Item 5.01 Changes in Control of Registrant.

The disclosures set forth under the Introductory Note and in Item 2.01 of this Report are incorporated herein by reference.

Reference is also made to the disclosure described in the Proxy Statement/Prospectus in the section entitled “Summary of the Proxy Statement/Prospectus-Ownership of Akili, Inc. following Business Combination” beginning on page 14 which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers and Directors

Upon the consummation of the Business Combination, and in accordance with the terms of the Merger Agreement, each executive officer of SCS ceased serving in such capacities, and Kishan Mehta, Vladimir Coric, Senthil Sundaram and Michael Taylor ceased serving on Akili, Inc.’s board of directors.

Effective as of the consummation of the Business Combination, W. Edward Martucci, Chamath Palihapitiya, Bharatt Chowrira, Kenneth Ehlert, Adam Gazzaley, William Jones, Jr. and Christine Lemke were appointed as directors of Akili, Inc., to serve until the end of their respective terms and until their successors are elected and qualified.

Effective as of the consummation of the Business Combination, W. Edward Martucci was appointed as Akili, Inc.’s Chief Executive Officer, Santosh Shanbhag was appointed as Akili, Inc.’s Chief Financial Officer, Matthew Franklin was appointed as President and Chief Operating Officer, Anil Jina was appointed as Akili, Inc.’s Chief Medical Officer, Jacqueline Studer was appointed as Akili, Inc.’s Chief Legal Officer and Jonathan David was appointed as Akili, Inc.’s Chief Product Officer.

Reference is also made to the disclosures described in the Proxy Statement/Prospectus in the sections entitled “Director Appointment Proposal” beginning on page 187 and “Management of Akili, Inc. Following the Business Combination” beginning on page 317 for biographical information about each of the directors and officers following the Business Combination which are incorporated herein by reference.

Compensatory Arrangements for Directors

Non-Employee Director Compensation Policy

We intend to adopt a new non-employee director compensation policy that will become effective as of the Closing and will be designed to enable us to attract and retain, on a long term basis, highly qualified non-employee directors. Under the policy, our non-employee directors will be eligible to receive cash retainers (which will be payable quarterly in arrears and prorated for partial years of service) and equity awards as set forth below:

Annual Retainer for Board Membership
$40,000 for general availability and participation in meetings and conference calls of our Board of Directors
Additional Annual Retainer for Non-Executive Chair
$40,000
Additional Annual Retainer for Committee Membership
Audit Committee Chairperson: $20,000
Audit Committee member (other than Chairperson): $10,000
Compensation Committee Chairperson: $15,000
Compensation Committee member (other than Chairperson): $7,500
Nominating and Corporate Governance Committee Chairperson: $10,000
Nominating and Corporate Governance Committee member (other than Chairperson): $5,000

In addition, our policy will provide that, upon initial election or appointment to our board of directors, each new non-employee director will be granted a one-time grant (the “Initial Award”) of a non-statutory stock option to purchase shares of our common stock upon his or her election to the board. The amount of the Initial Award will be determined as the lesser of (x) a stock option with a value of $240,000 and (y) a stock option to purchase 44,000 shares. The Initial Award will vest in substantially equal annual installments over three years, subject to the non-employee director’s continued services to the Company. On the date of each annual meeting of stockholders of our company following the completion of this offering, each continuing non-employee director, other than a director receiving an Initial Award, will receive an annual stock option award (the “Annual Award”). The amount of the Annual Award will be determined as of the lesser of (x) a stock option with a value of $120,000 and (y) a stock option to purchase 22,000 shares. The Annual Award shall vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next annual meeting of stockholders, subject to the non-employee director’s continued services to the Company. Such awards are subject to full acceleration vesting upon the sale of our company or upon such director’s death or disability.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director for service as a non-employee director in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year.

We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.

Employee directors will receive no additional compensation for their service as a director.

2022 Plans

In connection with the consummation of the Business Combination, and as further described in the Proxy Statement/Prospectus in the sections titled “Incentive Plan Proposal” beginning on page 191 and “ESPP Proposal” beginning on page 199, Akili, Inc. adopted the 2022 Stock Option and Incentive Plan, under which Akili, Inc. may grant equity incentive awards to employees, directors and independent contractors in order to attract, motivate and retain the talent for which Akili, Inc. competes, and the 2022 Employee Stock Purchase Plan to provide eligible employees of Akili, Inc. and its designated subsidiaries with opportunities to purchase shares of Akili, Inc. common stock.

The 2022 Stock Option and Incentive Plan became effective upon the consummation of the Business Combination. Subject to adjustment as set forth in the 2022 Stock Option and Incentive Plan, there are 12,813,781 shares of Akili Inc. common stock initially reserved for issuance under the 2022 Stock Option and Incentive Plan. In addition, the number of shares of Akili, Inc. common stock reserved for issuance under the 2022 Stock Option and Incentive Plan will automatically increase on January 1 of each year, starting on January 1, 2023, in an amount equal to the lesser of (1) the excess (if any) of (A) 5% of the outstanding shares on the last day of the immediately preceding December 31 (excluding any shares reserved for issuance under equity-based plans of Akili, Inc., including the 2022 Stock Option and Incentive Plan and the 2022 Employee Stock Purchase Plan over (B) the number of shares of Akili, Inc. common stock then reserved for issuance under the 2022 Stock Option and Incentive Plan as of such date, or (2) a lesser number of shares determined by the plan administrator prior to the date of the increase. The maximum number of shares of Akili, Inc. common stock that may be issued on the exercise of ISOs under the 2022 Stock Option and Incentive Plan is 12,813,781 shares.

The 2022 Employee Stock Purchase Plan became effective upon the consummation of the Business Combination. Subject to adjustment as set forth in the 2022 Employee Stock Purchase Plan, there are 1,167,881 shares of Akili Inc. common stock initially reserved for issuance under the 2022 Employee Stock Purchase Plan. The 2022 Employee Stock Purchase Plan provides that the number of shares of Akili, Inc. common stock that are reserved and available for issuance under the 2022 Employee Stock Purchase Plan will automatically increase on January 1st of each year, beginning on January 1, 2023 and continuing through and including January 1, 2032, by the least of (i) the excess (if any) of (A) 1% of the outstanding shares issued and outstanding on the immediately preceding December 31st (excluding any shares reserved for issuance under equity-based plans of Akili, Inc. including the 2022 Stock Option and Incentive Plan and the 2022 Employee Stock Purchase Plan) over (B) the number of shares of Stock then reserved for issuance under the 2022 Employee Stock Purchase Plan as of such date, (ii) 1,167,881 or (iii) such number of shares determined by the administrator.

The foregoing description of the 2022 Stock Option and Incentive Plan and the 2022 Employee Stock Purchase Plan contained in this Item 5.02 does not purport to be complete and is subject to and qualified in its entirety by reference to the 2022 Stock Option and Incentive Plan and the 2022 Employee Stock Purchase Plan, copies of which are included as Exhibits 10.3 and 10.4 to this Report, respectively, and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately prior to the consummation of the Business Combination, Akili, Inc. filed a Certificate of Incorporation with the Secretary of State of the State of Delaware. The material terms of the Certificate of Incorporation and the By-Laws that took effect upon the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware are described in the Proxy Statement/Prospectus in the sections entitled “Domestication Proposal” beginning on page 174 and “Organizational Documents Proposals” beginning on page 177, which information is incorporated by reference herein.

Copies of the Certificate of Incorporation and the Bylaws are included as Exhibits 3.1 and 3.2 to this Report, respectively, and are incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 19, 2022, Akili, Inc.’s board of directors adopted a new Code of Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Reference is also made to the disclosure described in the Proxy Statement/Prospectus in the section entitled “Management of Akili, Inc. Following the Business Combination-Code of Ethics” on page 323, which is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the Business Combination, Akili, Inc. ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus, and specifically in the sections entitled “Business Combination Proposal” beginning on page 124 and “Domestication Proposal” beginning on page 174, which are incorporated herein by reference. Further, the information set forth in the Introductory Note and under Item 2.01 of this Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The consolidated financial statements of Akili for the years ended December 31, 2021 and 2020 are set forth in the Proxy Statement/Prospectus beginning on page F-40 and are incorporated herein by reference. The unaudited condensed consolidated financial statements of Akili for the periods ended June 30, 2022 and 2021 are set forth in Exhibit 99.1 hereto and incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of SCS and Akili as of and for the period ended June 30, 2022 and for the year ended December 31, 2021 are set forth in Exhibit 99.3 hereto and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated as of January 26, 2022, by and among the Registrant, Karibu Merger Sub, Inc. and Akili Interactive Labs, Inc. (incorporated by reference to Exhibit 2.1 to Akili, Inc.’s Registration Statement on Form S-4 filed February 14, 2022).

3.1*	Certificate of Incorporation of Akili, Inc.

3.2*	Bylaws of Akili, Inc.

4.1	Specimen Common Stock Certificate of Akili, Inc. (incorporated by reference to Exhibit 4.2 to Akili, Inc.’s Amendment No. 3 to the Registration Statement on Form S-4 filed on June 10, 2022).

10.1*	Form of Indemnification Agreement for Executive Officers.

10.2*	Form of Indemnification Agreement for Directors.

10.3*	2022 Stock Option and Incentive Plan of Akili, Inc. and forms of agreement thereunder.

10.4*	2022 Employee Stock Purchase Plan.

10.5	Form of Subscription Agreement, by and between the Registrant and the undersigned insider subscriber party thereto (incorporated by reference to Exhibit 10.26 to Akili, Inc.’s Amendment No. 2 to the Registration Statement on Form S-4 filed on May 12, 2022).

10.6+*	Amended and Restated Registration Rights Agreement, dated as of August 19, 2022, by and among Akili, Inc., SCS Sponsor I LLC, certain stockholders of Akili Interactive Labs, Inc. and the other parties thereto.

10.7+*	Lock-Up Agreement, dated as of August 19, 2022, by and among Akili, Inc., SCS Sponsor I LLC, certain stockholders of Akili Interactive Labs, Inc. and the other parties thereto.

10.8	Scientific Advisory Board and Chief Science Advisor Agreement, dated as of May 1, 2016, by and between Akili Interactive Labs, Inc. and Adam Gazzaley, as amended by Amendment No. 1 dated as of October 29, 2018 (incorporated by reference to Exhibit 10.13 to Akili, Inc.’s Amendment No. 1 to the Registration Statement on Form S-4 filed on April 4, 2022).

10.9†	Corporate Bond, dated as of March 26, 2019, by and between Akili Interactive Labs, Inc. and Shionogi & Co., Ltd. (incorporated by reference to Exhibit 10.14 to Akili, Inc.’s Amendment No. 2 to the Registration Statement on Form S-4 filed on May 12, 2022).

10.10†	Option and Collaboration Agreement, dated as of December 19, 2018, by and between Shionogi & Co., Ltd. and Akili Interactive Labs, Inc., as amended by Amendment No. 1 dated as of January 1, 2020, Amendment No. 2 dated as of May 1, 2020 and Amendment No. 3 dated as of November 15, 2021 (incorporated by reference to Exhibit 10.15 to Akili, Inc.’s Amendment No. 1 to the Registration Statement on Form S-4 filed on April 4, 2022).

10.11†	Exclusive License Agreement, dated as of October 18, 2013, by and between Akili Interactive Labs, Inc. and The Regents of the University of California, as amended by Amendment No. 1 dated as of May 17, 2018 and Amendment No. 2 dated as of February 25, 2019 (incorporated by reference to Exhibit 10.16 to Akili, Inc.’s Amendment No. 1 to the Registration Statement on Form S-4 filed on April 4, 2022).

10.12†	Amended and Restated Loan and Security Agreement, dated as of May 25, 2021, by and among Silicon Valley Bank, SVB Innovation Credit Fund VIII, L.P. and Akili Interactive Labs, Inc. (incorporated by reference to Exhibit 10.17 to Akili, Inc.’s Amendment No. 2 to the Registration Statement on Form S-4 filed on May 12, 2022).

10.13	Akili Interactive Labs, Inc. Amended and Restated 2011 Stock Incentive Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.19 to Akili, Inc.’s Amendment No. 1 to the Registration Statement on Form S-4 filed on April 4, 2022).

10.14	Lease, dated as of November 23, 2015, by and between Paul Ferazzi, as Trustee of 125 Broad Street Realty Trust and Akili Interactive Labs, Inc. as amended by the 2017 Amendment of Lease, dated as of August 30, 2017, and the Second Amendment to Lease, dated as of September 9, 2018, by and between Akili Interactive Labs, Inc., and Broad125 Realty Partners (incorporated by reference to Exhibit 10.22 to Akili, Inc.’s Amendment No. 1 to the Registration Statement on Form S-4 filed on April 4, 2022).

10.15	Lease, dated as of August 30, 2017 by and between Paul Ferazzi, as Trustee of 125 Broad Street Realty Trust and Akili Interactive Labs, Inc., as amended by the Amendment to Lease, dated as of September 9, 2018, between Akili Interactive Labs, Inc. and Broad125 Realty Partners, LLC and the Second Amendment to Lease, dated as of August 23, 2021, by and between Akili Interactive Labs, Inc. and Broad 125 Realty Partners, LLC (incorporated by reference to Exhibit 10.23 to Akili, Inc.’s Amendment No. 1 to the Registration Statement on Form S-4 filed on April 4, 2022).

10.16†	Lease, dated as of June 15, 2018, by and between Remillard Brick Kiln, LLC and Akili Interactive Labs, Inc., as amended on May 29, 2019 (incorporated by reference to Exhibit 10.24 to Akili, Inc.’s Amendment No. 2 to the Registration Statement on Form S-4 filed on May 12, 2022).

10.17†	License, Development and Commercialization Agreement, dated as of August 16, 2021, by and between Akili Interactive Labs, Inc. and TALi Digital Limited (incorporated by reference to Exhibit 10.25 to Akili, Inc.’s Amendment No. 1 to the Registration Statement on Form S-4 filed on April 4, 2022).

10.18	Sponsor Support Agreement, dated as of January 26, 2022, by and among SCS Sponsor I LLC, the Registrant, each director of the Registrant and Akili Interactive Labs, Inc. and the other parties thereto (incorporated by reference to Exhibit 10.1 to Akili, Inc.’s Registration Statement on Form S-4 filed February 14, 2022).

10.19	Stockholder Support Agreement, dated as of January 26, 2022, by and among the Registrant, Akili Interactive Labs, Inc. and the persons set forth on Schedule I thereto (incorporated by reference to Exhibit 10.2 to Akili’s Inc.’s Registration Statement on Form S-4 filed February 14, 2022).

14.1*	Code of Ethics of Akili, Inc.

16.1*	Letter from Marcum LLP to the Securities and Exchange Commission.

21.1*	List of Subsidiaries.

99.1*	Unaudited condensed consolidated financial statements of Akili Interactive Labs, Inc. for the three and six months ended June 30, 2022 and 2021.

99.2*	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three and six months ended June 30, 2022 and 2021.

99.3*	Unaudited pro forma condensed combined financial information of Social Capital Suvretta Holdings Corp. I and Akili Interactive Labs, Inc. as of June 30, 2022 and for the year ended December 31, 2021 and six months ended June 30, 2022.

104*	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Filed herewith.
+

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

†

Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akili, Inc.

Date: August 23, 2022	By:	/s/ Santosh Shanbhag
	Name:	Santosh Shanbhag
	Title:	Chief Financial Officer